As filed with the Securities and Exchange Commission on April 17, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Sinclair Broadcast Group, Inc.

Sinclair Television Group, Inc.

(Exact name of registrant as specified in its charter)

Maryland Maryland	52-1494660 55-0829972
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Additional Registrants

(See Schedule A on next page)

110706 Beaver Dam Road

Hunt Valley, Maryland 21030

(410) 568-1500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David D. Smith

Chairman of the Board, President and Chief Executive Officer

Sinclair Broadcast Group, Inc.

10706 Beaver Dam Road

Hunt Valley, Maryland 21030

(410) 568-1500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Jeffrey B. Grill, Esq.

Justin J. Bintrim, Esq.
Pillsbury Winthrop Shaw Pittman LLP
1200 Seventeenth St. NW
Washington, D.C. 20036
(202) 663-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed Maximum
Title of Each Class	Amount to	Maximum Offering Price	Aggregate Offering	Amount of Registration
of Securities to be Registered	be Registered(1)	Per Note(2)	Price(2)	Fee
5.625% Senior Notes due 2024	$550,000,000	100%	$550,000,000	$63,910
Guarantee of the 5.625% Senior Notes due 2024(3)	N/A	N/A	N/A	—

(1)  Represents the aggregate principal amount of 5.625% Senior Notes due 2024 that were originally issued by Sinclair Television Group, Inc. on July 23, 2014.

(2)   Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(3)   The 5.625% Senior Notes due 2024 are jointly and severally guaranteed, on a senior unsecured basis, by Sinclair Broadcast Group, Inc., two subsidiaries of Sinclair Broadcast Group, Inc. and all but two of the subsidiaries of Sinclair Television Group, Inc.. See Schedule A for a table of registrant guarantors in addition to Sinclair Broadcast Group, Inc. Pursuant to Rule 457(n) under the Securities Act, no separate fee for the guarantees is required.

Schedule A

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Exact Name of Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code No.	I.R.S. Employer Identification No.	Address, including Zip Code, and Telephone Number, including Area Code, of Registrant Guarantor’s Principal Executive Offices
Sinclair Broadcast Group, Inc.	Maryland	4833	52-1494660	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WSMH, Inc.	Maryland	4833	52-1952880	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WGME, Inc.	Maryland	4833	52-2050323	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Media III, Inc.	Maryland	4833	52-1836394	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WSYX Licensee, Inc.	Maryland	4833	52-2100995	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Acquisition VII, Inc.	Maryland	4833	52-2202776	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Acquisition VIII, Inc.	Maryland	4833	52-2202775	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Acquisition IX, Inc.	Maryland	4833	52-2202774	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Montecito Broadcasting Corporation	Delaware	4833	33-0773615	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Channel 33, Inc.	Nevada	4833	88-0233278	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
New York Television, Inc.	Maryland	4833	52-2261453	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Properties, LLC	Virginia	4833	54-1781481	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KBSI Licensee L.P.	Virginia	4833	54-1762871	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KOKH, LLC	Nevada	4833	03-0507160	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WMMP Licensee L.P.	Virginia	4833	54-1816156	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WKEF Licensee L.P.	Virginia	4833	54-1762869	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WGME Licensee, LLC	Maryland	4833	52-2149851	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WICD Licensee, LLC	Maryland	4833	52-2149843	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WICS Licensee, LLC	Maryland	4833	52-2149853	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KGAN Licensee, LLC	Maryland	4833	52-2149845	10706 Beaver Dam Road

				Hunt Valley, Maryland 21030 (410) 568-1500
WSMH Licensee, LLC	Maryland	4833	52-2115781	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WPGH Licensee, LLC	Maryland	4833	52-2115755	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KDNL Licensee, LLC	Maryland	4833	52-2115752	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WCWB Licensee, LLC	Maryland	4833	52-2203568	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WTVZ Licensee, LLC	Maryland	4833	52-2115761	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Chesapeake Television Licensee, LLC	Maryland	4833	52-2115731	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KABB Licensee, LLC	Maryland	4833	52-2115751	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WLOS Licensee, LLC	Maryland	4833	52-2115696	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KLGT Licensee, LLC	Maryland	4833	52-2117084	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WCGV Licensee, LLC	Maryland	4833	52-2115785	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KUPN Licensee, LLC	Maryland	4833	52-2115754	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WEAR Licensee, LLC	Maryland	4833	52-2117080	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WLFL Licensee, LLC	Maryland	4833	52-2115786	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WTTO Licensee, LLC	Maryland	4833	52-2115688	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WTWC Licensee, LLC	Maryland	4833	52-2149854	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KOCB Licensee, LLC	Maryland	4833	52-2115783	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WDKY Licensee, LLC	Maryland	4833	52-2115782	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KOKH Licensee, LLC	Maryland	4833	52-2203569	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WUPN Licensee, LLC	Maryland	4833	52-2203571	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WUXP Licensee, LLC	Maryland	4833	52-2203570	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WCHS Licensee, LLC	Maryland	4833	52-2115763	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Birmingham (WABM-TV) Licensee, Inc.	Maryland	4833	90-0209556	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Raleigh (WRDC-TV) Licensee, Inc.	Maryland	4833	25-1761433	10706 Beaver Dam Road Hunt Valley, Maryland 21030

				(410) 568-1500
WVTV Licensee, Inc.	Maryland	4833	51-0350913	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WUHF Licensee, LLC	Nevada	4833	75-2975838	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WMSN Licensee, LLC	Nevada	4833	75-2976030	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WRLH Licensee, LLC	Nevada	4833	75-2976002	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WUTV Licensee, LLC	Nevada	4833	75-2975851	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WXLV Licensee, LLC	Nevada	4833	75-2975864	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WZTV Licensee, LLC	Nevada	4833	75-2975977	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WVAH Licensee, LLC	Nevada	4833	04-3702038	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WTAT Licensee, LLC	Nevada	4833	03-0472770	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WRGT Licensee, LLC	Nevada	4833	01-0735535	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KDSM Licensee, LLC	Maryland	4833	52-2115766	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KDSM, LLC	Maryland	4833	55-0829966	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KFXA Licensee, LLC	Nevada	4833	26-2161390	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
San Antonio Television, LLC	Delaware	4833	43-2067983	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Communications, LLC	Maryland	4833	55-0829979	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Programming Company, LLC	Maryland	4833	54-2095223	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WDKA Licensee, LLC	Nevada	4833	20-4154259	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WFGX Licensee, LLC	Nevada	4833	27-0086509	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WNAB Licensee, LLC	Nevada	4833	20-3179769	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WRDC, LLC	Nevada	4833	56-2319367	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Illinois Television LLC	Maryland	4833	45-5586210	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Milwaukee Television LLC	Wisconsin	4833	52-1836393	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KSAS Licensee, LLC	Nevada	4833	46-0649940	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500

WHP Licensee, LLC	Nevada	4833	46-0639656	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WKRC Licensee, LLC	Nevada	4833	46-0620031	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WOAI Licensee, LLC	Nevada	4833	46-0612559	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WTVC Licensee, LLC	Nevada	4833	45-3745196	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KEYE Licensee, LLC	Nevada	4833	45-3206684	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KUTV Licensee, LLC	Nevada	4833	45-3206693	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WTVX Licensee, LLC	Nevada	4833	45-3206731	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WPEC Licensee, LLC	Nevada	4833	45-3745087	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WWMT Licensee, LLC	Nevada	4833	45-3745116	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WRGB Licensee, LLC	Nevada	4833	45-3745141	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WCWN Licensee, LLC	Nevada	4833	45-3745164	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KTVL Licensee, LLC	Nevada	4833	45-3754087	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KFDM Licensee, LLC	Nevada	4833	45-3754130	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WUCW, LLC	Maryland	4833	45-4027882	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WWHO Licensee, LLC	Nevada	4833	45-4540346	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KFOX Licensee, LLC	Nevada	4833	46-2117922	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KRXI Licensee, LLC	Nevada	4833	46-2156931	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WTOV Licensee, LLC	Nevada	4833	46-2160874	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WJAC Licensee, LLC	Nevada	4833	46-2194800	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WFXL Licensee, LLC	Nevada	4833	46-2297707	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KVII Licensee, LLC	Nevada	4833	46-2252750	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WACH Licensee, LLC	Nevada	4833	46-2432324	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KGBT Licensee, LLC	Nevada	4833	46-2442964	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KTVO Licensee, LLC	Nevada	4833	46-2456176	10706 Beaver Dam Road

				Hunt Valley, Maryland 21030 (410) 568-1500
WPDE Licensee, LLC	Nevada	4833	46-2515768	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KHQA Licensee, LLC	Nevada	4833	46-2581873	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WSTQ Licensee, LLC	Nevada	4833	46-2606878	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WPBN Licensee, LLC	Nevada	4833	46-2664744	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KRCG Licensee, LLC	Nevada	4833	46-2719546	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WLUC Licensee, LLC	Nevada	4833	46-2727694	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WHOI Licensee, LLC	Nevada	4833	46-2843426	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WNWO Licensee, LLC	Nevada	4833	46-4054258	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Television of Illinois, LLC	Nevada	4833	46-2254158	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Chesapeake Media I, LLC	Nevada	4833	46-2255240	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Fisher Mills, Inc.	Washington	4833	91-0870669	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Fisher Properties, Inc.	Washington	4833	91-0870215	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KPTH Licensee, LLC	Nevada	4833	46-3910588	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Bakersfield Licensee, LLC	Nevada	4833	46-3512584	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Boise Licensee, LLC	Nevada	4833	46-3538588	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Broadcasting of Seattle, LLC	Delaware	4833	91-1861408	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Eugene Licensee, LLC	Nevada	4833	46-3605419	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Kennewick Licensee, LLC	Nevada	4833	46-3497357	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair La Grande Licensee, LLC	Nevada	4833	46-3511509	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Lewiston Licensee, LLC	Nevada	4833	46-3573389	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Media of Boise, LLC	Delaware	4833	91-2136488	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Media of Seattle, LLC	Delaware	4833	91-2136495	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Media of Washington, LLC	Delaware	4833	91-2136487	10706 Beaver Dam Road Hunt Valley, Maryland 21030

				(410) 568-1500
Sinclair Portland Licensee, LLC	Nevada	4833	46-3583558	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Radio of Seattle, LLC	Delaware	4833	91-2136489	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Radio of Seattle Licensee, LLC	Nevada	4833	46-3598238	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Seattle Licensee, LLC	Nevada	4833	46-3519722	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Television Media, Inc.	Washington	4833	91-0222050	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Television of Oregon, LLC	Delaware	4833	93-0442714	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Television of Portland, LLC	Delaware	4833	91-2136493	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Television of Seattle, Inc.	Washington	4833	91-0222175	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Television of Washington, Inc.	Washington	4833	91-1671233	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Yakima Licensee, LLC	Nevada	4833	46-3569620	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Television of Omaha, LLC	Delaware	4833	27-0402604	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Television of Fresno, LLC	Delaware	4833	27-0402671	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Television of El Paso, LLC	Delaware	4833	27-0402717	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KFRE Licensee, LLC	Delaware	4833	80-0368765	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KMPH Licensee, LLC	Delaware	4833	80-0368758	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KPTM Licensee, LLC	Delaware	4833	80-0368778	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KDBC Licensee, LLC	Delaware	4833	80-0368763	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WOLF Licensee, LLC	Nevada	4833	46-4049832	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WGFL Licensee, LLC	Nevada	4833	46-4081009	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WQMY Licensee, LLC	Nevada	4833	46-4071566	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Digital Group, LLC	Maryland	4833	46-5025340	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Networks Group, LLC	Maryland	4833	46-4440742	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WCWF Licensee, LLC	Nevada	4833	47-1658298	10706 Beaver Dam Road Hunt Valley, Maryland 21030

				(410) 568-1500
WGXA Licensee, LLC	Nevada	4833	46-5465498	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Perpetual Corporation	Delaware	4833	95-2159756	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Charleston Television, LLC	Delaware	4833	45-2751573	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Television Stations, LLC	Delaware	4833	52-1961323	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Harrisburg Television, Inc.	Delaware	4833	25-1779618	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
ACC Licensee, LLC	Delaware	4833	02-0609812	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WBMA Licensee, LLC	Nevada	4833	47-1543301	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WJAR Licensee, LLC	Nevada	4833	47-1663634	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WLUK Licensee, LLC	Nevada	4833	47-1676484	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WSET Licensee, LLC	Nevada	4833	47-1543411	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WTGS Licensee, LLC	Nevada	4833	47-1658418	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KATV, LLC	Delaware	4833	75-3262944	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KATV Licensee, LLC	Nevada	4833	47-1543043	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KTUL, LLC	Delaware	4833	75-3262945	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KTUL Licensee, LLC	Nevada	4833	47-1543205	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500

PROSPECTUS

$550,000,000

SINCLAIR TELEVISION GROUP, INC.

5.625% Senior Notes due 2024

On July 23, 2014, Sinclair Television Group, Inc. (the “Issuer”), a wholly-owned subsidiary of Sinclair Broadcast Group, Inc. (“Sinclair”), issued $550 million in aggregate principal amount of 5.625% Senior Notes due 2024 (the “Notes”) in a private placement exempt from registration under the Securities Act of 1933 (the “Securities Act”). This prospectus relates to the resale of the Notes by the selling securityholders named herein. We will not receive any of the proceeds from the sale of the Notes by the selling securityholders.

The Notes will mature on August 1, 2024. Interest will accrue on the Notes from July 23, 2014 at a rate of 5.625% per annum, payable semi-annually on February 1 and August 1 each year, commencing on February 1, 2015.

Prior to August 1, 2019, we may redeem the Notes, in whole or in part, at any time or from time to time at a price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the date of redemption, plus a “make-whole” premium as set forth in the indenture governing the Notes, dated as of July 23, 2014, among the Issuer, the guarantors and U.S. Bank National Association, as trustee (the “Indenture”). Beginning on August 1, 2019, we may redeem the Notes, in whole or in part, at any time or from time to time at the redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any, to the date of redemption. In addition, on or prior to August 1, 2017, we may redeem up to 35% of the Notes using the proceeds of certain equity offerings. See “Description of Notes —Optional redemption.” If we sell certain of our assets or experience specific kinds of changes of control, as described in the Indenture, holders of the Notes may require us to repurchase some or all of the Notes. See “Description of Notes—Certain covenants—Limitation on sale of assets” and “Description of Notes—Purchase of Notes upon a change of control.”

The Notes are guaranteed by Sinclair, two of Sinclair’s subsidiaries and all but two of the Issuer’s subsidiaries. The Notes rank senior in right of payment to all of the Issuer’s existing and future indebtedness that is expressly subordinated in right of payment to the Notes, and rank equally in right of payment with all of the Issuer’s existing and future indebtedness that is not so subordinated, including the Issuer’s 6.125% Senior Notes due 2022 (the “6.125% Notes”), 5.375% Senior Notes due 2021 (“5.375% Notes”) and 6.375% Senior Notes due 2021 (the “6.375% Notes”).  The Notes are effectively subordinated to any of the Issuer’s existing and future secured indebtedness, including indebtedness under the Issuer’s bank credit agreement (the “Bank Credit Agreement”), to the extent of the value of the collateral securing such indebtedness. See “Description of Notes—Ranking.” The guarantees rank senior in right of payment to all of the guarantors’ existing and future indebtedness that is expressly subordinated to the guarantees, and will rank equally in right of payment with all of the guarantors’ existing and future indebtedness that is not so subordinated. The guarantees will be effectively subordinated to any secured indebtedness of the guarantors, including the guarantees of indebtedness under the Bank Credit Agreement. The Notes and the guarantees are structurally subordinated to any indebtedness of any non-guarantor subsidiaries of the Issuer and Sinclair. See “Description of Notes—Guarantees.”

We do not intend to list the Notes for trading on any securities exchange. The Notes may be offered in negotiated transactions and otherwise, at market prices prevailing at the time of sale or at negotiated prices. The timing and amount of any sale are within the discretion of the selling securityholders. See “Plan of Distribution.” The selling securityholders may be deemed to be “underwriters” as defined in the Securities Act. Any profits realized by the selling securityholders may be deemed to be underwriting commissions. If the selling securityholders use any broker-dealers, any commissions paid to broker-dealers and, if broker-dealers purchase any Notes as principals, any profits received by such broker-dealers on the resale of the Notes may be deemed to be underwriting discounts or commissions under the Securities Act.

Investing in our securities involves risks. See “Risk Factors” beginning on page 5 of this prospectus and in the documents which are incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 17, 2015.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC” or the “Commission”). Under this shelf registration process, selling securityholders may from time to time sell the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities that the selling securityholders may offer. A selling securityholder may be required to provide you with a prospectus supplement containing specific information about the selling securityholders and the terms of the securities being offered. That prospectus supplement may include additional risk factors or other special considerations applicable to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information under the heading “Where You Can Find More Information.” This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.

In this prospectus, unless otherwise specified or the context otherwise requires, we refer to Sinclair Television Group, Inc. as the “Issuer.” The Issuer is a direct, wholly-owned subsidiary of Sinclair Broadcast Group, Inc., which we refer to in this prospectus as “Sinclair.” The terms “we,” “us,” and “our” refer to Sinclair and all of its subsidiaries, unless otherwise indicated or the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s web site at www.sec.gov. You may also read and copy any document we file with the SEC at their Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may

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obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330 for more information.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and any accompanying prospectus supplement, and later information filed with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), prior to the termination of the offering under this prospectus and any prospectus supplement (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K):

•                  our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on March 2, 2015;

•                 our Definitive Proxy Statement for our 2014 annual meeting of shareholders, filed with the SEC on April 25, 2014; and

•                 our Current Reports on Form 8-K, filed with the SEC on August 6, 2014 (as amended), January 6, 2015, March 9, 2015 and April 17, 2015.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address:

Sinclair Broadcast Group, Inc.

10706 Beaver Dam Road

Hunt Valley, MD 21030

(410) 568-1500

Attention: David Bochenek

We have filed with the Commission a registration statement on Form S-3 under the Securities Act with respect to the Notes. This prospectus does not contain all the information set forth in the registration statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to us and the Notes offered hereby, reference is made to the registration statement and the exhibits thereto and the financial statements, notes and reference facilities of the Commission referred to above. Statements made in this prospectus concerning the contents of any documents referred to in this prospectus are not necessarily complete, and in each instance are qualified in all respects by reference to the copy of the document filed as an exhibit to the registration statement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This prospectus contains and incorporates forward-looking statements. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases like “anticipate,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “target,” “expects,” “management believes,” “we believe,” “we intend,” “we may,” “we will,” “we should,” “we seek,” “we plan,” the negatives of those terms, and similar words or phrases. We base these forward-looking statements on our expectations, assumptions, estimates and projections about our business and the industry in which we operate as of the date of this prospectus. These forward-looking statements are subject to a number of risks and uncertainties that cannot be predicted, quantified or controlled and that could cause actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. Statements in this prospectus and in documents incorporated by reference in this prospectus, including those set forth under the caption “Risk Factors,” describe factors, among others, that could contribute to or cause these differences.

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Because the factors discussed in this prospectus or incorporated herein by reference could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events, except as required by law. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

MARKET AND INDUSTRY DATA

Market and industry data and forecasts included in this prospectus have been obtained from independent industry sources. Although we believe these sources to be reliable, we have not independently verified the information obtained from these sources and we cannot assure you of the accuracy or completeness of such third party information. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus.

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SUMMARY

This summary does not include all of the information you should consider before deciding to purchase any Notes. Please review this entire prospectus and the information incorporated by reference herein, including the risk factors and our consolidated financial statements and related notes, before you decide to purchase any Notes.

Our Company

We are a diversified television broadcasting company that owns or provides certain programming, operating or sales services to more television stations than most other commercial broadcasting groups in the United States.  Our broadcast group is a single reportable segment for accounting purposes. As of April 1, 2015, we own, provide programming and operating services pursuant to local marketing agreements (each an “LMA”) or provide sales services and other non-programming operating services pursuant to contracts to 161 stations in 79 markets. These stations broadcast 375 channels, including 210 channels affiliated with primary networks or program service providers comprised of:  FOX (46), ABC (32), CBS (29), NBC (21), CW (44), MNT (33), and Univision (5).  The other 165 channels broadcast programming from This TV, Me TV, GetTV, Grit, Weather Radar, Weather Nation, Live Well Network, Antenna TV, Bounce Network, Heartland, Zuus Country Network, Retro TV, Estrella TV, MundoFox, Azteca, and Telemundo, and one channel broadcasts independent programming.  For the purpose of this registration statement, these channels are referred to as “our” stations.

We are a Maryland corporation formed in 1986. Our principal offices are located at 10706 Beaver Dam Road, Hunt Valley, Maryland 21030, and our telephone number is (410) 568-1500.

The Offering

The following summary contains basic information about the Notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the Notes, please refer to the section of this document entitled “Description of Notes.”

Issuer	Sinclair Television Group, Inc.

Notes Offered	$550,000,000 aggregate principal amount of 5.625% Senior Notes due 2024.

Maturity Date	August 1, 2024.

Interest Payment Dates	February 1 and August 1 of each year, beginning on February 1, 2015.

Guarantees

The Notes are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis, by Sinclair, two of Sinclair’s subsidiaries and all but two of the Issuer’s subsidiaries. See “Description of Notes—Guarantees.”

Ranking

The Notes are senior unsecured obligations of the Issuer and will:

•     be senior in right of payment to all of the Issuer’s existing and future indebtedness that is expressly subordinated in right of payment to the Notes;

•     rank equally in right of payment with all of the Issuer’s existing and future indebtedness that is not so subordinated, including the Issuer’s 6.125% Notes, 5.375% Notes and 6.375% Notes;

•     be effectively subordinated to any of the Issuer’s existing and future secured indebtedness, including indebtedness under the Issuer’s Bank Credit Agreement and any indebtedness secured by permitted liens, in each case to the extent of the value of the collateral securing such indebtedness; and

•     be structurally subordinated with respect to any indebtedness of the Issuer’s non-guarantor subsidiaries.

The guarantees will be senior unsecured obligations of the guarantors and will:

•     be senior in right of payment to all of the guarantors’ existing and future indebtedness that is expressly subordinated to the guarantees;

•     rank equally in right of payment with all of the guarantors’ existing and future indebtedness that is not so subordinated to the guarantees, including the guarantees of the 6.125% Notes, 5.375% Notes and 6.375% Notes; and

•     be effectively subordinated to any secured indebtedness of the guarantors, including the guarantees by the guarantors under the Bank Credit Agreement, or any indebtedness of the guarantors secured by permitted liens, in each case to the extent of the value of the collateral securing such indebtedness.

As of December 31, 2014, the Issuer and the guarantors had approximately $1,807.2 million of secured indebtedness outstanding, which includes indebtedness under the Bank Credit Agreement. Such secured indebtedness is effectively senior to the Notes to the extent of the value of the collateral securing such indebtedness.  In addition, excluding guarantees under the Bank Credit Agreement and the guarantees of the Issuer’s 6.125% Notes, 5.375% Notes and 6.375% Notes, the guarantors had total consolidated liabilities, including trade payables, of approximately $1,404.8 million as of December 31, 2014.

Claims in respect of the Notes or Sinclair’s guarantee will be structurally subordinated to all of the liabilities of the Issuer’s and Sinclair’s, as applicable, non-guarantor subsidiaries. As of December 31, 2014, these non-guarantor subsidiaries had approximately $358.1 million of liabilities (including trade payables and excluding intercompany debt).

Optional Redemption

Prior to August 1, 2019, the Issuer may redeem the Notes, in whole or in part, at any time or from time to time at a price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest, if any, plus a “make-whole” premium as described in this prospectus. Beginning on August 1, 2019, the Issuer may redeem some or all of the Notes at any time or from time to time at the redemption prices set forth in this prospectus. In addition, on or prior to August 1, 2017, the Issuer may redeem up to 35% of the Notes using the proceeds of certain equity offerings. See “Description of Notes—Optional Redemption.”

Change of Control

If we experience specific kinds of Changes of Control (as hereinafter defined), the Issuer must offer to purchase the Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest, if any.

Covenants

The Indenture restricts the Issuer’s ability and the ability of the Issuer’s restricted subsidiaries to:

•      incur, assume or guarantee additional debt with certain exceptions;

•      make certain investments and other restricted payments;

•      enter into transactions with affiliates;

•      create liens;

•      sell certain assets to third parties and use proceeds from asset sales;

•      issue guarantees of and pledges for indebtedness;

•      transfer assets to restricted subsidiaries;

•      consolidate, merge or sell all or substantially all of their assets;

•      issue equity interests;

•      pay dividends and create restrictions on the ability of subsidiaries to pay dividends and make other payments affecting subsidiaries; and

•      make investments in unrestricted subsidiaries.

These covenants are subject to a number of significant limitations and exceptions.  See “Description of Notes—Certain Covenants.”

No Public Market	There is currently no established trading market for the Notes. We do not intend to apply for a listing of the Notes on any securities exchange or any automated dealer quotation system.

Use of Proceeds	We will not receive any of the proceeds from the sale of the Notes by the selling securityholders.

Risk Factors	See “Risk Factors” and the other information contained or incorporated into this prospectus for a discussion of factors you should carefully consider before deciding to invest in the Notes.

Certain U.S. Federal Income Tax Considerations	For a discussion of certain U.S. federal income tax considerations related to the acquisition, ownership and disposition of the Notes, see “Certain U.S. Federal Income Tax Considerations.”

Ratio of Earnings to Fixed Charges

The following table shows our ratio of earnings to fixed charges for the periods indicated:

	For the years ended December 31,
	2014		2013		2012		2011		2010
Ratio of earnings to fixed charges	2.73	x	1.66	x	2.63	x	2.14	x	2.00	x

The ratio of earnings to fixed charges is computed by dividing pre-tax income (loss) from continuing operations, before adjustment for minority interests in consolidated subsidiaries or income or loss from equity investees, plus fixed charges and less capitalized interest, by fixed charges.  Fixed charges consist of interest expense, including interest expense from amortized premiums, discounts, and capitalized expenses related to indebtedness, and the estimated portion of rental expense deemed by us to be representative of the interest factor of rental payments under operating leases, plus preferred equity dividends.

RISK FACTORS

This offering involves a high degree of risk. You should consider carefully the risks described below, together with the other information included in or incorporated by reference into this prospectus, before you make a decision to purchase the Notes. If any of the following risks actually occur, our business, financial condition, operating results and prospects could be materially adversely affected, which in turn could adversely affect our ability to repay the Notes.

Risks Related to the Notes

The Notes and the guarantees are unsecured and will be effectively subordinated to any of the Issuer’s or any guarantor’s existing or future secured indebtedness.

The Notes will be senior unsecured obligations of the Issuer and each guarantor and will be effectively subordinated to any of the Issuer’s and each guarantor’s existing and future secured indebtedness, including indebtedness under or guarantees of the Bank Credit Agreement, to the extent of the value of the collateral securing such indebtedness.  In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to the Issuer or any guarantor, the holders of secured indebtedness will be entitled to recover from the collateral that secured such secured indebtedness prior to that collateral being available for the satisfaction of any amounts under the Notes and the guarantees. As of December 31, 2014, the Issuer and the guarantors had approximately $1,807.2 million of secured indebtedness outstanding, which includes indebtedness under the Bank Credit Agreement.

Your right to receive payments on the Notes could be adversely affected if any of the Issuer’s or Sinclair’s non-guarantor subsidiaries declares bankruptcy, liquidates or reorganizes.

In the event that any of the Issuer’s or Sinclair’s non-guarantor subsidiaries becomes insolvent, liquidates, reorganizes, dissolves or otherwise winds up, holders of its debt and its trade creditors will generally be entitled to payment on their claims from the assets of those subsidiaries before any of those assets are made available to us. Consequently, your claims in respect of the Notes or Sinclair’s guarantee will be structurally subordinated to all of the liabilities of the Issuer’s and Sinclair’s, as applicable, non-guarantor subsidiaries. As of December 31, 2014, these non-guarantor subsidiaries had approximately $358.1 million of liabilities (including trade payables and excluding intercompany debt).  The non-guarantor subsidiaries generated $192.6 million of Sinclair’s net revenue in the fiscal year ended December 31, 2014, and had $557.7 million of Sinclair’s total assets as of December 31, 2014.

Federal and state law may allow courts, under specific circumstances, to void the Notes and the guarantees, subordinate claims in respect of the Notes and the guarantees and/or require holders of the Notes to return payments received from the Issuer.

Under the federal bankruptcy laws and comparable provisions of state fraudulent transfer laws, the Notes and the guarantees could be voided, or claims in respect of the Notes and a guarantee could be subordinated to all of the Issuer’s and a guarantor’s other respective debt, if the issuance of the Notes or a guarantee was found to have been made for less than their reasonable equivalent value, and the Issuer, at the time it incurred the indebtedness evidenced by the Notes, or a guarantor, at the time it incurred the indebtedness evidenced by the guarantee:

•                  was insolvent or rendered insolvent by reason of such indebtedness;

•                  was engaged in, or about to engage in, a business or transaction for which its remaining assets constituted unreasonably small capital;

•                  intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature;

•                  was a defendant in an action for money damages, or had a judgment for money damages docketed against it, if in either case, after final judgment, the judgment is unsatisfied; or

•                  intended to incur, or believed that it would incur, debts beyond its ability to pay as such debts matured (as all of the foregoing terms are defined in or interpreted under the relevant fraudulent transfer statutes).

A court might also void the issuance of the Notes or a guarantee, without regard to the above factors, if the court found that the Issuer issued the Notes or the guarantors entered into their respective guarantees with actual intent to hinder, delay or defraud its or their respective creditors.

A court would likely find that the Issuer or a guarantor did not receive reasonably equivalent value or fair consideration for the Notes or the guarantees, respectively, if the Issuer or a guarantor did not substantially benefit directly or indirectly from the issuance of the Notes. If a court were to void the issuance of the Notes or the guarantees, you would no longer have a claim against the Issuer or the guarantors. Sufficient funds to repay the Notes may not be available from other sources, including the remaining guarantors, if any. In addition, the court might direct you to repay any amounts that you already received from us or the guarantors.

In addition, any payment by the Issuer pursuant to the Notes made at a time the Issuer was found to be insolvent could be voided and required to be returned to the Issuer or to a fund for the benefit of the Issuer’s creditors if such payment is made to an insider within a one-year period prior to a bankruptcy filing or within 90 days for any outside party and such payment would give the creditors more than such creditors would have received in a distribution under Chapter 7 of Title 11 of the United States Code, as amended (the “Bankruptcy Code”).

The measure of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law of the jurisdiction that is being applied in any such proceeding. Generally, however, an entity is considered insolvent if:

•                  the sum of its debts, including contingent liabilities, is greater than the fair saleable value of all its assets;

•                  the present fair saleable value of its assets is less than the amount that would be required to pay its probable liability on existing debts, including contingent liabilities, as they become absolute and mature; or

•                  it cannot not pay its debts as they become due.

There can be no assurance, however, as to what standard a court would apply in making such determinations or that a court would agree with our conclusions in this regard.

In addition, although each guarantee will contain a provision intended to limit that guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer, this provision may not be effective to protect those guarantees from being voided under fraudulent transfer laws, or may reduce that guarantor’s obligation to an amount that effectively makes its guarantee of limited value or worthless. There is no way to predict with certainty what standards a court would apply to determine whether a guarantor was solvent at the relevant time. It is possible that a court could view the issuance of guarantees as a fraudulent transfer. To the extent that a guarantee were to be voided as a fraudulent transfer or were to be held unenforceable for any other reason, holders of the Notes would cease to have any claim in respect of the guarantor and would be creditors solely of the Issuer and of the guarantors whose guarantees had not been voided or held unenforceable. In this event, the claims of the holders of the Notes against the issuer of an invalid guarantee would be subject to the prior payment in full of all other liabilities of the guarantor thereunder. After providing for all prior claims, there may not be sufficient assets to satisfy the claims of the holders of the Notes relating to the voided guarantees. In a recent Florida bankruptcy case, this kind of provision was found to be unenforceable and, as a result, the subsidiary guarantees in that case were found to be fraudulent transfers. We do not know if that case will be followed if there is litigation on this point under the Indenture. However, if it is followed, the risk that the guarantees will be found to be fraudulent transfers will be significantly increased.

Finally, as a court of equity, the bankruptcy court may subordinate the claims in respect of the Notes to the claims of other creditors under the principle of equitable subordination if the court determines that: (i) the holder of the Notes engaged in some type of inequitable conduct to the detriment of other creditors; (ii) such inequitable conduct resulted in injury to the Issuer’s other creditors or conferred an unfair advantage upon the holder of the Notes; and (iii) equitable subordination is not inconsistent with the provisions of the Bankruptcy Code.

The Issuer is dependent on intercompany cash flows to satisfy its obligations under the Notes, and Sinclair is dependent on intercompany cash flows to satisfy its obligations under its guarantee.

Both Sinclair and the Issuer derive a significant portion of their respective operating income from their respective subsidiaries.  The Issuer generates net cash flow from the operations of the assets that it owns directly but also relies on distributions and other payments from its subsidiaries to produce the funds necessary to meet its obligations, including the payment of principal of and interest on the Notes. Likewise, Sinclair relies on distributions and other payments from its subsidiaries, including the Issuer, to produce the funds necessary to meet its obligations, including its guarantee of the Notes. If the cash flow from directly owned assets, together with the distributions and other payments received from subsidiaries, are insufficient to meet all of the Issuer’s or Sinclair’s obligations, the Issuer or Sinclair, as applicable, will be required to seek other sources of funds.  We anticipate that these sources of funds may include proceeds derived from borrowings under existing debt facilities, select asset sales or, in the case of the Issuer, contributions by Sinclair.  There can be no assurance that Sinclair or the Issuer will be able to obtain the necessary funds from these sources on acceptable terms or at all.

As a holder of the Notes, you will have no direct claim against Sinclair’s or the Issuer’s non-guarantor subsidiaries for payment under the Notes. The non-guarantor subsidiaries generated $192.6 million of Sinclair’s net revenue in the fiscal year ended December 31, 2014.

The Issuer may not be able to repurchase your Notes on a change of control and, in connection with certain transactions, may not be required to offer to repurchase the Notes.

If Sinclair or the Issuer undergoes a “change of control,” as defined in the Indenture governing the Notes, the Issuer must offer to buy back the Notes for a price equal to 101% of their principal amount, plus accrued and unpaid interest to the repurchase date.  The Bank Credit Agreement and the indentures governing the 6.125% Notes, the 5.375% Notes and the 6.375% Notes contain, and any future debt that Sinclair or the Issuer may incur may also contain, restrictions on repurchases in the event of a change of control or similar event.  The Issuer may not have sufficient funds available to make the required repurchase of the Notes in event of a change of control.  Also, the Issuer’s other outstanding debt securities (including the 6.125% Notes, the 5.375% Notes and the 6.375% Notes) have substantially identical change of control provisions, and the Issuer would also be required to make an offer to repurchase such debt securities at 101% upon a change of control.  If the Issuer fails to offer to repurchase the Notes upon a change of control, it will be in default under the Indenture governing the Notes, which could cause defaults under and accelerations of our other debt.  Any defaults under the Notes or our other debt could have a material adverse effect on our ability to meet our obligations.  The occurrence of a change of control would constitute an event of default under the Bank Credit Agreement and also could constitute an event of default under any of the Issuer’s future credit agreements, in which case its lenders may terminate their commitments under the Issuer’s credit agreements and accelerate all amounts outstanding under the Bank Credit Agreement or any such future credit agreements. The lenders under the Bank Credit Agreement have the right to prohibit any such purchase or redemption, in which event the Issuer would be in default under the indentures governing the Notes, the 6.125% Notes, the 5.375% Notes, the 6.375% Notes and any future debt securities with similar change of control provisions.  The Issuer could seek to obtain waivers from the required lenders to permit the required repurchase, but the required lenders have no obligation to grant, and may refuse to grant, such a waiver.

These change of control repurchase requirements may delay or make it harder to obtain control of the Issuer but may not prevent a transaction such as a reorganization, restructuring, merger or other similar transaction, because these types of transactions may not involve a change of control as defined in the Indenture governing the Notes.  There is no requirement that any company with which the Issuer merges has a capital structure similar to its structure or indebtedness of the same type or in the same ratios as its indebtedness.  As a result, it may be possible for the Issuer to enter into a transaction that would alter the risk profile of the Notes but that would not require it to repurchase your Notes.

Holders of Notes may not be able to determine when a change of control giving rise to their right to have the Notes repurchased by the Issuer has occurred following a sale of “substantially all” of its assets.

A change of control, as defined in the Indenture governing the Notes, requires the Issuer to make an offer to repurchase all outstanding Notes.  The definition of change of control includes a phrase relating to the conveyance, transfer or lease of “all or substantially all” of our or the Issuer’s assets.  There is no precise established definition of the phrase “substantially all” under applicable law.  Accordingly, the ability of a holder of Notes to require the Issuer to repurchase the Notes as a result of a conveyance, transfer or lease of less than all the Issuer’s assets to another individual, group or entity may be uncertain.

You cannot be sure that an active public trading market will develop for the Notes.

The Notes will be a new issue of securities for which there is currently no market and will not be listed on any securities exchange. The initial purchasers have advised us that they intend to make a market in the Notes. However, the initial purchasers are not obligated to do so and may discontinue any such market making at any time without notice.

The liquidity of any market for the Notes will depend upon various factors, including:

•                  the number of holders of the Notes;

•                  the interest of securities dealers in making a market for the Notes;

•                  the overall market for high yield securities;

•                  our financial performance and prospects; and

•                  the prospects for companies in our industry generally.

Accordingly, the Issuer cannot assure you that an active trading market or liquidity will develop for the Notes.  If no active trading market develops, you may not be able to resell your Notes.  If the Notes are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates and other factors including those listed above.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the Notes.  Any market for the Notes may be subject to similar disruptions, which may adversely affect you as a holder of the Notes.

Changes in our credit ratings or the debt markets could adversely affect the trading price of the Notes.

The trading price for the Notes will depend on many factors, including:

•                  our credit ratings with major credit rating agencies;

•                  the prevailing interest rates being paid by other companies similar to us;

•                  our financial condition, financial performance and future prospects; and

•                  the overall condition of the financial markets.

The condition of the financial markets and prevailing interest rates have fluctuated significantly in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the trading price of the Notes.

In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. A negative change in our rating could have an adverse effect on the trading price of the Notes.

Risks Related to Our Debt

Our substantial indebtedness could adversely affect our financial condition and prevent Sinclair and the Issuer from fulfilling their respective debt obligations.

Sinclair has a high level of debt, totaling $3,928.7 million at December 31, 2014, compared to the book value of its shareholders’ equity of $405.3 million as of the same date.  The Issuer’s debt, which includes its subsidiaries’ debt, totaled $3,802.3 million as of December 31, 2014, of which Sinclair guaranteed an aggregate principal amount of $3,756.1 million.

Sinclair’s and the Issuer’s relatively high levels of debt pose the following risks, particularly in periods of declining revenue:

•                  make it more difficult for the Issuer and Sinclair to pay their respective debts, including payments on the Notes as they come due, especially during general negative economic and market industry conditions;

•                  the amount available for working capital, capital expenditures, dividends and other general corporate purposes may be limited because a significant portion of cash flow is used to pay principal and interest on outstanding debt, including the Notes;

•                  lenders to Sinclair and the Issuer may not be as willing to lend additional amounts to each of us for future working capital needs, additional acquisitions or other purposes;

•                  the cost to borrow from lenders may increase;

•                  if our cash flows were inadequate to make interest and principal payments, we might have to restructure or refinance our debt (including the Notes), or sell one or more of our stations, to reduce debt service obligations;

•                  we may be more vulnerable to adverse economic conditions than less leveraged competitors and thus, less able to withstand competitive pressures; and

•                  of the $3,928.7 million of Sinclair’s total debt outstanding as of December 31, 2014, $1,722.0 million relates to the Bank Credit Agreement.  The interest rate under the Bank Credit Agreement is a floating rate and will increase if interest rates increase or if the leverage increases.  Any such increase will reduce the funds available to repay our and the Issuer’s obligations, including obligations under the Notes, and for operations and future business opportunities and will make us more vulnerable to the consequences of each of our leveraged capital structure.

Any of these events could reduce our ability to generate cash available for investment, debt repayment or capital improvements or to respond to events that would enhance profitability.

We may not have sufficient cash flows from operating activities to service our indebtedness and meet our other cash needs, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make payments on and to refinance our indebtedness will depend on our ability to generate cash in the future. This, to some extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. Our future cash flow, cash on hand or available borrowings may not be sufficient to meet our obligations and commitments. If we are unable to generate sufficient cash flow from operations in the future to service our indebtedness and to meet our other commitments, we will be required to adopt one or more alternatives, such as refinancing or restructuring our indebtedness (including the Notes), selling material assets or operations or seeking to raise additional debt or equity capital. These actions may not be effected on a timely basis or on satisfactory terms or at all, or these actions may not enable us to continue to satisfy our capital requirements. In addition, our existing or future debt agreements contain and will contain restrictive covenants that may prohibit us from adopting any of these alternatives. In addition, pursuant to the Bank Credit Agreement, we are required to maintain certain financial ratios. If global macroeconomic conditions worsen or fail to improve sufficiently, we may in the future breach such covenants. Our failure to comply with these covenants could result in an event of default which, if not cured or waived, could result in the acceleration of all of our indebtedness, including the Notes. See “Description of Notes.”

Global financial and economic conditions could adversely affect the availability of new financing and result in higher interest rates.

Global financial and economic conditions have been characterized by increased market volatility. Access to public financing in recent years was negatively impacted by, among other things, both rapid decline in value of sub-prime mortgages and a liquidity crisis affecting the asset-backed commercial paper market. If global financial and economic conditions were to worsen, these factors may adversely affect our ability to obtain financing in the future on favorable terms.

In some instances, the disruptions in the capital and credit markets also resulted in higher interest rates on publicly issued debt securities and increased costs under credit facilities.

Continued market disruptions could cause broader economic downturns, which may lead to lower demand for our products and services, as well as lower levels of television advertising, and increased incidence of customers’ inability to pay for the services we provide. We have experienced some of the effects of this economic downturn. Events such as these adversely impact our results of operations, cash flows and financial condition.

We must refinance existing indebtedness prior to the maturity of the Notes. Failure to do so could have a material adverse effect on us.

Sinclair and the Issuer have substantial indebtedness that will mature prior to the Notes. The maturities of the 6.125% Notes, the 5.375% Notes, the 6.375% Notes and the Bank Credit Agreement are all before the maturity of the Notes. As of December 31, 2014, the aggregate principal amount of the outstanding debt under the 6.125% Notes, the 5.375% Notes, the 6.375% Notes and the Bank Credit Agreement was $3,175.9 million, all of which will need to be refinanced prior to the maturity of the Notes offered hereby. We or the Issuer may not be able to refinance such indebtedness on commercially reasonable terms or at all. The financial terms or covenants of any future indebtedness incurred to refinance the 6.125% Notes, the 5.375% Notes, the 6.375% Notes and the Bank Credit Agreement may not be the same or as favorable as the terms under such debt.

Our ability to complete a refinancing of the 6.125% Notes, the 5.375% Notes, the 6.375% Notes and the Bank Credit Agreement is subject to a number of conditions beyond our control. For example, if a disruption in the financial markets were to occur at the time that we intended to refinance such indebtedness, we might be restricted in our ability to access the financial markets. If we were unsuccessful, our ability to pay the principal of and interest on the Notes and any of our other indebtedness would be adversely affected. If we cannot access the capital markets in order to refinance all of our indebtedness, we would be forced to raise capital by selling material assets, restructure our indebtedness or take other adverse actions.

Despite current debt levels of each, the Issuer and Sinclair may be able to incur significantly more debt in the future, which could increase the foregoing risks related to each’s indebtedness.

At December 31, 2014, the Issuer had $144.1 million available (subject to certain borrowing conditions) for additional borrowings under the Bank Credit Agreement’s revolving credit facility (the “Revolver”).  Under the terms of the debt instruments to which the Issuer and Sinclair are subject, and provided each meets certain financial and other covenants, each may be able to incur substantial additional indebtedness in the future, including additional senior debt that would rank equally in right of payment with the Notes and in some cases, secured debt that would be effectively senior to the Notes.  If the Issuer or Sinclair incurs additional indebtedness, the risks described in the risk factors in this prospectus and in Sinclair’s reports filed with the SEC and incorporated by reference herein relating to having substantial debt could increase.

Commitments the Issuer and Sinclair have made to lenders limit their ability to take actions that could increase the value of their respective securities and businesses or may require them to take actions that decrease the value of their respective securities and businesses.

The Issuer’s and, to a more limited extent, Sinclair’s existing financing agreements prevent them from taking certain actions and require them to meet certain tests.  These restrictions and tests may require each to conduct its business in ways that make it more difficult for it to repay its debt or decrease the value of its securities or business.  These restrictions and tests include the following:

•                  restrictions on additional debt;

•                  restrictions on the ability to pledge assets as security for indebtedness;

•                  restrictions on payment of dividends, the repurchase of stock and other payments relating to capital stock;

•                  restrictions on some sales of certain assets and the use of proceeds from asset sales;

•                  restrictions on mergers and other acquisitions, satisfaction of conditions for acquisitions and a limit on the total amount of acquisitions without the consent of bank lenders;

•                  restrictions on permitted indebtedness;

•                  restrictions on lines of business the Issuer, Sinclair and their subsidiaries may operate; and

•                  financial ratio and condition tests including the ratio of the Issuer’s earnings before interest, tax, depreciation and amortization, as adjusted (“adjusted EBITDA”) to interest expense, the ratio of the Issuer’s first lien indebtedness to adjusted EBITDA and the ratio of the Issuer’s total indebtedness to adjusted EBITDA.

Future financing arrangements may contain additional restrictions and tests.  All of these restrictive covenants may limit the Issuer’s and Sinclair’s ability to pursue their business strategies, prevent them from taking action that could increase the value of their securities or may require them to take actions that decrease the value of their securities.  In addition, either the Issuer or Sinclair may fail to meet the tests and thereby default on one or more of its respective obligations (particularly if the economy weakens and thereby reduces advertising revenues).  If we default on our obligations, creditors could require immediate payment of the obligations or foreclose on collateral.  If this happens, then either the Issuer or Sinclair could be forced to sell assets or take other actions that could significantly reduce the value of its respective securities and business and each may not have sufficient assets or funds to pay its respective debt obligations.

A failure to meet covenants under our debt instruments could result in a default under the Notes or other existing debt, acceleration of amounts due under such debt and loss of assets securing loans.

Certain of our existing debt is cross-defaulted with other recourse debt, which means that a default under certain of the Issuer’s and Sinclair’s debt may cause a default under indentures governing their other debt, including the Notes or the Bank Credit Agreement.

If either the Issuer or Sinclair were to breach certain of its debt covenants, its lenders could require it to repay the debt immediately, and, if the debt is secured, could immediately take possession of the property securing the debt.  In addition, if any other lender declared its loan due and payable as a result of a default, the holders of the Issuer’s or Sinclair’s outstanding notes, along with the lenders under the Bank Credit Agreement, might be able to require the Issuer or Sinclair, as the case may be, or any guarantors of such debt, to pay those debts immediately.

As a result, any default under our debt covenants could have a material adverse effect on our financial condition and our ability to meet our obligations.

Rising interest rates could adversely affect our cash flow and the market price of the Notes.

Of our approximately $3,928.7 million of debt outstanding as of December 31, 2014, approximately $1,756.1 million recourse debt bears interest at variable rates and is unhedged.  We also may borrow additional funds at variable interest rates in the future.  Increases in interest rates, or the loss of the benefits of any interest rate hedging arrangements, would increase our interest expense on variable rate debt, which would adversely affect cash flow and our ability to service outstanding debt.

In addition, an increase in market interest rates may lead purchasers of our securities to demand a higher annual yield, which could adversely affect the market price of the Issuer’s and Sinclair’s outstanding debt securities, including the Notes.

Our strategic acquisitions could pose various risks and increase our leverage.

We have pursued and intend to selectively continue to pursue strategic acquisitions, subject to market conditions, our liquidity and the availability of attractive acquisition candidates, with the goal of improving our business.  During 2014, we acquired certain assets related to, and/or equity of entities that own assets related to, and we began operating or providing certain services to 20 television stations, excluding dispositions.

We may not be able to identify other attractive acquisition targets or we may not be able to fund additional acquisitions in the future.  Acquisitions involve inherent risks, such as increasing leverage and debt service requirements and combining company cultures and facilities, which could have a material adverse effect on our results of operations and could strain our human resources.  We may not be able to successfully implement effective costs controls or increase revenues as a result of any acquisition.  In addition, future acquisitions may result in our assumption of unexpected liabilities and may result in the diversion of management’s attention from the operation of our core business.

Certain acquisitions, such as television stations, are subject to the approval of the FCC and potentially, other regulatory authorities.  The need for FCC and other regulatory approvals could restrict our ability to consummate future transactions and potentially require us to divest of certain television stations if the FCC believes that a proposed acquisition would result in excessive concentration in a market, even if the proposed combinations may otherwise comply with FCC ownership limitations.

USE OF PROCEEDS

The selling securityholders will receive all of the proceeds from the sale under this prospectus of the Notes. We will not receive any proceeds from these sales. See “Selling Securityholders” for a list of those persons or entities receiving proceeds from the sale of the Notes.

DESCRIPTION OF NOTES

The Notes were issued pursuant to an Indenture (the “Indenture”) dated as of July 23, 2014, among the Issuer, the guarantors and U.S. Bank National Association, as trustee. The terms of the Notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The following summary of the material provisions of the Indenture does not purport to be complete, and where reference is made to particular provisions of the Indenture, such provisions, including the definitions of certain terms, are qualified in their entirety by reference to all of the provisions of the Indenture and those terms made a part of the Indenture by reference to the Trust Indenture Act. For definitions of certain capitalized terms used in the following summary, see “—Certain Definitions.” References in this section to “Company” mean Sinclair Broadcast Group, Inc., a Maryland corporation, and do not include any of its subsidiaries, and references to the “Issuer”, “we”, “us” and “our” refer to Sinclair Television Group, Inc., a Maryland corporation, and do not include any of its subsidiaries or the Company, unless the context otherwise requires. A copy of the Indenture will be made available to prospective purchasers of the Notes upon request.

General

The Notes will mature on August 1, 2024 and will be general unsecured senior obligations of the Issuer. Each Note will bear interest at 5.625% per annum from July 23, 2014 or from the most recent interest payment date to which interest has been paid, payable semiannually on February 1 and August 1 of each year, commencing February 1, 2015, to the Person in whose name the Note (or any predecessor Note) is registered at the close of business on the January 15 or July 15 immediately preceding such interest payment date.

Payment of the Notes is guaranteed by the Guarantors, jointly and severally, on a senior unsecured basis. The Guarantors are comprised of all of the Subsidiaries that have issued guarantees under our Bank Credit Agreement and our Existing Secured Notes, which includes the Company, two subsidiaries of the Company and all but two of our Subsidiaries. See “—Guarantees.”

Principal of, premium, if any, and interest on the Notes will be payable, and the Notes will be exchangeable and transferable, at our office or agency maintained for such purposes (which initially will be the trustee under the Indenture); provided, however, that payment of interest may be made at our option by check mailed to the Person entitled to such interest as shown on the security register.

The Notes will be issued only in fully registered form without coupons, in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. See “—Book-Entry Securities; The Depository Trust Company; Delivery and Form.” No service charge will be made for any registration of transfer, exchange or redemption of Notes, except in certain circumstances for any tax or other governmental charge that may be imposed.

We may from time to time, without notice to or the consent of the holders of Notes, create and issue further Notes (the “Additional Notes”) ranking equally with the Notes in all respects, subject to the limitations described under “—Certain Covenants—Limitations on Indebtedness.” Such Additional Notes may be consolidated and form a single series with the Notes, vote together with the Notes and have the same terms as to status, redemption or otherwise as the Notes. References to Notes in this “Description of Notes” include these Additional Notes if they are in the same series, unless the context requires otherwise. Such Additional Notes may not be fungible with the Notes for U.S. federal income tax purposes.

Optional Redemption

Except as described below, the Notes are not redeemable until August 1, 2019. The Notes will be subject to redemption at any time on or after August 1, 2019, at our option, in whole or in part, on not less than 15 nor more than 60 days’ prior notice in amounts of $2,000 or an integral multiple of $1,000 in excess thereof at the following redemption prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning August 1 of the years indicated below:

Year	Redemption price
2019	102.813%
2020	101.875%
2021	100.938%
2022 and thereafter	100.000%

in each case together with accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on relevant record dates to receive interest due on an interest payment date).

In addition, at any time on or prior to August 1, 2017, we may redeem up to 35% of the principal amount of Notes issued under the Indenture with the net proceeds of an Equity Offering of the Issuer or the Company at 105.625% of the aggregate principal amount, together with accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on relevant record dates to receive interest due on an interest payment date); provided that

(1)                                 at least 65% of the principal amount of Notes issued under the Indenture remains outstanding after each such redemption; and

(2)                                 the redemption occurs within 90 days after the closing of such Equity Offering.

If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Note is registered at the close of business on such record date, and no additional interest will be payable to holders whose Notes will be subject to redemption by the Issuer.

If less than all of the Notes are to be redeemed, the Trustee shall select the Notes or portions thereof to be redeemed pro rata, by lot or by any other method the Trustee shall deem fair and reasonable, subject to the requirements of The Depository Trust Company (“DTC”).

Notices of redemption may be given prior to the completion of any event or transaction related to such redemption, and any redemption or notice may, at our discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur, and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed.

In addition, at any time prior to August 1, 2019, upon not less than 15 nor more than 60 days’ prior notice, we may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Mandatory Redemption; Offers to Purchase; Open Market Purchases

The Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuer may be required to offer to purchase the Notes as described under the captions “Certain Covenants—Purchase of Notes upon a Change of Control” and “Certain Covenants—Limitation on Sale of Assets.” We may at any time and from time to time purchase Notes in the open market, in privately negotiated transaction, through tender or exchange offers or otherwise.

Ranking

The Notes will be general senior unsecured obligations of the Issuer that rank senior in right of payment to all of the Issuer’s existing and future Indebtedness that is expressly subordinated in right of payment to the Notes. The Notes will rank equally in right of payment with all of the Issuer’s existing and future Indebtedness that is not so subordinated. The Notes will be effectively subordinated to any obligations of the Issuer that are secured by assets to the extent of the value of the assets securing such obligations. In the event of bankruptcy, liquidation, reorganization or other winding up of the Issuer or the Guarantors or upon a default in payment with respect to, or the acceleration of any Indebtedness under, the Bank Credit Agreement, the assets of the Issuer and the Guarantors that secure such Indebtedness will be available to pay obligations on the Notes and the Guarantees only after all Indebtedness under the Bank Credit Agreement has been repaid in full from such assets and there may not be sufficient assets remaining to pay amounts due on any or all of the Guarantees then outstanding.

Guarantees

The Guarantors will, jointly and severally, fully and unconditionally guarantee on a senior unsecured basis the due and punctual payment of principal of, premium, if any, and interest on, the Notes.

Under certain circumstances described under “—Certain Covenants—Limitation on Issuances of Guarantees of and Pledges for Indebtedness,” we are required to cause the execution and delivery of additional Guarantees by Restricted Subsidiaries.

In addition, upon any sale, exchange or transfer, to any Person not an Affiliate of ours, of all of our Equity Interest in, or all or substantially all of the assets of, any subsidiary Guarantor, which is in compliance with the Indenture, such Guarantor shall be released from all its obligations under its Guarantee.

The Guarantors initially consist of the Company, all but two of our existing Subsidiaries, and two Subsidiaries of the Company (which Subsidiaries of the Company own or operate television stations).

Certain Covenants

The Indenture contains, among others, the following covenants:

Limitation on Indebtedness

We will not, and will not permit any Restricted Subsidiary to, create, incur, assume or directly or indirectly guarantee or in any other manner become directly or indirectly liable for (“incur”) any Indebtedness (including Acquired Indebtedness), except that we may incur Indebtedness and a Guarantor may incur Permitted Subsidiary Indebtedness if, in each case, the Debt to Operating Cash Flow Ratio of the Issuer and its Restricted Subsidiaries at the time of the incurrence of such Indebtedness, after giving pro forma effect thereto, is 7:1 or less.

The foregoing limitation will not apply to the incurrence of any of the following (collectively, “Permitted Indebtedness”):

(1)                                 (A) our Indebtedness under the Bank Credit Agreement and (B) any Indebtedness incurred to refinance, restructure, replace or substitute our Indebtedness under the Bank Credit Agreement, in an aggregate principal amount at any one time outstanding not to exceed an aggregate principal amount equal to (1) prior to the date of the Bank Credit Agreement (the “Refinancing Date”), (a) the term loans outstanding under the Bank Credit Agreement as of the date of the Indenture plus (b) delayed draw term loans that may be drawn under the Bank Credit Agreement as of the date of the Indenture plus (c) amounts committed as of the date of the Indenture under any revolving credit facility thereunder plus (d) additional borrowings we may request under the Bank Credit Agreement as of the date of the Indenture in accordance with the “accordion” feature thereof and (2) on and after the Refinancing Date, (a) the term loans outstanding under the Bank Credit Agreement as of the Refinancing Date plus (b) delayed draw term loans that may be drawn under the Bank Credit Agreement as of the Refinancing Date plus (c) amounts committed as of the Refinancing Date under any revolving credit facility thereunder plus (d) additional borrowings we may request under the Bank Credit Agreement as of the Refinancing Date in accordance with the “accordion” feature thereof;

(2)                                 our Indebtedness pursuant to the Notes (other than any Additional Notes) and Indebtedness of any Guarantor pursuant to a Guarantee;

(3)                                 Indebtedness of any Guarantor consisting of a guarantee of our Indebtedness under the Bank Credit Agreement and the Existing Senior Notes;

(4)                                 Indebtedness of the Issuer or any Restricted Subsidiary outstanding on the date of the Indenture other than any Indebtedness incurred pursuant to clause (1);

(5)                                 Indebtedness of the Issuer owing to a Restricted Subsidiary; provided that any Indebtedness of the Issuer owing to a Restricted Subsidiary that is not a Guarantor is made pursuant to an intercompany note in the form attached to the Indenture and is subordinated in right of payment from and after such time as the Notes shall become due and payable (whether at Stated Maturity, acceleration or otherwise) to the payment and performance of our obligations under the Notes; provided, further, that any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to a Wholly Owned Restricted Subsidiary or a pledge to or for the benefit of the lenders under the Bank Credit Agreement) shall be deemed to be an incurrence of such Indebtedness by the obligor not permitted by this clause (5);

(6)                                 Indebtedness of a Wholly Owned Restricted Subsidiary owing to the Issuer or another Wholly Owned Restricted Subsidiary; provided that, with respect to Indebtedness owing to a Wholly Owned Restricted Subsidiary that is not a Guarantor, (x) any such Indebtedness is made pursuant to an intercompany note in the form attached to the Indenture and (y) any such Indebtedness shall be subordinated in right of payment from and after such time as the obligations under the Guarantee by such Wholly Owned Restricted Subsidiary shall become due and payable to the payment and performance of such Wholly Owned Restricted Subsidiary’s obligations under its Guarantee; provided, further, that (a) any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to the Issuer or a Wholly Owned Restricted Subsidiary or pledge to or for the benefit of the lenders under the Bank Credit Agreement) shall be deemed to be an incurrence of such Indebtedness by the obligor not permitted by this clause (6) and (b) any transaction pursuant to which any Wholly Owned Restricted Subsidiary, which has Indebtedness owing to the Issuer or any other Wholly Owned Restricted Subsidiary, ceases to be a Wholly Owned Restricted Subsidiary shall be deemed to be the incurrence of Indebtedness by such Wholly Owned Restricted Subsidiary that is not permitted by this clause (6);

(7)                                 (a) guarantees of any Restricted Subsidiary made in accordance with the provisions of “—Limitation on Issuances of Guarantees of and Pledges for Indebtedness” and (b) guarantees by the Issuer or any Restricted Subsidiary of Indebtedness of third parties substantially all of the operations of which are pursuant to one or more Local Marketing Agreements with one or more of Sinclair, the Issuer or any Restricted Subsidiary;

(8)                                 our obligations entered into in the ordinary course of business and not for speculative purposes pursuant to Interest Rate Agreements designed to protect us against fluctuations in interest rates in respect of our Indebtedness;

(9)                                 any renewals, extensions, substitutions, refundings, refinancings or replacements (collectively, a “refinancing”) of any Indebtedness described in the first paragraph of this covenant or clauses (2), (3), (4) and (5) above, including any successive refinancings in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) not in excess of the aggregate principal amount of such Indebtedness so refinanced, plus the lesser of (I) the stated amount of any premium, interest or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (II) the amount of premium, interest or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Issuer incurred in connection with such refinancing and (A) in the case of Subordinated Indebtedness such new Indebtedness is expressly subordinated in right of payment to the Notes or the Guarantees, as the case may be, at least to the same extent as the Subordinated Indebtedness to be refinanced and (B) in the case of Pari Passu Indebtedness or Subordinated Indebtedness, such refinancing does not reduce the Average Life to Stated Maturity or the Stated Maturity of such Indebtedness;

(10)                          Indebtedness created due to a change in generally accepted accounting principles of the United States, as applied to the Issuer and the Restricted Subsidiaries, or international financial reporting standards, should such standards become applicable to the Issuer and the Restricted Subsidiaries;

(11)                          Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price, or cost of construction or improvement, of property (real or personal), plant or equipment used in the business of the Issuer or any of its Restricted Subsidiaries, and any renewals, extensions, substitutions, refinancings, or replacements of such Indebtedness, in an aggregate principal amount not to exceed $150,000,000 at any time outstanding; and

(12)                          Indebtedness of the Issuer in addition to that described in clauses (1) through (11) above, and any renewals, extensions, substitutions, refinancings, or replacements of such Indebtedness, so long as the aggregate principal amount of all such Indebtedness shall not exceed $300,000,000 at any time outstanding.

In the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in the first and second paragraphs of this covenant, the Issuer, in its sole discretion, will classify such item of Indebtedness on the date of incurrence and may later reclassify such item of Indebtedness in any manner that complies with this covenant and only be required to include the amount and type of such Indebtedness in one of such clauses; provided that all Indebtedness outstanding on the date of the Indenture under the Bank Credit Agreement shall be deemed incurred under clause (1) of the second paragraph of this covenant and not the first paragraph or clause (4) of the second paragraph of this covenant and may not later be reclassified.

Limitation on Restricted Payments

(a) We will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

(1)                                 declare or pay any dividend on, or make any distribution to holders of, any of the Issuer’s Equity Interests (other than dividends or distributions payable solely in its Qualified Equity Interests);

(2)                                 purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any Equity Interest of the Issuer or any Affiliate thereof including any Subsidiary (except Equity Interests held by the Issuer or a Wholly Owned Restricted Subsidiary that is a Guarantor);

(3)                                 make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment, sinking fund or maturity, any Subordinated Indebtedness;

(4)                                 declare or pay any dividend or distribution on any Equity Interests of any Restricted Subsidiary to any Person (other than the Issuer or any of its Wholly Owned Restricted Subsidiaries that are Guarantors);

(5)                                 incur, create or assume any guarantee of Indebtedness of any Affiliate (other than a Wholly Owned Restricted Subsidiary); or

(6)                                 make any Investment in any Person (other than any Permitted Investments);

(any of the foregoing payments described in clauses (1) through (6), other than any such action that is a Permitted Payment, collectively, “Restricted Payments”) unless after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, as determined by our Board of Directors, whose determination shall be conclusive and evidenced by a Board resolution),

(1)                                 no Default or Event of Default shall have occurred and be continuing and such Restricted Payment shall not be an event which is, or after notice or lapse of time or both, would be, an “event of default” under the terms of any Indebtedness of the Issuer or its Restricted Subsidiaries;

(2)                                 immediately after giving effect to such transaction on a pro forma basis, the Issuer could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the first paragraph of “—Limitation on Indebtedness;” and

(3)                                 the aggregate amount of all such Restricted Payments declared or made after the date of the Indenture does not exceed the sum of:

(A)          an amount equal to our Cumulative Operating Cash Flow less 1.4 times our Cumulative Consolidated Interest Expense;

(B)           the aggregate Net Cash Proceeds received after October 29, 2009 by us from capital contributions (other than from a Subsidiary) or from the issuance or sale (other than to the Company or any of our Subsidiaries) of Qualified Equity Interests of us or, to the extent such net cash proceeds are actually contributed to us as equity, the Company (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise retire Equity Interests or Subordinated Indebtedness as set forth below);

(C)           (i)  to the extent that any Investment constituting a Restricted Payment (including an Investment in an Unrestricted Subsidiary) that was made after October 29, 2009 is sold or is otherwise liquidated or repaid, 100% of the amount (to the extent not included in Cumulative Operating Cash Flow) equal to the Net Cash Proceeds or Fair Market Value of marketable securities received with respect to such Investment (less the cost of the disposition of such Investment and net of taxes) and (ii) any cash contribution received by the Issuer from the Company as a result of any Investment constituting a Restricted Payment (including an Investment in an Unrestricted Subsidiary) that was made after October 29, 2009 (to the extent not included in Cumulative Operating Cash Flow); and

(D)          $200,000,000.

(b) Notwithstanding the foregoing, and in the case of clauses (2) through (7) below, so long as there is no Default or Event of Default continuing, the foregoing provisions shall not prohibit the following actions (clauses (1) through (8) being referred to as “Permitted Payments”):

(1)           the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would be permitted by the provisions of paragraph (a) of this covenant and such payment shall be deemed to have been paid on such date of declaration for purposes of the calculation required by paragraph (a) of this covenant;

(2)           any transaction with an officer or director of the Company or the Issuer entered into in the ordinary course of business (including compensation or employee benefit arrangements with any officer or director of the Company or the Issuer, including the payment of longevity bonuses in accordance therewith);

(3)           the repurchase, redemption, or other acquisition or retirement of any of our or the Company’s Equity Interests in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege where in connection therewith cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds of, a substantially concurrent issue and sale for cash (other than to a Subsidiary of the Issuer) of our or the Company’s Qualified Equity Interests or from substantially concurrent contributions to the equity capital of the Issuer; provided that the Net Cash Proceeds from the issuance of such Qualified Equity Interests are excluded from clause (3)(B) of paragraph (a) of this covenant;

(4)           any repurchase, redemption, defeasance, retirement, refinancing or acquisition for value or payment of principal of any Subordinated Indebtedness in exchange for, or out of the net proceeds of, a substantially concurrent issuance and sale for cash (other than to the Company or any of our Subsidiaries) of any of our or the Company’s Qualified Equity Interests or from substantially concurrent contributions to the equity capital of the Issuer, provided that the Net Cash Proceeds from the issuance of such Qualified Equity Interests are excluded from clause (3)(B) of paragraph (a) of this covenant;

(5)           the repurchase, redemption, defeasance, retirement, refinancing or acquisition for value or payment of principal of any Subordinated Indebtedness (other than Disqualified Equity Interests) (a “refinancing”) through the issuance of new Subordinated Indebtedness of the Issuer, provided that any such new Indebtedness (A) shall be in a principal amount that does not exceed the principal amount so refinanced or, if such Subordinated Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration or acceleration thereof, then such lesser amount as of the date of determination), plus the lesser of (I) the stated amount of any premium, interest or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (II) the amount of premium, interest or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses we incurred in connection with such refinancing; (B) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Notes; (C) has a Stated Maturity for its final scheduled principal payment later than the Stated Maturity for the final scheduled principal payment of the Notes; and (D) is expressly subordinated in right of payment to the Notes and the Guarantees, as the case may be, at least to the same extent as the Subordinated Indebtedness to be refinanced;

(6)         the distribution, dividend or other transfer of notes receivable (reflecting Indebtedness owed by any non-Designated SBG Subsidiary to the Issuer) in existence as of the date of the Indenture by the Issuer to the Company or any Unrestricted Subsidiary in connection with a Separation Transaction; provided that immediately after giving effect to such distribution, dividend or other transfer, on a pro forma basis the Issuer could incur $1.00 of additional Indebtedness under the first paragraph of “—Certain Covenants—Limitation on Indebtedness” (other than Permitted Indebtedness); and

(7)         payments of cash dividends, distributions, loans or other transfers by the Issuer to the Company in amounts required (but not in excess thereof) for the Company to pay, in each case without duplication:

(a)           foreign, federal, state and local incomes taxes; to the extent such income taxes are either (1) attributable to the income of the Issuer and its Restricted Subsidiaries and, to the extent of the amount actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries or (2) attributable to the income of the Company but not any of its subsidiaries, provided that in the case of clause (1) above, the amount of such payments in any fiscal year does not exceed the amount that the Issuer and its Restricted Subsidiaries would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year were the Issuer, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity;

(b)           fees and expenses (including franchise or similar taxes) required to maintain its corporate existence, customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers, directors and employees of any direct or indirect parent of the Issuer, if applicable, and general corporate overhead expenses of any direct or indirect parent of the Issuer in each case to the extent such fees and expenses are attributable to the ownership or operation of the Issuer, if applicable, and its Restricted Subsidiaries (provided, that for so long as such direct or indirect parent owns no assets other than the Equity Interests in the Issuer or another direct or indirect parent of the Issuer, such fees and expenses shall be deemed for purposes of this clause (9) to be so attributable to such ownership or operation);

(c)           amounts payable on the Company’s lease(s) for the corporate headquarters;

(d)           general and administrative overhead (except for longevity bonuses) of subsidiaries of the Company (other than Restricted Subsidiaries) so long as the aggregate payments pursuant to this clause (d) shall not in any fiscal year exceed an amount equal to $30,000,000 minus any payments made pursuant to clause (12) of the definition of Permitted Investments;

(e)           capital expenditures of the Company so long as the amount of all payments pursuant to this clause (e) shall not exceed $25,000,000 in the aggregate;

(f)            unfunded commitments relating to operating divisions other than broadcast, so long as the amount of all payments pursuant to this clause (f) shall not exceed in the aggregate an amount equal to $100,000,000 minus any payments made pursuant to clause (13) of the definition of Permitted Investments;

(g)                                  cash dividends on the Company’s shares of common stock in the aggregate amount per fiscal quarter not to exceed $0.20 per share for each share of common stock of the Company outstanding as of the one record date for dividends payable in respect of such fiscal quarter (as such amount shall be appropriately adjusted for any stock splits, stock dividends, reverse stock splits, stock consolidations and similar transactions); and

(h)                                 repurchases of the Company’s shares of common stock pursuant to open market or privately negotiated transactions in an aggregate amount not to exceed $185,000,000; and

(8)         other Restricted Payments; provided, that the Secured Debt to Operating Cash Flow Ratio of the Issuer and its Restricted Subsidiaries at the time of the making of any such Restricted Payment, after giving pro forma effect thereto, is no more than 3.75 to 1;

provided that, notwithstanding anything herein to the contrary, no Designated SBG Subsidiary shall be permitted to make any dividend or other distributions, in cash or property (other than in its additional ownership interests), to the Company or any subsidiary of the Company that directly owns the ownership interests of such Designated SBG Subsidiary, including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such ownership interests or any option, warrant or other right to acquire any such ownership interests.

Limitation on Transactions with Affiliates

We will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of ours (other than us or a Wholly Owned Restricted Subsidiary) unless:

(1)           such transaction or series of transactions is in writing and on terms that are no less favorable to us or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction in arm’s-length dealings with an unrelated third party and

(2)           with respect to any transaction or series of transactions involving aggregate payments in excess of $20,000,000, we deliver an officers’ certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (1) above and such transaction or series of related transactions has been approved by a majority of the members of the Company’s Board of Directors (and approved by a majority of Independent Directors or, in the event there is only one Independent Director, by such Independent Director), and

(3)           with respect to any transaction or series of transactions involving aggregate payments in excess of $25,000,000, an opinion to us or such Restricted Subsidiary from an independent investment banking, accounting or appraisal firm of nationally recognized standing that the terms of such transaction are not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate.

Notwithstanding the foregoing, this provision will not apply to (A) any transaction with an officer or director of the Issuer or the Company entered into in the ordinary course of business (including compensation or employee benefit arrangements with any officer or director of the Issuer or the Company), (B) any transaction entered into by us or one of our Wholly Owned Restricted Subsidiaries with a Wholly Owned Restricted Subsidiary of ours, (C) transactions in existence on the date of the Indenture and (D) any Restricted Payment permitted by the covenant described under “Limitations on Restricted Payments.”

Limitation on Liens

We will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur or affirm any Lien of any kind upon any of its property or assets (including any intercompany notes), now owned or acquired after the date of the Indenture, or any income or profits therefrom, except if the Notes are directly secured equally and ratably with (or prior to in the case of Liens with respect to Subordinated Indebtedness) the obligation or liability secured by such Lien, excluding, however, from the operation of the foregoing any of the Permitted Liens.

Notwithstanding the foregoing, any Lien securing the Notes granted pursuant to this covenant shall be automatically and unconditionally released and discharged upon (a) the release by the holders of the Indebtedness described above of their Lien on the property or assets of the Issuer or any Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness), (b) any sale, exchange or transfer to any person other than the Issuer or any Restricted Subsidiary of all or substantially all the assets of any Restricted Subsidiary creating such Lien in each case in accordance with the terms of the Indenture, (c) payment in full of the principal of, and accrued and unpaid interest, if any, on the Notes, or (d) a defeasance or discharge of the Notes in accordance with the procedures described below under “—Defeasance or Covenant Defeasance of the Indenture” or “—Satisfaction and Discharge.”

The following, collectively, shall constitute the “Permitted Liens”:

(a)           any Lien existing as of the date of the Indenture (other than Liens permitted under clause (c) below);

(b)           any Lien arising by reason of (1) any judgment, decree or order of any court not constituting an Event of Default, so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (2) taxes not yet delinquent or which are being contested in good faith; (3) security for payment of workers’ compensation or other insurance; (4) good faith deposits in connection with tenders, leases, contracts (other than contracts for the payment of money); (5) zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs the use of any parcel of property material to the operation of the business of the Issuer or any Subsidiary or the value of such property for the purpose of such business; (6) deposits to secure public or statutory obligations, or in lieu of surety or appeal bonds; (7) surveys, exceptions, title defects, encumbrances, reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph or telephone lines and other similar purposes or zoning or other restrictions as to the use of real property not interfering with the ordinary conduct of the business of the Issuer or any of its Subsidiaries; or (8) operation of law in favor of mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof;

(c)           any Lien now or hereafter existing on our property or any of our Restricted Subsidiaries securing Indebtedness incurred pursuant to clause (1) of the second paragraph under “—Limitation on Indebtedness” and provided that the provisions described under “—Limitation on Issuances of Guarantees of and Pledges for Indebtedness” are complied with;

(d)           any Lien securing Acquired Indebtedness created prior to (and not created in connection with, or in contemplation of) the incurrence of such Indebtedness by us or any Restricted Subsidiary, in each case which Indebtedness is permitted under the provisions of “—Limitation on Indebtedness”; provided that any such Lien only extends to the assets that were subject to such Lien securing such Acquired Indebtedness prior to the related transaction by the Issuer or its Subsidiaries;

(e)           any Lien securing Permitted Subsidiary Indebtedness;

(f)            Liens securing the Notes and Guarantees and any obligations owing to the Trustee under the Indenture;

(g)           Liens on property of the Issuer or any Restricted Subsidiary with respect to obligations that do not exceed $50,000,000 at any one time outstanding;

(h)           any Lien on property of the Issuer or any Restricted Subsidiary securing Indebtedness incurred pursuant to clause (2) of the second paragraph under “—Limitation on Indebtedness,” provided that the provisions described under “—Limitation on Issuance of Guarantees of and Pledges for Indebtedness” are complied with;

(i)            any extension, renewal, refinancing or replacement, in whole or in part, of any Lien described in the foregoing clauses (a) and (c) through (h) so long as the Lien is limited to the same property and assets that secured the original Lien; and

(j)            any Lien securing Indebtedness of the Issuer and any Restricted Subsidiary; provided, that the Secured Debt to Operating Cash Flow Ratio of the Issuer and its Restricted Subsidiaries at the time of the incurrence of such Indebtedness, after giving pro forma effect thereto and to the application of the proceeds, is 6.0:1 or less.

Limitation on Sale of Assets

(a)           We will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless (1) at least 75% of the consideration from such Asset Sale (exclusive of assumed senior Indebtedness to which we and our Restricted Subsidiaries have received a full and unconditional release from such liability in connection with such Asset Sale) is received in cash and (2) we or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets sold (other than in the case of an involuntary Asset Sale, as determined by our Board of Directors and evidenced in a Board resolution or in connection with an Asset Swap, as determined in writing by a nationally recognized investment banking or appraisal firm); provided, however, that in the event we or any Restricted Subsidiary engage in an Asset Sale with any third party and receives in consideration therefor, or simultaneously with such Asset Sale enters into, a Local Marketing Agreement with such third party or any Affiliate thereof, the Fair Market Value of such Local Marketing Agreement (as determined in writing by a nationally recognized investment banking or appraisal firm) shall be deemed cash and considered when determining whether such Asset Sale complies with the foregoing clauses (1) and (2). Notwithstanding the foregoing, clause (1) of the preceding sentence shall not be applicable to any Asset Swap. Any Designated Noncash Consideration received by us or any of our Restricted Subsidiaries in an Asset Sale shall be deemed cash for purposes of clause (1) of this provision.

(b)           If all or a portion of the Net Cash Proceeds of any Asset Sale are required to be applied (by the terms of such secured Indebtedness) to permanently repay any secured Indebtedness that is secured by a Permitted Lien, the Issuer and the Restricted Subsidiaries may apply such Net Cash Proceeds to the repayment thereof within 12 months of the Asset Sale. If all or a portion of the Net Cash Proceeds of any Asset Sale are not required to be applied to repay permanently any secured Indebtedness that is secured by a Permitted Lien then outstanding as required by the terms thereof, or we determine not to apply such Net Cash Proceeds to the permanent prepayment of such secured Indebtedness that is secured by a Permitted Lien or if no such secured Indebtedness that is secured by a Permitted Lien that by its terms requires the repayment thereof is then outstanding, then we may within 12 months of the Asset Sale, (1) invest the Net Cash Proceeds in properties and assets that (as determined by our Board of Directors) replace the properties and assets that were the subject of the Asset Sale or in properties and assets that will be used in any businesses conducted or proposed to be conducted (as described in this prospectus or any document incorporated herein) by us or our Restricted Subsidiaries on the date of the Indenture or reasonably related thereto; (2) permanently repay any secured Indebtedness that is secured by a Permitted Lien;

or (3) repay senior Indebtedness of the Issuer or any Guarantor (including the Notes and related Guarantees), so long as the Issuer or such Guarantor equally and ratably reduce a pro rata principal amount of Notes (A) through open-market purchases (provided that such purchases are at or above 100% of the principal amount thereof), (B) by redeeming Notes if the Notes are then redeemable as provided under ‘‘—Optional Redemption’’ or (C) by making an offer (in accordance with the procedures set forth below for an Offer) to all holders of Notes to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, a pro rata principal amount of Notes; provided, however, that the Issuer or the applicable Restricted Subsidiary will be deemed to have complied with this clause (b) if, within 12 months of such Asset Sale, the Issuer or the applicable Restricted Subsidiary shall have commenced and not completed or abandoned an expenditure or Investment, or a binding agreement with respect to an expenditure or Investment, in compliance with this clause (b), and that expenditure or Investment is substantially completed within a date that is 12 months and 180 days after the date of such Asset Sale. The amount of such Net Cash Proceeds not used or invested as set forth in the first two sentences of this clause (b) constitutes “Excess Proceeds.” Pending the final application of any Net Cash Proceeds pursuant to this clause (b), the Issuer or the applicable Restricted Subsidiary may apply such Net Cash Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Cash Proceeds in any manner not prohibited by the Indenture.

(c)           Within 30 days after the aggregate amount of Excess Proceeds exceeds $50,000,000, we shall apply the Excess Proceeds to the repayment of the Notes and, at the option of the Issuer, any Pari Passu Indebtedness required to be repurchased under the instrument governing such Pari Passu Indebtedness as follows:

(A)          we shall make an offer to purchase (an “Offer”) from all holders of the Notes in accordance with the procedures set forth in the Indenture in the maximum principal amount (expressed as a multiple of $1,000) of Notes that may be purchased out of an amount (the “Note Amount”) equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the Notes, and the denominator of which is the sum of the outstanding principal amount of the Notes and such Pari Passu Indebtedness (subject to proration in the event such amount is less than the aggregate Offered Price of all Notes tendered), and

(B)           to the extent required by such Pari Passu Indebtedness to permanently reduce the principal amount of such Pari Passu Indebtedness, we shall make an offer to purchase or otherwise repurchase or redeem Pari Passu Indebtedness (a “Pari Passu Offer”) in an amount (the “Pari Passu Debt Amount”) equal to the excess of the Excess Proceeds over the Note Amount; provided that in no event shall the Pari Passu Debt Amount exceed the principal amount of such Pari Passu Indebtedness plus the amount of any premium required to be paid to repurchase such Pari Passu Indebtedness.

The offer price shall be payable in cash in an amount equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the date (the “Offer Date”) such Offer is consummated (the “Offered Price”), in accordance with the procedures set forth in the Indenture. To the extent that the aggregate Offered Price of the Notes tendered pursuant to the Offer is less than the Note Amount relating thereto or the aggregate amount of Pari Passu Indebtedness that is purchased is less than the Pari Passu Debt Amount (the amount of such shortfall, if any, constituting a “Deficiency”), we shall use such Deficiency in our business and that of our Restricted Subsidiaries. Upon completion of the purchase of all the Notes tendered pursuant to an Offer and repurchase of the Pari Passu Indebtedness pursuant to a Pari Passu Offer, the amount of Excess Proceeds, if any, shall be reset at zero.  The Issuer may make an Offer before the end of the 366 days and/or in an amount of less than $50,000,000.

(d)           Whenever the Excess Proceeds we receive exceed $50,000,000, such Excess Proceeds shall be set aside by us in a separate account pending (i) deposit with the depositary or a paying agent of the amount required to purchase the Notes or Pari Passu Indebtedness tendered in an Offer or a Pari Passu Offer, (ii) delivery by us of the Offered Price to the holders of the Notes or Pari Passu Indebtedness tendered in an Offer or a Pari Passu Offer and (iii) application, as set forth above, of Excess Proceeds in our business and that of our Restricted Subsidiaries. Such Excess Proceeds may be invested in Temporary Cash Investments, provided that the maturity date of any such investment made after the amount of Excess Proceeds exceeds $50,000,000 shall not be later than the Offer Date. We shall be entitled to any interest or dividends accrued, earned or paid on such Temporary Cash Investments, provided that we shall not withdraw such interest from the separate account if an Event of Default has occurred and is continuing.

(e)           If we become obligated to make an Offer pursuant to clause (c) above, the Notes shall be purchased by us, at the option of the holder thereof, in whole or in part in amounts of $2,000 or an integral multiple of $1,000 in excess thereof, on a date that is not earlier than 45 days and not later than 60 days from the date the notice is given to holders, or such later date as may be necessary for us to comply with the requirements under the Exchange Act, subject to proration in the event the Note Amount is less than the aggregate Offered Price of all Notes tendered.

(f)            We shall comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with an Offer, provided that to the extent that the provisions of any such securities laws or regulations conflict with any provisions of such an Offer, the Issuer will comply with those securities laws and regulations and will not be deemed to have breached its obligations under any provisions of such an Offer by virtue of such conflict.

(g)           We will not, and will not permit any Restricted Subsidiary to, create or permit to exist or become effective any restriction (other than restrictions existing under Indebtedness as in effect on the date of the Indenture as such Indebtedness may be refinanced from time to time, provided that such restrictions are no less favorable to the holders of the Notes than those existing on the date of the Indenture) that would materially impair our ability to make an Offer to purchase the Notes or, if such Offer is made, to pay for the Notes tendered for purchase.

Limitation on Issuances of Guarantees of and Pledges for Indebtedness

(a)           We will not permit any Restricted Subsidiary, other than the Guarantors, directly or indirectly, to guarantee, assume or in any other manner become liable with respect to any of our Indebtedness (other than guarantees in existence on the date of the Indenture) unless such guarantee is otherwise permitted under the Indenture and such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a guarantee of payment of the Notes by such Restricted Subsidiary, which guarantee shall be on the same terms as the guarantee of such Indebtedness, except that the guarantee of the Notes need not be secured; provided that if such Indebtedness is Subordinated Indebtedness, any such assumption, guarantee or other liability of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated to such Restricted Subsidiary’s guarantee of the Notes at least to the same extent as such Indebtedness is subordinated to the Notes.

(b)           Each guarantee created pursuant to the provisions described in the foregoing paragraph is referred to as a “Guarantee” and the issuer of each such Guarantee is referred to as a “Guarantor.” Notwithstanding the foregoing, any Guarantee by a Restricted Subsidiary of the Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged upon

(1)           any sale, exchange or transfer, to any Person not an Affiliate of the Issuer, of all of the Company’s or the Issuer’s Equity Interest in, or all or substantially all the assets of, such Restricted Subsidiary, which is in compliance with the Indenture or

(2)           the release by the holders of our Indebtedness described in clause (a) above of their guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness), at a time when (A) no other of our Indebtedness has been secured or guaranteed by such Restricted Subsidiary, as the case may be, or (B) the holders of all such other Indebtedness which is secured or guaranteed by such Restricted Subsidiary also release their Guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness).

(c)  Notwithstanding the foregoing, any Guarantee by a Restricted Subsidiary of the Notes shall be automatically and unconditionally released and discharged at any time such Restricted Subsidiary is released from all of its obligations under any Guarantee of any Indebtedness under the Bank Credit Agreement.

Restriction on Transfer of Assets

We and the Guarantors will not sell, convey, transfer or otherwise dispose of our respective assets or property to any of our Restricted Subsidiaries (other than any Guarantor), except for sales, conveyances, transfers or other dispositions made in the ordinary course of business and except for capital contributions to any Restricted Subsidiary, the only material assets of which are Broadcast Licenses, in each case subject to compliance with “—

Limitation on Sale of Assets.” For purposes of this provision, any sale, conveyance, transfer, lease or other disposition of property or assets, having a Fair Market Value in excess of (a) $1,000,000 for any sale, conveyance, transfer, lease or disposition or series of related sales, conveyances, transfers, leases and dispositions and (b) $20,000,000 in the aggregate for all such sales, conveyances, transfers, leases or dispositions in any fiscal year of the Issuer shall not be considered “in the ordinary course of business.”

Purchase of Notes upon a Change of Control

If a Change of Control shall occur at any time, then each holder of Notes shall have the right to require that we purchase such holder’s Notes in whole or in part in amounts of $2,000 and integral multiples of $1,000 thereof, at a purchase price (the “Change of Control Purchase Price”) in cash in an amount equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Purchase Date”), pursuant to the offer described below (the “Change of Control Offer”) and the other procedures set forth in the Indenture.

Within 30 days following any Change of Control, unless we have exercised our right to redeem all of the Notes as described under “—Optional Redemption,” we shall notify the Trustee thereof and give written notice of such Change of Control to each holder of Notes, by first-class mail, postage prepaid, at the address appearing in the security register, stating, among other things, the purchase price and that the purchase date shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act; that any Note not tendered will continue to accrue interest; that, unless we default in the payment of the purchase price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; and certain other procedures that a holder of Notes must follow to accept a Change of Control Offer or to withdraw such acceptance.

If a Change of Control Offer is made, there can be no assurance that we will have available funds sufficient to pay the Change of Control Purchase Price for all of the Notes that might be delivered by holders of the Notes seeking to accept the Change of Control Offer. A Change of Control will also result in an event of default under the Bank Credit Agreement and could result in the acceleration of all indebtedness under the Bank Credit Agreement. See “Description of Other Indebtedness—Sinclair Television Group, Inc.—Bank Credit Agreement.” Moreover, the Bank Credit Agreement prohibits the repurchase of the Notes by us. Our failure to make or consummate the Change of Control Offer or pay the Change of Control Purchase Price when due will result in an Event of Default under the Indenture.

The Change of Control provisions described below may deter certain mergers, tender offers and other takeover attempts involving the Company or the Issuer by increasing the capital required to effectuate such transactions. In addition, the term “all or substantially all” as used in the definition of “Change of Control” has not been interpreted under New York law (which is the governing law of the Indenture) to represent a specific quantitative test. As a consequence, in the event the holders of the Notes elected to exercise their rights under the Indenture and we elected to contest such election, there could be no assurance as to how a court interpreting New York law would interpret the phrase.

The Issuer will not be required to make a Change of Control Offer if a third party makes an offer in the manner, at the times and otherwise in compliance with the requirements for a Change of Control Offer to be made by the Issuer and such third party purchases all the Notes properly tendered and not withdrawn under its offer.

The existence of a holder’s right to require us to repurchase such holder’s Notes upon a Change of Control may deter a third party from acquiring us in a transaction which constitutes a Change of Control.

“Change of Control” means the occurrence of any of the following events:

(1)           any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding Voting Stock of the

Company or the Issuer, provided that in the case of the Company, the Permitted Holders “beneficially own” (as so defined) a lesser percentage of such Voting Stock than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company or the Issuer;

(2)           during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company or the Issuer (together with any new directors whose election to such Board, or whose nomination for election by the shareholders of the Company or the Issuer, was approved by a vote of at least 662/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Board of Directors then in office;

(3)           the Company or the Issuer consolidates with or merges with or into any Person or conveys, transfers or leases all or substantially all of its assets to any Person, or any corporation consolidates with or merges into or with the Company or the Issuer, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company or the Issuer is changed into or exchanged for cash, securities or other property, other than any such transaction where the outstanding Voting Stock of the Company or the Issuer is not changed or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of the Company or the Issuer) or where (A) the outstanding Voting Stock of the Company or the Issuer is changed into or exchanged for (x) Voting Stock of the surviving corporation which is not Disqualified Equity Interests or (y) cash, securities and other property (other than Equity Interests of the surviving corporation) in an amount which could be paid by the Company or the Issuer as a Restricted Payment as described under “—Limitation on Restricted Payments” (and such amount shall be treated as a Restricted Payment subject to the provisions in the Indenture described under “—Limitation on Restricted Payments”) and (B) no “person” or “group” other than Permitted Holders owns immediately after such transaction, directly or indirectly, more than the greater of (1) 50% of the total outstanding Voting Stock of the surviving corporation and (2) the percentage of the outstanding Voting Stock of the surviving corporation owned, directly or indirectly, by Permitted Holders immediately after such transaction; or

(4)           the Company or the Issuer is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under “— Consolidation, Merger, Sale of Assets.”

A Change of Control would be triggered at such time as, during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company or the Issuer (together with any new directors whose election to such Board or whose nomination for election by the shareholders of the Company or the Issuer, was approved by a vote of at least 662/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approve) cease for any reason to constitute a majority of such Board of Directors then in office. You should note, however, that recent case law suggest that, in the event that incumbent directors are replaced as a result of a contested election, issuers may nevertheless avoid triggering a Change of Control under a clause similar to the provision described in the prior sentence if the outgoing directors were to approve the new directors for the purpose of such Change of Control clause.

“Permitted Holders” means as of the date of determination (1) any of David D. Smith, Frederick G. Smith, J. Duncan Smith and Robert E. Smith; (2) family members or the relatives of the Persons described in clause (1); (3) any trusts created for the benefit of the Persons described in clauses (1), (2) or (4) or any trust for the benefit of any such trust; or (4) in the event of the incompetence or death of any of the Persons described in clauses (1) and (2), such Person’s estate, executor, administrator, committee or other personal representative or beneficiaries, in each case who at any particular date shall beneficially own or have the right to acquire, directly or indirectly, Equity Interests of the Company or the Issuer. With respect to the Issuer, the Company and each Wholly Owned Restricted Subsidiary shall be a “Permitted Holder.”

The provisions of the Indenture will not afford holders of Notes the right to require us to repurchase the Notes in the event of a highly leveraged transaction or certain transactions with the Company’s or the Issuer’s management or its

Affiliates, including a reorganization, restructuring, merger or similar transaction (including, in certain circumstances, an acquisition of the Company or the Issuer by management or its Affiliates) involving the Company or the Issuer that may adversely affect holders of the Notes, if such transaction is not a transaction defined as a Change of Control. A transaction involving the Company’s or the Issuer’s management or its Affiliates, or a transaction involving a recapitalization of the Company or the Issuer, will only result in a Change of Control if it is the type of transaction specified by such definition.

We will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer, provided that to the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes, the Issuer will comply with those securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Offer provisions of the Notes by virtue of any such conflict.

Limitation on Subsidiary Equity Interests

We will not permit any Restricted Subsidiary of ours to issue any Equity Interests, except for (1) Equity Interests issued to and held by us or a Wholly Owned Restricted Subsidiary, and (2) Equity Interests issued by a Person prior to the time (A) such Person becomes a Restricted Subsidiary, (B) such Person merges with or into a Restricted Subsidiary or (C) a Restricted Subsidiary merges with or into such Person; provided that such Equity Interests were not issued or incurred by such Person in anticipation of the type of transaction contemplated by subclause (A), (B) or (C).

Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries

We will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of ours to

(1)           pay dividends or make any other distribution on its Equity Interests,

(2)           pay any Indebtedness owed to us or a Restricted Subsidiary,

(3)           make any Investment in us or a Restricted Subsidiary or

(4)           transfer any of its properties or assets to us or any Restricted Subsidiary of ours.

However, this covenant will not prohibit

(1)           any encumbrance or restriction pursuant to an agreement in effect on the date of the Indenture or contained in any other indenture or instrument governing debt or preferred securities that are no more restrictive than those contained in the Indenture;

(2)           any encumbrance or restriction, with respect to a Restricted Subsidiary that is not a Subsidiary of ours on the date of the Indenture, in existence at the time such Person becomes a Restricted Subsidiary of ours and not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary, provided that such encumbrances and restrictions are not applicable to the Issuer or any Restricted Subsidiary or the properties or assets of the Issuer or any Restricted Subsidiary other than such Subsidiary which is becoming a Restricted Subsidiary;

(3)           any encumbrance or restriction existing under, by reason of or with respect to any agreement of us or any Restricted Subsidiary of ours; provided that (a) such encumbrances or restrictions are ordinary and customary in light of the type of agreement involved and (b) such encumbrances will not affect in any material respect our or any Guarantor’s ability to make principal and interest payments on the Notes, as determined in good faith by us;

(4)           any encumbrance or restriction existing under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (1), (2) and (3), or in this clause (4), provided that the terms and conditions of any such encumbrances or restrictions are not materially less favorable to the holders of the Notes than those under or pursuant to the agreement evidencing the Indebtedness so extended, renewed, refinanced or replaced or are not more restrictive than those set forth in the Indenture; and

(5)           any encumbrance or restriction created pursuant to an asset sale agreement, stock sale agreement or similar instrument pursuant to which an Asset Sale permitted under “—Limitation on Sale of Assets” is to be consummated, so long as such restriction or encumbrance shall be effective only for a period from the execution and delivery of such agreement or instrument through a termination date not later than 270 days after such execution and delivery.

Limitation on Unrestricted Subsidiaries

We will not make, and will not permit any of our Restricted Subsidiaries to make, any Investments in Unrestricted Subsidiaries if, at the time thereof, the aggregate amount of such Investments would exceed the amount of Restricted Payments then permitted to be made pursuant to the “—Limitation on Restricted Payments” covenant. Any Investments in Unrestricted Subsidiaries permitted to be made pursuant to this covenant (1) will be treated as the payment of a Restricted Payment in calculating the amount of Restricted Payments made by us and (2) may be made in cash or property.

Provision of Financial Statements

The Indenture provides that, whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, it will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which it would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) if it were so subject, such documents to be filed with the Commission on or prior to the respective dates by which it would have been required so to file such documents if it were so subject (the “Required Filing Dates”); provided, however, that if the Company is not permitted by the Commission to file such reports with the Commission, it shall post the annual reports, quarterly reports and other documents that it would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) if it were so subject on its website accessible to each holder of Notes by the applicable Required Filing Date.

The Company will also in any event (x) within 15 days of each Required Filing Date (1) transmit by mail to all holders, as their names and addresses appear in the Note register, without cost to such holders and (2) file with the Trustee copies of the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if it were subject to such Sections and (y) if the Company’s filing such documents with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder at its expense. Notwithstanding the foregoing, the Company will be deemed to have furnished such reports referred to above to the holders if it has filed such reports with the Commission via the Commission’s Electronic Data Gathering, Analysis, and Retrieval Filing System (EDGAR) and such reports are publicly available.

In addition, the Indenture will provide that if at any time the financial statements of the Company do not include the consolidated balance sheets, consolidated statements of operations and consolidated statements of cash flows of the Issuer and the Guarantors presented in accordance with Rule 3-10 of Regulation S-X under the Securities Act, then the Issuer will furnish to each holder of Notes (including by posting on a website accessible to each holder of Notes) (a) within 120 days after the end of each fiscal year of the Issuer, the audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows of the Issuer and its Subsidiaries (excluding Unrestricted Subsidiaries) as of the end of and for such year, setting forth in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing and (b) within 60 days after the end of each of the first three quarters of each fiscal year of the Issuer, the unaudited consolidated balance sheet and related statements of operations, stockholder’s equity and cash flows of the Issuer and its Subsidiaries (excluding Unrestricted Subsidiaries) as of the end of and for

such fiscal quarter and then elapsed portion of such fiscal year, setting forth in comparative form the figures for the corresponding period or periods of the previous fiscal year, all certified by a financial officer of the Issuer as permitted by GAAP.

The Indenture will also provide that, so long as any of the Notes remain outstanding, we will make available to any prospective purchaser of Notes or beneficial owner of Notes in connection with any sale of Notes the information required by Rule 144A(d)(4) under the Securities Act so long as such Notes are not freely transferable under the Securities Act.

Effectiveness of Covenants upon an Investment Grade Rating Event

(a) Upon and after the occurrence of an Investment Grade Rating Event, the covenants under the foregoing sections of this prospectus will be suspended:

(1)           “—Limitation on Indebtedness;”

(2)           “—Limitation on Restricted Payments;”

(3)           “—Limitation on Transactions with Affiliates;”

(4)           “—Limitation on Sale of Assets;”

(5)           “—Limitation on Issuances of Guarantees of and Pledges for Indebtedness;”

(6)           “—Restrictions on Transfer of Assets;”

(7)           “—Limitation on Subsidiary Equity Interests;”

(8)           “—Limitation on Dividends and other Payment Restrictions Affecting Subsidiaries;”

(9)           “—Limitation on Unrestricted Subsidiaries;” and

(10)         “—Provision of Financial Statements.”

(b)           Upon and after the occurrence of an Investment Grade Rating Event, the provision set forth in clause (3) of the covenant described below “—Consolidation, Merger, Sale of Assets” will be suspended.

During any period that the foregoing covenants have been suspended, the Issuer’s Board of Directors may not designate any of the Issuer’s Subsidiaries as Unrestricted Subsidiaries pursuant to the covenant described below under the caption “—Limitation on Unrestricted Subsidiaries.”

Notwithstanding the foregoing, if the rating assigned by either Rating Agency should subsequently decline to below an Investment Grade Rating, the foregoing covenants will be reinstituted as of and from the date of such rating decline; provided, however, no Default, Event of Default or breach of any kind shall be deemed to exist or have occurred under the Indenture, the Notes or the Guarantees with respect to the foregoing suspended covenants based on, and none of the Issuer or any of the Restricted Subsidiaries or Guarantors shall bear any liability for, any actions taken or events occurring during the period the foregoing covenants were suspended, or any actions taken at any time pursuant to any contractual obligation arising prior to the date the foregoing covenants were reinstated, regardless of whether such actions or events would have been permitted if the applicable suspended covenants remained in effect during such period. On the date the foregoing covenants are reinstated, all Indebtedness incurred during the suspension period will be deemed to have been outstanding on the date of the Indenture, so that it is classified as permitted under clause (4) of “—Limitation on Indebtedness.” Calculations under the reinstated “—Limitation on Restricted Payments” covenant will be made as if the “—Limitation on Restricted Payments” covenant had been in effect since the date of the Indenture except that no Default or Event of Default will be deemed to have occurred solely by reason of a Restricted Payment made while that covenant was suspended.

Additional Covenants

The Indenture also contains covenants with respect to the following matters: (i) payment of principal, premium and interest; (ii) maintenance of an office or agency; (iii) arrangements regarding the handling of money held in trust; (iv) maintenance of corporate existence; (v) payment of taxes and other claims; (vi) maintenance of properties; and (vii) maintenance of insurance.

Consolidation, Merger, Sale of Assets

We shall not, in a single transaction or a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of our properties and assets to any Person or group of affiliated Persons, or permit any of our Subsidiaries to enter into any such transaction or transactions if such transaction or transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of us and our Subsidiaries on a Consolidated basis to any other Person or group of affiliated Persons, unless at the time and after giving effect thereto:

(1)                                 either (a) we shall be the continuing corporation or (b) the Person (if other than the Issuer) formed by such consolidation or into which we are merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of us and our Subsidiaries on a Consolidated basis (the “Surviving Entity”) shall be a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person assumes, by a supplemental indenture in a form reasonably satisfactory to the Trustee, all of our obligations under the Notes and the Indenture and the Registration Rights Agreement, and the Indenture and the Registration Rights Agreement shall remain in full force and effect;

(2)                                 immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(3)                                 immediately before and immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred on the first day of the four-quarter period immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such pro forma calculation), we (or the Surviving Entity if we are not the continuing obligor under the Indenture) could incur $1.00 of additional Indebtedness under the provisions of “—Certain Covenants—Limitation on Indebtedness” (other than Permitted Indebtedness);

(4)                                 each Guarantor, if any, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under the Indenture and the Notes;

(5)                                 if any of our property or assets or any of our Subsidiaries would thereupon become subject to any Lien, the provisions of “—Certain Covenants—Limitation on Liens” are complied with; and

(6)                                 we or the Surviving Entity shall have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officers’ certificate and an opinion of counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, lease or other transaction and the supplemental indenture in respect thereto comply with the provisions of the Indenture and that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

Each Guarantor will not, and we will not permit a Guarantor to, in a single transaction or series of related transactions merge or consolidate with or into any other corporation (other than us or any other Guarantor) or other entity, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets on a Consolidated basis to any entity (other than us or any other Guarantor) unless at the time and giving effect thereto:

(1)                                 either (a) such Guarantor shall be the continuing corporation or (b) the entity (if other than such Guarantor) formed by such consolidation or into which such Guarantor is merged or the entity which acquires by sale, assignment, conveyance, transfer, lease or disposition the properties and assets of such Guarantor shall be a corporation duly organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and shall expressly assume by a supplemental indenture, executed and delivered to the Trustee, in a form reasonably satisfactory to the Trustee, all the obligations of such Guarantor under the Notes and the Indenture and the Registration Rights Agreement;

(2)                                 immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(3)                                 such Guarantor shall have delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or disposition and such supplemental indenture comply with the Indenture, and thereafter all obligations of the predecessor shall terminate.

The provisions of this paragraph shall not apply to any transaction (including an Asset Sale made in accordance with “—Certain Covenants—Limitation on Sale of Assets”) with respect to any Guarantor if the Guarantee of such Guarantor is released in connection with such transaction in accordance with paragraph (b) of “—Certain Covenants—Limitation on Issuances of Guarantees of and Pledges for Indebtedness.”

In the event of any transaction (other than a lease) described in and complying with the conditions listed in the immediately preceding paragraphs in which we or any Guarantor is not the continuing corporation, the successor Person formed or remaining shall succeed to, and be substituted for, and may exercise every right and power of, us or such Guarantor, as the case may be, and we or such Guarantor, as the case may be, would be discharged from its obligations under the Indenture, the Notes or its Guarantee, as the case may be, and the Registration Rights Agreement.

Notwithstanding the foregoing paragraphs, we may dissolve inactive Subsidiaries having de minimis or no assets.

Events of Default

An Event of Default will occur under the Indenture if:

(1)                                 there shall be a default in the payment of any interest on any Note when it becomes due and payable, and such default shall continue for a period of 30 days;

(2)                                 there shall be a default in the payment of the principal of (or premium, if any, on) any Note at its Maturity (upon acceleration, optional or mandatory redemption, required repurchase or otherwise);

(3)                                 (a) there shall be a default in the performance, or breach, of any covenant or agreement of ours or any Guarantor under the Notes, the Guarantees or the Indenture (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in clause (1) or (2) or in clause (b), (c) or (d) of this clause (3)) and such default or breach shall continue for a period of 30 days after written notice has been given, by certified mail, (x) to us by the Trustee or (y) to us and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Notes; (b) there shall be a default in the performance or breach of the provisions described in “—Consolidation, Merger, Sale of Assets”; (c) we shall have failed to make or consummate an Offer in accordance with the provisions of “—Certain Covenants—Limitation on Sale of Assets”; or (d) we shall have failed to make or consummate a Change of Control Offer in accordance with the provisions of “—Certain Covenants—Purchase of Notes upon a Change of Control;”

(4)                                 one or more defaults shall have occurred under any agreements, indentures or instruments under which we, any Guarantor or any Restricted Subsidiary then has outstanding Indebtedness in excess of $75,000,000 in the aggregate and, if not already matured at its final maturity in accordance with its terms, such Indebtedness shall have been accelerated;

(5)                                 any Guarantee shall for any reason cease to be, or be asserted in writing by any Guarantor or us not to be, in full force and effect, enforceable in accordance with its terms, except to the extent contemplated by the Indenture and any such Guarantee;

(6)                                 one or more judgments, orders or decrees for the payment of money in excess of $75,000,000, either individually or in the aggregate (net of amounts covered by insurance, bond, surety or similar instrument) shall be entered against us, any Guarantor or any Restricted Subsidiary or any of their respective properties and shall not be discharged and either (a) any creditor shall have commenced an enforcement proceeding upon such judgment, order or decree or (b) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect;

(7)                                 there shall have been the entry by a court of competent jurisdiction of (a) a decree or order for relief in respect of the Company, the Issuer or any Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (b) a decree or order adjudging the Company, the Issuer or any Significant Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, the Issuer or any Significant Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company, the Issuer or any Significant Subsidiary or of any substantial part of their respective properties, or ordering the winding up or liquidation of their affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days; or

(8)                                 (a)                                 the Company, the Issuer or any Significant Subsidiary commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent,

(b)                                 the Company, the Issuer or any Significant Subsidiary consents to the entry of a decree or order for relief in respect of the Company, the Issuer or any Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it,

(c)                                  the Company, the Issuer or any Significant Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law,

(d)                                 the Company, the Issuer or any Significant Subsidiary (x) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company, the Issuer or any Significant Subsidiary or of any substantial part of their respective property, (y) makes an assignment for the benefit of creditors or (z) admits in writing its inability to pay its debts generally as they become due or

(e)                                  the Company, the Issuer or any Significant Subsidiary takes any corporate action in furtherance of any such actions in this paragraph (8).

If an Event of Default (other than as specified in clauses (7) and (8) of the prior paragraph) shall occur and be continuing, the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes outstanding may, and the Trustee at the request of such holders shall, declare all unpaid principal of, premium, if any, and accrued interest on, all the Notes to be due and payable immediately by a notice in writing to us (and to the Trustee if given by the holders of the Notes); provided that so long as the Bank Credit Agreement is in effect, such declaration shall not become effective until the earlier of (a) five business days after receipt of such notice of acceleration from the holders or the Trustee by the agent under the Bank Credit Agreement or (b) acceleration of the Indebtedness under the Bank Credit Agreement.  Thereupon the Trustee may, at its discretion, proceed to protect and enforce the rights of the holders of Notes by appropriate judicial proceeding. If an Event of Default specified in clause (7) or (8) of the prior paragraph occurs and is continuing, then all the Notes shall ipso facto become and be immediately due and payable, in an amount equal to the principal amount of the Notes, together with accrued and unpaid interest, if any, to the date the Notes become due and payable, without any declaration or other act on the part of the Trustee or any holder. The Trustee or, if notice of acceleration is given by the holders of the Notes, the holders of the Notes shall give notice to the agent under the Bank Credit Agreement of such acceleration.

After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of Notes outstanding, by written notice to us and the Trustee, may rescind and annul such declaration if (a) we have paid or deposited with the Trustee a sum sufficient to pay (1) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (2) all overdue interest on all Notes, (3) the principal of and premium, if any, on any Notes which have become due otherwise than by such declaration of acceleration and interest thereon at a rate borne by the Notes and (4) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes; and (b) all Events of Default, other than the non-payment of principal of the Notes which have become due solely by such declaration of acceleration, have been cured or waived.

The holders of not less than a majority in aggregate principal amount of the Notes outstanding may on behalf of the holders of all the Notes waive any past default under the Indenture and its consequences, except a default in the payment of the principal of, premium, if any, or interest on any Note, or in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each Note outstanding.

We are also required to notify the Trustee within five Business Days of the occurrence of any Default. We are required to deliver to the Trustee, on or before a date not more than 60 days after the end of each fiscal quarter and not more than 120 days after the end of each fiscal year, a written statement as to compliance with the Indenture, including whether or not any default has occurred. The Trustee is under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the holders of the Notes unless such holders offer to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred thereby.

The Trust Indenture Act contains limitations on the rights of the Trustee, should it become a creditor of ours or any Guarantor, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest it must eliminate such conflict upon the occurrence of an Event of Default or else resign.

Defeasance or Covenant Defeasance of the Indenture

We may, at our option, at any time, elect to have our obligations, each of the Guarantors and any other obligor upon the Notes discharged with respect to the outstanding Notes and the Indenture (“defeasance”). Such defeasance means that we, each of the Guarantors and any other obligor under the Indenture shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, except for

(1)                                 the rights of holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due,

(2)                                 our obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for security payments held in trust,

(3)                                 the rights, powers, trusts, duties and immunities of the Trustee, and

(4)                                 the defeasance provisions of the Indenture.

In addition, we may, at our option and at any time, elect to have the obligations of the Issuer and any Guarantor released with respect to certain covenants that are described in the Indenture (“covenant defeasance”) and any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the Notes. In the event covenant defeasance occurs, certain events (not including non-payment, enforceability of any Guarantee, bankruptcy and insolvency events) described under “—Events of Default” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either defeasance or covenant defeasance,

(1)                                 we must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes, cash in United States dollars, U.S. Government Obligations (as defined in the Indenture), or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm expressed in a written certification thereof delivered to the Trustee, to pay and discharge the principal of, premium, if any, and interest on the outstanding Notes on the Stated Maturity of such principal or installment of principal or interest (or on any date after the initial redemption date, if any, for such outstanding Notes (such date being referred to as the “Defeasance Redemption Date”), if when exercising either defeasance or covenant defeasance, we have delivered to the Trustee an irrevocable notice to redeem all of the outstanding Notes on the Defeasance Redemption Date);

(2)                                 in the case of defeasance, we shall have delivered to the Trustee an opinion of independent counsel in the United States stating that (A) we have received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of independent counsel in the United States shall confirm that, the holders and beneficial owners of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

(3)                                 in the case of covenant defeasance, we shall have delivered to the Trustee an opinion of independent counsel in the United States to the effect that the holders and beneficial owners of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(4)                                 no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as clause (7) or (8) under the first paragraph under “—Events of Default” are concerned, at any time during the period ending on the 91st day after the date of deposit;

(5)                                 such defeasance or covenant defeasance shall not cause the Trustee for the Notes to have a conflicting interest with respect to any securities of the Issuer or any Guarantor;

(6)                                 such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, the Indenture or any other material agreement or instrument to which we or any Guarantor is a party or by which it is bound;

(7)                                 we shall have delivered to the Trustee an opinion of independent counsel to the effect that (A) the trust funds will not be subject to any rights of holders of Indebtedness that ranks pari passu with the Notes or the Guarantees, including, without limitation, those arising under the Indenture and (B) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(8)                                 we shall have delivered to the Trustee an officers’ certificate stating that the deposit was not made by us with the intent of preferring the holders of the Notes or any Guarantee over the other creditors of the Issuer or any Guarantor with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer, any Guarantor or others;

(9)                                 no event or condition shall exist that would prevent us from making payments of the principal of, premium, if any, and interest on the Notes on the date of such deposit or at any time ending on the 91st day after the date of such deposit; and

(10)                          we shall have delivered to the Trustee an officers’ certificate and an opinion of independent counsel, each stating that all conditions precedent provided for relating to either the defeasance or the covenant defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

The Indenture will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes, as expressly provided for in the Indenture) as to all outstanding Notes when:

(a)                                 either:

(1)                                 all Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid) have been delivered to the Trustee for cancellation; or

(2)                                 all Notes not theretofore delivered to the Trustee for cancellation (a) have become due and payable, or (b) will become due and payable at their Stated Maturity within one year, or (c) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer and we or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, including principal of, premium, if any, and accrued interest at such Stated Maturity or redemption date;

(b)                                 we or any Guarantor has paid or caused to be paid all other sums payable under the Indenture relating to the Notes by us or any Guarantor; and

(c)                                  we have delivered to the Trustee an officers’ certificate and an opinion of counsel stating that (1) all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture relating to the Notes have been complied with and (2) such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, the Indenture relating to the Notes or any other material agreement or instrument to which we or any Guarantor is a party or by which we or any Guarantor is bound.

Modifications and Amendments

Modifications and amendments of the Indenture relating to the Notes may be made by us, any Guarantor and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Notes; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Note affected thereby:

(1)                                 change the Stated Maturity of the principal of, or any installment of interest on, any Note or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or in the case of redemption, on or after the redemption date) (other than provisions relating to the covenants set forth under “—Certain Covenants—Limitation on Sale of Assets”);

(2)                                 amend, change or modify our obligation to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with “—Certain Covenants—Purchase of Notes upon a Change of Control,” including amending, changing or modifying any definitions with respect thereto;

(3)                                 reduce the percentage in principal amount of outstanding Notes, the consent of whose holders is required for any supplemental indenture, or the consent of whose holders is required for any waiver or compliance with certain provisions of the Indenture or certain defaults or with respect to any Guarantee;

(4)                                 modify any of the provisions relating to supplemental indentures requiring the consent of holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of outstanding Notes required for such actions or to provide that certain other provisions of the Indenture relating to the Notes cannot be modified or waived without the consent of the holder of each Note affected thereby;

(5)                                 except as otherwise permitted under “—Consolidation, Merger, Sale of Assets,” consent to the assignment or transfer by us or any Guarantor of any of its rights and obligations under the Indenture; or

(6)                                 amend or modify any of the provisions of the Indenture relating to the ranking of the Notes or any Guarantee in any manner adverse to the holders of the Notes or any Guarantee;

provided further, that no such modification or amendment may, without the consent of the holders of 66 2/3% of the outstanding Notes affected thereby, amend, change or modify our obligation to make and consummate an Offer with respect to any Asset Sale or Asset Sales in accordance with “—Certain Covenants—Limitation on Sale of Assets” including amending, changing or modifying any definitions with respect thereto.

Without the consent of any holders, we and the Guarantors, when authorized by a resolution of the board of directors and upon delivery of an Opinion of Counsel to the effect that such supplemental indentures or agreements are permitted under the Indenture, and the Trustee, at any time and from time to time, may enter into one or more supplemental indentures or agreements, or other instruments with respect to any Guarantee, in form and substance satisfactory to the Trustee, for any of the following purposes:

(1)                                 to evidence the succession of another Person to us, any Guarantor or any other obligor upon the Notes, and the assumption by any such successor of our covenants or such Guarantor or obligor under the Indenture and in the Notes and in any Guarantee, in each case in compliance with the provisions of the Indenture;

(2)                                 to add to the covenants of the Issuer, any Guarantor or any other obligor upon the Notes for the benefit of the holders, or to surrender any right or power conferred in the Indenture upon us, any Guarantor or any other obligor upon the Notes, as applicable, in the Indenture, in the Notes or in any Guarantee;

(3)                                 to cure any ambiguity, to correct or supplement any provision in the Indenture which may be defective or inconsistent with any other provision in the Indenture or in any Guarantee, or to make any other provisions with respect to matters or questions arising under the Indenture, the Notes or any Guarantee; provided that, in each case, such provisions shall not adversely affect the interests of the holders;

(4)                                 to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, as contemplated by the Indenture or otherwise;

(5)                                 to add a Guarantor pursuant to the requirements under “Certain Covenants—Limitation on Issuances of Guarantees of and Pledges for Indebtedness”;

(6)                                 to evidence and provide the acceptance of the appointment of a successor trustee under the Indenture;

(7)                                 to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the holders as additional security for the payment and performance of the Indenture obligations, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee pursuant to this Indenture or otherwise; or

(8)                                 to provide for uncertificated Notes in place of or in addition to certificated Notes.

The holders of a majority in aggregate principal amount of the Notes outstanding may waive compliance with certain restrictive covenants and provisions of the Indenture relating to the Notes.

Governing Law

The Indenture, the Notes and the Guarantees will be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflicts of law principles thereof.

Payment and Paying Agent

Payments in respect of the Notes shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable payment dates or, if the Notes are not held by DTC, such payments shall be made at the office or agency of the Paying Agent maintained for such purpose, or at our option, by check mailed to the address of the holder entitled thereto as such address shall appear on the Notes Register. The Paying Agent shall initially be U.S. Bank National Association. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days’ written notice to us. In the event that U.S. Bank National Association chooses no longer to be the Paying Agent, we shall appoint a successor (which shall be a bank or trust company) acceptable to us to act as Paying Agent.

Registrar and Transfer Agent

U.S. Bank National Association will act as registrar and transfer agent for the Notes (the “Notes Registrar”).

As described under “—Book-Entry Securities; The Depository Trust Company; Delivery and Form,” so long as the Notes are in book-entry form, registration of transfers and exchanges of Notes will be made through direct participants and indirect participants in DTC. If physical certificates representing the Notes are issued, registration of transfers and exchanges of Notes will be effected without charge by us or on our behalf, but, in the case of a transfer, upon payment (with the giving of such indemnity as we may require) in respect of any tax or other governmental charges which may be imposed in relation to it.

We will not be required to register or cause to be registered any transfer of Notes during a period beginning 15 days prior to the mailing of notice of redemption of Notes and ending on the day of such mailing.

Certain Definitions

“Acquired Indebtedness” means Indebtedness of a Person (1) existing at the time such Person becomes a Subsidiary or (2) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

“Affiliate” means, with respect to any specified Person, (1) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, (2) any executive officer or director of such Person or (3) any other Person 10% or more of the voting Equity Interests of which are beneficially owned or held directly or indirectly by such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Premium” means, with respect to a Note on any date of redemption, the greater of:

(1)                                 1.0% of the principal amount of such Note; and

(2)                                 the excess, if any, of (a) the present value as of such date of redemption of (1) the redemption price of such Note on August 1, 2019, (each such redemption price being described under “—Optional Redemption”) plus (2) all required interest payments due on such Note through August 1, 2019 (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Treasury Rate as of such date of redemption plus 50 basis points, over (b) the then-outstanding principal of such Note.

“Asset Sale” means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or Sale and Leaseback Transaction) (collectively, a “transfer”), directly or indirectly, in one or a series of related transactions, of

(1)                                 any Equity Interest of any Restricted Subsidiary;

(2)                                 all or substantially all of the properties and assets of any division or line of business of the Issuer or any Restricted Subsidiary; or

(3)                                 any other properties or assets of the Issuer or any Restricted Subsidiary, other than in the ordinary course of business.

For the purposes of this definition, the term “Asset Sale” shall not include (A) any transfer of properties and assets (i) that is governed by the provisions described under “—Consolidation, Merger, Sale of Assets,” (ii) that is by the Issuer to any Wholly Owned Restricted Subsidiary that is a Guarantor, or by any Restricted Subsidiary to the Issuer or any Wholly Owned Restricted Subsidiary that is a Guarantor in accordance with the terms of the Indenture or (iii) that aggregates not more than $50,000,000 in gross proceeds or (B) any Restricted Payment that is permitted by the covenant described under “—Limitation on Restricted Payments” or a Permitted Investment.

“Asset Swap” means an Asset Sale by the Issuer or any Restricted Subsidiary in exchange for properties or assets that will be used in the business of the Issuer and its Restricted Subsidiaries existing on the date of the Indenture or reasonably related thereto.

“Average Life to Stated Maturity” means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (1) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment by (2) the sum of all such principal payments.

“Bank Credit Agreement” means the Sixth Amended and Restated Credit Agreement, dated as of July 31, 2014, between the Issuer, the guarantors party thereto, the lenders named therein and J.P. Morgan Chase Bank, N.A., as administrative agent, RBC Capital Markets, LLC as lead arranger and bookrunner, J.P. Morgan Securities LLC, Wells Fargo Securities, LLC and Deutsche Bank Securities Inc., as joint lead arrangers and joint bookrunners, SunTrust Robinson Humphrey, Inc. and the Bank of Tokyo-Mitsubishi-UFJ, Ltd., as Co-Senior Arrangers, Bank of America, NA, as Co-Arranger, Royal Bank of Canada, as Syndication Agent, Wells Fargo Bank, National Association, SunTrust Bank and Deutsche Bank Securities Inc., as co-documentation agents, as such agreement may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time (including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing and including, for the avoidance of doubt, any renewals, extensions, substitutions, refinancing, restructurings, replacements, supplements or any other modifications through any indenture, note purchase agreement or similar instrument). For all purposes under the Indenture, “Bank Credit Agreement” shall include any amendments, renewals, extensions, substitutions, refinancings, restructurings, replacements, supplements or any other modifications that increase the principal amount of the Indebtedness or the commitments to lend thereunder and have been made in compliance with “—Certain Covenants—Limitation on Indebtedness;” provided that, for purposes of the definition of “Permitted Indebtedness” set forth in “—Certain Covenants—Limitation on Indebtedness,” no such increase may result in the principal amount of Indebtedness of the Company under the Bank Credit Agreement exceeding the amount permitted by clause (1) of the definition of “Permitted Indebtedness.”

“Bankruptcy Law” means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

“Broadcast Licenses” means (a) the licenses, permits, authorizations or certificates to construct, own or operate the Stations granted by the FCC, and all extensions, additions and renewals thereto or thereof, and (b) the licenses, permits, authorizations or certificates which are necessary to construct, own or operate the Stations granted by administrative law courts or any state, county, city, town, village or other local government authority, and all extensions, additions and renewals thereto or thereof.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Capital Lease Obligation” means any obligation of the Issuer and the Restricted Subsidiaries on a Consolidated basis under any capital lease of real or personal property which, in accordance with GAAP, has been recorded as a capitalized lease obligation.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of the Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means Sinclair Broadcast Group, Inc., a corporation incorporated under the laws of the State of Maryland, until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Company” shall mean such successor Person.

“Consolidated Interest Expense” means, without duplication, for any period, the sum of

(a)                                 the cash interest expense of the Issuer and its Consolidated Restricted Subsidiaries for such period, on a Consolidated basis, including, without limitation,

(1)                                 amortization of debt discount,

(2)                                 the net cost under interest rate contracts (including amortization of discounts),

(3)                                 the interest portion of any deferred payment obligation, and

(4)                                 accrued interest, plus

(b)                                 the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Issuer during such period, and all capitalized interest of the Issuer and its Consolidated Restricted Subsidiaries, minus

(c)                                  cash interest income of the Issuer and its Consolidated Restricted Subsidiaries for such period, on a Consolidated basis,

in each case as determined in accordance with GAAP consistently applied.

“Consolidated Net Income (Loss)” means, for any period, the Consolidated net income (or loss) of the Issuer and its Consolidated Restricted Subsidiaries for such period as determined in accordance with GAAP consistently applied, adjusted, to the extent included in calculating such net income (or loss), (a) by excluding, without duplication,

(1)                                 all extraordinary gains but not losses (less all fees and expenses relating thereto),

(2)                                 the portion of net income (or loss) of the Issuer and its Consolidated Restricted Subsidiaries allocable to interests in unconsolidated Persons or Unrestricted Subsidiaries, except to the extent of the amount of dividends or distributions actually paid to the Issuer or its Consolidated Restricted Subsidiaries by such other Person during such period,

(3)                                 any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan,

(4)                                 net gains but not losses (less all fees and expenses relating thereto) in respect of dispositions of assets other than in the ordinary course of business,

(5)                                 the net income of the Issuer or any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by the Issuer or that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to the Issuer, that Restricted Subsidiary or its shareholders,

(6)                                 any impairment charge or asset write-off, in each case, pursuant to GAAP and the amortization of intangibles and other assets or any depreciation expense, in each case, pursuant to GAAP, or

(7)                                 expenses relating to the issuance of the Notes and the Initial Debt Transactions;

and (b) by including, to the extent excluded in calculating such net income (or loss), without duplication, any cash contributions to the Issuer or any Restricted Subsidiary by Unrestricted Subsidiaries.

Solely for purposes of the calculation of Consolidated Net Income (Loss) Any cash amounts dividended, distributed, loaned or otherwise transferred to the Company by the Issuer or its Restricted Subsidiaries pursuant to clause (7) of the second paragraph of the covenant described under “Certain Covenants—Limitation on Restricted Payments,” without duplication of any amounts otherwise deducted in calculating Consolidated Net Income (Loss), the funds for which are provided by the Issuer and/or the Restricted Subsidiaries shall be deducted in calculating the Consolidated Net Income of the Issuer and the Restricted Subsidiaries.

“Consolidation” means, with respect to any Person, the consolidation of the accounts of such Person and each of its subsidiaries (other than any Unrestricted Subsidiaries) if and to the extent the accounts of such Person and each of its subsidiaries (other than any Unrestricted Subsidiaries) would normally be consolidated with those of such Person, all in accordance with GAAP consistently applied. The term “Consolidated” shall have a similar meaning.

“Contract Stations” means (a) each television or radio station identified as such in a schedule to the Indenture, (b) each television or radio station that is the subject of an acquisition referred to in clause (b) of the definition of “Acquisitions” in the Bank Credit Agreement consummated by the Issuer or any Subsidiary on or after the date hereof and (c) any television or radio station with which the Issuer or any Subsidiary has entered into any Local Marketing Agreement on or after the date hereof, in each case until such time, if any, as the Issuer or any Subsidiary acquires the Broadcast License of such television or radio station and such station becomes an Owned Station.

“Cumulative Consolidated Interest Expense” means, as of any date of determination, Consolidated Interest Expense from October 29, 2009 to the end of the Issuer’s most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

“Cumulative Operating Cash Flow” means, as of any date of determination, Operating Cash Flow from October 29, 2009 to the end of the Issuer’s most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

“Cunningham” means Cunningham Broadcasting Corporation, a Maryland corporation.

“Debt to Operating Cash Flow Ratio” means, as of any date of determination, the ratio of

(a)                                 the aggregate principal amount of all outstanding Indebtedness of the Issuer and its Restricted Subsidiaries as of such date on a Consolidated basis plus the aggregate liquidation preference or redemption amount of all Disqualified Equity

Interests of the Issuer (excluding any such Disqualified Equity Interests held by the Issuer or a Wholly Owned Restricted Subsidiary of the Issuer) to

(b)                                 Operating Cash Flow of the Issuer and its Restricted Subsidiaries on a Consolidated basis for the four most recent full fiscal quarters ending immediately prior to such date, determined on a pro forma basis (and after giving pro forma effect to

(1)                                 the incurrence of such Indebtedness and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, at the beginning of such four-quarter period;

(2)                                 the incurrence, repayment or retirement of any other Indebtedness by the Issuer and its Restricted Subsidiaries since the first day of such four-quarter period as if such Indebtedness was incurred, repaid or retired at the beginning of such four-quarter period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average balance of such Indebtedness at the end of each month during such four-quarter period);

(3)                                 in the case of Acquired Indebtedness, the related acquisition as if such acquisition had occurred at the beginning of such four-quarter period; and

(4)                                 any acquisition or disposition by the Issuer and its Restricted Subsidiaries of any company or any business or any assets out of the ordinary course of business, or any related repayment of Indebtedness, in each case since the first day of such four-quarter period, assuming such acquisition or disposition had been consummated on the first day of such four-quarter period).

“Default” means any event which is, or after notice or passage of any time or both would be, an Event of Default.

“Designated Noncash Consideration” means the Fair Market Value of non-cash consideration (other than any Local Marketing Agreement valuation treated as cash) received by the Issuer or any of its Restricted Subsidiaries in connection with an Asset Sale (other than an Asset Swap) that is conclusively designated pursuant to an Officers’ Certificate. The aggregate fair market value of the Designated Noncash Consideration, taken together with the fair market value at the time of receipt of all other Designated Noncash Consideration then held by the Issuer or its Restricted Subsidiaries, may not exceed $25,000,000 at any time outstanding.

“Designated SBG Subsidiary” means (a) KDSM, LLC and KDSM Licensee, LLC and (b) each other Subsidiary of the Company that is designated as a “Designated SBG Subsidiary” after the date of the Indenture pursuant to the Indenture, in each case so long as such Subsidiary remains a Designated SBG Subsidiary.

“Disqualified Equity Interests” means any Equity Interests that, either by their terms or by the terms of any security into which they are convertible or exchangeable or otherwise, are, or upon the happening of an event or passage of time would be required to be, redeemed prior to any Stated Maturity of the principal of the Notes or are redeemable at the option of the holder thereof at any time prior to any such Stated Maturity (other than upon a change of control of or sale of assets by the Issuer in circumstances where the holders of the Notes would have similar rights), or are convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity at the option of the holder thereof.

“Equity Interest” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person, including any Preferred Equity Interests.

“Equity Offering” means a public or private offering for cash by the Issuer or the Company, as the case may be, of its Equity Interests, other than (x) public offerings with respect to the Issuer’s or the Company’s Equity Interests registered on Form S-4 or S-8, (y) an issuance to any Subsidiary or (z) any offering of Equity Interests issued in connection with a transaction that constitutes a Change of Control.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Senior Notes” means the Issuer’s 6.125% Senior Notes due 2022, 5.375% Senior Notes due 2021 and 6.375% Notes due 2021.

“Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

“Film Contract” means contracts with suppliers that convey the right to broadcast specified films, videotape motion pictures, syndicated television programs or sports or other programming.

“Generally Accepted Accounting Principles” or “GAAP” means generally accepted accounting principles in the United States, consistently applied, which are in effect on the date of the Indenture.

“Guarantee” means the guarantee by any Guarantor of the Issuer’s Indenture Obligations pursuant to a guarantee given in accordance with the Indenture.

“Guaranteed Debt” of any Person means, without duplication, all Indebtedness of any other Person referred to in the definition of Indebtedness guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement

(1)                                 to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness,

(2)                                 to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss,

(3)                                 to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered),

(4)                                 to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or

(5)                                 otherwise to assure a creditor against loss;

provided that the term “guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

“Guarantor” means (1) initially the Company, the subsidiaries of the Issuer listed as guarantors in the Indenture, each SBG Guarantor and any other guarantor of the Indenture Obligations. The Guarantors include WSMH Inc., a Maryland corporation, WGME, Inc., a Maryland corporation, Sinclair Media III, Inc., a Maryland corporation, WSYX Licensee, Inc., a Maryland corporation, Sinclair Acquisition VII, Inc., a Maryland corporation, Sinclair Acquisition VIII, Inc., a Maryland corporation, Sinclair Acquisition IX, Inc., a Maryland corporation, Montecito Broadcasting Corporation, a Delaware corporation, Channel 33, Inc., a Nevada corporation, New York Television, Inc., a Maryland corporation, Sinclair Properties, LLC, a Virginia limited liability company, KBSI Licensee L.P., a Virginia limited partnership, KOKH, LLC, a Nevada limited liability company, WMMP Licensee L.P., a Virginia limited partnership, WKEF Licensee L.P., a Virginia limited partnership, WGME Licensee, LLC, a Maryland limited liability company, WICD Licensee, LLC, a Maryland limited liability company, WICS Licensee, LLC, a Maryland limited liability company, KGAN Licensee, LLC, a Maryland limited liability company, WSMH Licensee, LLC, a Maryland limited liability company, WPGH Licensee, LLC, a Maryland limited liability company, KDNL Licensee, LLC, a Maryland limited liability company, WCWB Licensee, LLC, a Maryland limited liability company, WTVZ Licensee, LLC, a Maryland limited liability company, Chesapeake Television Licensee, LLC, a Maryland limited liability company, KABB Licensee, LLC, a Maryland limited liability company, WLOS Licensee, LLC, a Maryland limited liability company, KLGT Licensee, LLC, a Maryland limited liability company, WCGV Licensee, LLC, a Maryland limited liability company, KUPN Licensee, LLC, a Maryland limited liability company, WEAR Licensee, LLC, a Maryland limited liability company, Illinois Television, LLC, a Maryland limited liability company, WLFL Licensee, LLC, a Maryland limited liability company, WTTO Licensee, LLC, a Maryland limited liability company, WTWC Licensee, LLC, a Maryland limited liability company, KOCB Licensee, LLC, a Maryland limited liability company, WDKY Licensee, LLC, a Maryland limited liability company, KOKH Licensee, LLC, a Maryland limited liability company, WUPN Licensee, LLC, a Maryland limited liability company, WUXP Licensee, LLC, a Maryland limited liability company, WCHS Licensee, LLC, a Maryland limited liability company, Birmingham (WABM-TV) Licensee, Inc., a Maryland corporation, Raleigh (WRDC-TV) Licensee, Inc., a Maryland corporation, WVTV Licensee, Inc., a Maryland corporation, WUHF Licensee, LLC, a Nevada limited liability company, Milwaukee Television, LLC, a Wisconsin limited liability company, WMSN Licensee, LLC, a Nevada limited liability company, WRLH Licensee, LLC, a Nevada limited liability company, WUTV Licensee, LLC, a Nevada limited liability company, WXLV Licensee, LLC, a Nevada limited liability company, WZTV Licensee, LLC, a Nevada limited liability company, WVAH Licensee, LLC, a Nevada limited liability company, WTAT Licensee, LLC, a Nevada limited liability company, WRGT Licensee, LLC, a Nevada limited liability company, KSAS Licensee, LLC, a Nevada limited liability company, WHP Licensee, LLC, a Nevada limited liability company, WKRC Licensee, LLC, a Nevada limited liability company, WOAI Licensee, LLC, a Nevada limited liability company, KDSM Licensee, LLC, a Maryland limited liability company, KDSM, LLC, a Maryland limited liability company, KFXA Licensee, LLC, a Nevada limited liability company, San Antonio Television, LLC, a Delaware limited liability company, Sinclair Communications, LLC, a Maryland limited liability company, Sinclair Programming Company, LLC, a Maryland limited liability company, WDKA Licensee, LLC, a Nevada limited liability company, WFGX Licensee, LLC, a Nevada limited liability company, WTVC Licensee, LLC, a Nevada limited liability company, KEYE Licensee, LLC, a Nevada limited liability company, KUTV Licensee, LLC, a Nevada limited liability company, WTVX Licensee, LLC, a Nevada limited liability company, WPEC Licensee, LLC, a Nevada limited liability company, WWMT Licensee, LLC, a Nevada limited liability company, WRGB Licensee, LLC, a Nevada limited liability company, WCWN Licensee, LLC, a Nevada limited liability company, KTVL Licensee, LLC, a Nevada limited liability company, KFDM Licensee, LLC, a Nevada limited liability company, WUCW, LLC, a Maryland limited liability company, WWHO Licensee, LLC, a Nevada limited liability company, WNAB Licensee, LLC, a Nevada limited liability company, WRDC, LLC, a Nevada limited liability company, KFOX Licensee, LLC, a Nevada limited liability company, KRXI Licensee, LLC, a Nevada limited liability company, WTOV Licensee, LLC, a Nevada limited liability company, WJAC Licensee, LLC, a Nevada limited liability company, WFXL Licensee, LLC, a Nevada limited liability company, KVII Licensee, LLC, a Nevada limited liability company, WACH Licensee, LLC, a Nevada limited liability company, KGBT Licensee, LLC, a Nevada limited liability company, KTVO Licensee, LLC, a Nevada limited liability company, WPDE Licensee, LLC, a Nevada limited liability company, KHQA Licensee, LLC, a Nevada limited liability company, WSTQ Licensee, LLC, a Nevada limited liability company, WPBN Licensee, LLC, a Nevada limited liability company, KRCG Licensee, LLC, a Nevada limited liability company, WLUC Licensee, LLC, a Nevada limited liability company, WHOI Licensee, LLC, a Nevada limited liability company, WNWO Licensee, LLC, a Nevada limited liability company, Sinclair Television of Illinois, LLC, a Nevada limited liability company, Chesapeake Media I, LLC, a Nevada limited liability company, Fisher Mills, Inc., a Washington corporation, Fisher Properties, Inc., a Washington corporation, KPTH Licensee, LLC, a Nevada limited liability company, Sinclair Bakersfield Licensee, LLC, a Nevada limited liability company, Sinclair Boise Licensee, LLC, a Nevada limited liability company, Sinclair Broadcasting of Seattle, LLC, a Delaware limited liability company, Sinclair Eugene Licensee, LLC, a Nevada limited liability company, Sinclair Kennewick Licensee, LLC, a Nevada limited liability company, Sinclair La Grande Licensee, LLC, a Nevada limited liability company, Sinclair Lewiston Licensee, LLC, a Nevada limited liability company, Sinclair Media of Boise, LLC, a Delaware limited liability company, Sinclair Media of Seattle, LLC, a Delaware limited liability company, Sinclair Media of Washington, LLC, a Delaware limited liability company, Sinclair Portland Licensee, LLC, a Nevada limited liability company, Sinclair Radio of Seattle, LLC, a Delaware limited liability company, Sinclair Radio of Seattle Licensee, LLC, a Nevada limited liability company, Sinclair Seattle Licensee, LLC, a Nevada limited liability company, Sinclair Television Media, Inc., a Washington corporation, Sinclair Television of Oregon, LLC, a Delaware limited liability company, Sinclair Television of Portland, LLC, a Delaware limited liability company, Sinclair Television of Seattle, Inc., a Washington corporation, Sinclair Television of Washington, Inc., a Washington corporation, Sinclair Yakima Licensee, LLC, a Nevada limited liability company, KDBC Licensee, LLC, a Delaware limited liability company, KFRE Licensee, LLC, a Delaware limited liability company, KMPH Licensee, LLC, a Delaware limited liability company, KPTM Licensee, LLC, a Delaware limited liability company, Sinclair Digital Group, LLC, a Maryland limited liability company, Sinclair Networks Group, LLC, a Maryland limited liability company, Sinclair Television of El Paso, LLC, a Delaware limited liability company, Sinclair Television of Fresno, LLC, a Delaware limited liability company, Sinclair Television of Omaha, LLC, a Delaware limited liability company, WGFL Licensee, LLC, a Nevada limited liability company, WGXA Licensee, LLC, a Nevada limited liability company, WOLF Licensee, LLC, a Nevada limited liability company, WQMY Licensee, LLC, a Nevada limited liability company, WCWF Licensee, LLC, a Nevada limited liability company, Perpetual Corporation, a Delaware corporation, Charleston Television, LLC, a Delaware limited liability company, Sinclair Television Stations, LLC, a Delaware limited liability company, Harrisburg Television, Inc., a Delaware corporation, ACC Licensee, LLC, a Delaware limited liability company, WBMA Licensee, LLC, a Nevada limited liability company, WJAR Licensee, LLC, a Nevada limited liability company, WLUK Licensee, LLC, a Nevada limited liability company, WSET Licensee, LLC, a Nevada limited liability company, WTGS Licensee, LLC, a Nevada limited liability company, KATV, LLC, a Delaware limited liability company, KATV Licensee, LLC, a Nevada limited liability company, KTUL, LLC, a Delaware limited liability company, and KTUL Licensee, LLC, a Nevada limited liability company, and (2) each of the Issuer’s Subsidiaries and each Designated SBG Subsidiary which becomes a Guarantor of the Notes pursuant to the provisions of the Indenture, and their successors, in each case, until released from its respective Guarantee pursuant to the Indenture.

“Hedging Agreement” means any swap agreement, cap agreement, collar agreement, put or call, future contract, forward contract or similar agreement or arrangement entered into to protect against or mitigate the effect of fluctuations in the price of the Issuer’s publicly issued common stock or in interest rates, foreign exchange rates or prices of commodities used in the business of the Issuer and its Subsidiaries and any master agreement relating to any of the foregoing.

“Indebtedness” means, with respect to any Person, without duplication,

(1)                                 all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities and in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Equity Interests of such Person, or any warrants, rights or options to acquire such Equity Interests, now or hereafter outstanding,

(2)                                 all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments,

(3)                                 all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business,

(4)                                 all obligations under Interest Rate Agreements of such Person (but excluding any terminated derivatives being amortized),

(5)                                 all Capital Lease Obligations of such Person,

(6)                                 all Indebtedness referred to in clauses (1) through (5) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness,

(7)                                 all Guaranteed Debt of such Person,

(8)                                 all Disqualified Equity Interests valued at the greater of their voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends, and

(9)                                 any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any liability of the types referred to in clauses (1) through (8) above;

provided, however, that the term Indebtedness shall not include any obligations of the Issuer and its Restricted Subsidiaries with respect to Film Contracts entered into in the ordinary course of business. The amount of Indebtedness of any Person at any date shall be, without duplication, the principal amount that would be shown on a balance sheet of such Person prepared as of such date in accordance with GAAP and the maximum determinable liability of any Guaranteed Debt referred to in clause (7) above at such date. The Indebtedness of the Issuer and its Restricted Subsidiaries shall not include any Indebtedness of Unrestricted Subsidiaries so long as such Indebtedness is non-recourse to the Issuer and the Restricted Subsidiaries. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Equity Interests which do not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Equity Interests, such Fair Market Value to be determined in good faith by the Board of Directors of the issuer of such Disqualified Equity Interests. The amount of any Indebtedness outstanding as of any date shall be (1) the accreted value thereof in the case of any Indebtedness issued with original issue discount or the aggregate principal amount outstanding in the case of Indebtedness issued with interest payable in kind and (2) the principal amount or liquidation preference thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

“Indenture Obligations” means the obligations of the Issuer and any other obligor under the Indenture or under the Notes, including any Guarantor, to pay principal, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with the Indenture, the Notes and the performance of all other obligations to the Trustee and the holders under the Indenture and the Notes, according to the terms thereof.

“Independent Director” means a director of the Company other than a director (1) who (apart from being a director of the Company or any Subsidiary) is an employee, insider, associate or Affiliate of the Company or a Subsidiary or has held any such position during the previous five years or (2) who is a director, an employee, insider, associate or Affiliate of another party to the transaction in question.

“Initial Debt Transactions” means (1) the issuance of the Notes by the Issuer and the Guarantees by the Guarantors, and (2) the amendment and restatement of the Bank Credit Agreement as of July 31, 2014, in each case as described in this prospectus.

“Interest Rate Agreements” means one or more of the following agreements which shall be entered into from time to time by one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and any obligations in respect of any Hedging Agreements.

“Investment Grade Rating” means a rating equal to or higher than Baa3 by Moody’s (or the equivalent rating by a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer (as certified by a resolution of the Board of Directors) which shall be substituted for Moody’s) or BBB- by S&P (or the equivalent rating by a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer (as certified by a resolution of the Board of Directors) which shall be substituted for S&P).

“Investment Grade Rating Event” means the first day on which the Notes are assigned an Investment Grade Rating by both Rating Agencies and no Default or Event of Default has occurred and is continuing.

“Investments” means, with respect to any Person, directly or indirectly, any advance, loan (including guarantees), or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Equity Interests, bonds, notes, debentures or other securities or assets issued or owned by any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP.

“Lien” means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind (including any conditional sale or other title retention agreement, any leases in the nature thereof, and any agreement to give any security interest), real or personal, movable or immovable, now owned or hereafter acquired.

“Local Marketing Agreement” means a local marketing arrangement, sale agreement, time brokerage agreement, management agreement, outsourcing agreement, joint sale agreement, shared services agreement, program services agreement or similar arrangement pursuant to which a Person

(1)                                 obtains the right to sell at least a majority of the advertising inventory of a television station on behalf of a third party,

(2)                                 purchases at least a majority of the air time of a television station to exhibit programming and sell advertising time,

(3)                                 manages the selling operations of a television station with respect to at least a majority of the advertising inventory of such station,

(4)                                 manages or controls the acquisition of programming for a television station,

(5)                                 acts as a program consultant for a television station,

(6)                                 manages the operation of a television station generally,

(7)                                 obtains the right to negotiate retransmission consent on behalf of a third party,

(8)                                 provides non-programming related management and/or consulting services to a television station,

(9)                                 consults, manages, sells or negotiates uses of excess spectrum, or

(10)                          any put or option agreement entered into in connection with any agreement referred to in clauses (1) through (9) above that provides a right to acquire or sell the license or non-license assets of a television station.

“Maturity,” when used with respect to any Note, means the date on which the principal of such Note becomes due and payable as provided in the Note or as provided in the Indenture, whether at Stated Maturity, the offer date, or the redemption date and whether by declaration of acceleration, Offer in respect of excess proceeds, Change of Control, call for redemption or otherwise.

“Moody’s” means Moody’s Investors Service Inc. and any successor to the rating agency business thereto.

“Net Cash Proceeds” means

(a)                                 with respect to any Asset Sale by any Person, the proceeds thereof in the form of cash or Temporary Cash Investments including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Temporary Cash Investments (except to the extent that such obligations are financed or sold with recourse to the Issuer or any Restricted Subsidiary) net of

(1)                                 brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale,

(2)                                 provisions for all taxes payable as a result of such Asset Sale,

(3)                                 payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such Asset Sale,

(4)                                 amounts required to be paid to any Person (other than the Issuer or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale and

(5)                                 appropriate amounts to be provided by the Issuer or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Issuer or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers’ Certificate delivered to the Trustee and

(b)                                 with respect to any issuance or sale of Equity Interests, or debt securities or Equity Interests that have been converted into or exchanged for Equity Interests, as referred to under “—Certain Covenants—Limitation on Restricted Payments,” the proceeds of such issuance or sale in the form of cash or Temporary Cash Investments, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or Temporary Cash Investments (except to the extent that such obligations are financed or sold with recourse to the Issuer or any Restricted Subsidiary), net of attorney’s fees, accountant’s fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Operating Cash Flow” means, for any period, the Consolidated Net Income (Loss) of the Issuer and its Restricted Subsidiaries for such period, plus (a) extraordinary net losses and net losses on sales of assets outside the ordinary course of business during such period, to the extent such losses were deducted in computing Consolidated Net Income (Loss), plus (b) provision for taxes based on income or profits, to the extent such provision for taxes was included in computing such Consolidated Net Income (Loss), and any provision for taxes utilized in computing the net losses under clause (a) hereof, plus (c) Consolidated Interest Expense of the Issuer and its Restricted Subsidiaries for such period, plus (d) depreciation, amortization and all other non-cash charges, to the extent such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income (Loss)(including amortization of goodwill and other intangibles, including Film Contracts and write-downs of Film Contracts), plus (e) to the extent deducted from Consolidated Net Income (Loss), all transaction costs relating to the Initial Debt Transactions, plus (f) cash distributions received from Unrestricted Subsidiaries, minus (g) any cash payments contractually required to be made with respect to Film Contracts (to the extent not previously included in computing such Consolidated Net Income (Loss)).

“Owned Stations” means (a) each television or radio station identified as such in a schedule to the Indenture and (b) any television or radio station the Broadcast Licenses of which are owned or held by the Issuer or any of its Subsidiaries on or after the date hereof.

“Pari Passu Indebtedness” means any Indebtedness of the Issuer or any Guarantor that is pari passu in right of payment to the Notes or any Guarantees, as the case may be.

“Permitted Investment” means

(1)                                 Investments in the Issuer or any Wholly Owned Restricted Subsidiary;

(2)                                 Indebtedness of the Issuer or a Restricted Subsidiary described under clauses (5) and (6) of the definition of “Permitted Indebtedness” set forth in “—Certain Covenants—Limitation on Indebtedness”;

(3)                                 Temporary Cash Investments;

(4)                                 Investments acquired by the Issuer or any Restricted Subsidiary in connection with an Asset Sale permitted under “—Certain Covenants—Limitation on Sale of Assets,” to the extent such Investments are non-cash proceeds as permitted under such covenant;

(5)                                 guarantees of Indebtedness otherwise permitted by the Indenture;

(6)                                 Investments in existence on the date of this Indenture;

(7)                                 loans up to an aggregate of $1,000,000 outstanding at any time to employees pursuant to benefits available to the employees of the Issuer or any Restricted Subsidiary from time to time in the ordinary course of business;

(8)                                 any Investments in the Notes;

(9)                                 a Guarantee by any Guarantor and any other guarantee given by a Guarantor of any Indebtedness of the Issuer in accordance with this Indenture;

(10)                          Investments by the Issuer or any Restricted Subsidiary in a Person, if as a result of such Investment (I) such Person becomes a Restricted Subsidiary or (II) such Person is merged, consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary;

(11)                          other Investments relating to broadcast divisions that do not exceed $200,000,000 at any time outstanding

(12)                          any Investments in any subsidiary of the Company (other than Restricted Subsidiaries) to allow for the payment of general and administrative overhead of subsidiaries of the Company so long as the aggregate payments pursuant to this clause (12) shall not in any fiscal year exceed an amount equal to $30,000,000 minus any payments made pursuant to clause (9)(d) of the definition of “Permitted Payments” set forth in “—Certain Covenants—Limitation on Restricted Payments;”

(13)                          any Investments in any subsidiary of the Company (other than Restricted Subsidiaries) that allow for the payment of unfunded commitments relating to operating divisions other than broadcast divisions, so long as the amount of all payments pursuant to this clause (13) shall not exceed an amount equal to $100,000,000 in the aggregate minus any payments made pursuant to clause (7)(f) of the definition of “Permitted Payments” set forth in “—Certain Covenants—Limitation on Restricted Payments;”

(14)                          (a) Investments in Local Marketing Agreement purchase options (other than Local Marketing Agreement purchase options with Cunningham or a wholly-owned subsidiary of Cunningham or purchase options in existence as of the date of the Indenture) in an amount of up to $250,000,000  in the aggregate plus customary closing fees and expenses and (b) Investments in Local Marketing Agreement purchase options with Cunningham or a wholly-owned subsidiary of Cunningham; and

(15)                          if otherwise permitted pursuant to FCC rules and regulations and the terms and conditions of the Bank Credit Agreement, the acquisition of any television station which is subject to an option agreement, merger agreement or any similar agreement existing between the Company, the Issuer and any of their respective subsidiaries and the owners of such television station.

“Permitted Subsidiary Indebtedness” means: (1) Indebtedness of any Guarantor under Capital Lease Obligations incurred in the ordinary course of business; and (2) Indebtedness of any Guarantor (a) issued to finance or refinance the purchase or construction of any assets of such Guarantor or (b) secured by a Lien on any assets of such Guarantor where the lender’s sole recourse is to the assets so encumbered, in either case (x) to the extent the purchase or construction prices for such assets are or should be included in “property and equipment” in accordance with GAAP and (y) if the purchase or construction of such assets is not part of any acquisition of a Person or business unit.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivisions thereof.

“Preferred Equity Interest,” as applied to the Equity Interests of any Person, means an Equity Interest of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such person, over Equity Interests of any other class of such Person.

“Qualified Equity Interests” of any Person means any and all Equity Interests of such Person other than Disqualified Equity Interests.

“Rating Agency” means each of S&P and Moody’s, or if S&P or Moody’s or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer (as certified by a resolution of the Board of Directors) which shall be substituted for S&P and Moody’s, or both, as the case may be.

“Restricted Subsidiary” means a Subsidiary of the Issuer (including, for the avoidance of doubt, any Designated SBG Subsidiary) other than an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Services, a division of Standard & Poor’s Financial Services LLC, a division of The McGraw-Hill Companies, Inc., and any successor to the rating agency business thereto.

“Sale and Leaseback Transaction” means any transaction or series of related transactions pursuant to which the Company or a Restricted Subsidiary sells or transfers any property or asset in connection with the leasing, or the resale against installment payments, of such property or asset to the seller or transferor.

“SBG Guarantor” means each Designated SBG Subsidiary and each other Subsidiary of the Company that becomes a Guarantor after the date of the Indenture pursuant to the terms of the Indenture, in each case, so long as such Subsidiary remains an SBG Guarantor under the Indenture.

“Secured Debt to Operating Cash Flow Ratio” means, as of the date of determination, the ratio of

(a)                                 the aggregate principal amount of all outstanding secured Indebtedness of the Issuer and the Restricted Subsidiaries as of such date on a Consolidated basis to

(b)                                 Operating Cash Flow of the Issuer and the Restricted Subsidiaries on a Consolidated basis for the four most recent full fiscal quarters ending immediately prior to such date, determined on a pro forma basis (and after giving pro forma effect to

(1)                                 the incurrence of such Indebtedness and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, at the beginning of such four-quarter period;

(2)                                 the incurrence, repayment or retirement of any other Indebtedness by the Issuer and the Restricted Subsidiaries since the first day of such four-quarter period as if such Indebtedness was incurred, repaid or retired at the beginning of such four-quarter period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average balance of such Indebtedness at the end of each month during such four-quarter period);

(3)                                 in the case of Acquired Indebtedness, the related acquisition as if such acquisition had occurred at the beginning of such four-quarter period; and

(4)                                 any acquisition or disposition by the Issuer and the Restricted Subsidiaries of any company or any business or any assets out of the ordinary course of business, or any related repayment of Indebtedness, in each case since the first day of such four-quarter period, assuming such acquisition or disposition had been consummated on the first day of such four-quarter period).

“Separation Transaction” means the sale or separation of the non-television business of the Company and its Subsidiaries in whole or in part, whether by asset sale or otherwise.

“Significant Subsidiary” means, at any date of determination: (1) each Guarantor or Restricted Subsidiary that, together with its Subsidiaries that constitute Restricted Subsidiaries, (A) for the most recent fiscal year of the Company accounted for more than 10% of the consolidated revenues of the Company and the Restricted Subsidiaries or (B) as of the end of such fiscal year, owned more than 10% of the consolidated assets of the Company and the Restricted Subsidiaries, all as set forth on the consolidated financial statements of the Company and the Restricted Subsidiaries for such year in conformity with GAAP; and (2) any Restricted Subsidiary which, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in clause (7) or (8) of the section “Events of Default” has occurred, would constitute a Significant Subsidiary under clause (1) of this definition.

“Stated Maturity,” when used with respect to any Indebtedness or any installment of interest thereon, means the date specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest is due and payable.

“Stations” means the Owned Stations and the Contract Stations.

“Subordinated Indebtedness” means Indebtedness of the Issuer or any Guarantor subordinated in right of payment to the Notes or any Guarantee, as the case may be.

“Subsidiary” means any Person a majority of the equity ownership or the Voting Stock of which is at the time owned, directly or indirectly, by the Issuer or by one or more other Subsidiaries, or by the Issuer and one or more other Subsidiaries; provided that each Designated SBG Subsidiary shall be deemed to be a Subsidiary of the Issuer for all purposes of the Notes and the Indenture (unless the context requires otherwise).

“Temporary Cash Investments” means

(1)                                 any evidence of Indebtedness, maturing not more than one year after the date of acquisition, issued by the United States of America, or an instrumentality or agency thereof and guaranteed fully as to principal, premium, if any, and interest by the United States of America,

(2)                                 any certificate of deposit, maturing not more than one year after the date of acquisition, issued by, or time deposit of, a commercial banking institution that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $500,000,000, whose debt has a rating, at the time as of which any investment therein is made, of “P-1” (or higher) according to Moody’s or any successor rating agency or “A-1” (or higher) according to S&P or any successor rating agency,

(3)                                 commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Issuer) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P and

(4)                                 any money market deposit accounts issued or offered by a domestic commercial bank having capital and surplus in excess of $500,000,000.

“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to August 1, 2019; provided, however, that if the period from the redemption date to August 1, 2019 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to August 1, 2019 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means U.S. Bank National Association, a national banking association organized under the laws of the United States of America, or any successor trustee that shall have become such pursuant to the applicable provisions of the Indenture.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Unrestricted Subsidiary” means (1) any Subsidiary of the Issuer that at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Issuer, as provided below) and (2) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Issuer may designate any Subsidiary of the Issuer (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary (and remove any

Designated SBG Subsidiary as a Restricted Subsidiary and a Subsidiary) if all of the following conditions apply: (a) such Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness and (b) any Investment in such Subsidiary made as a result of designating such Subsidiary an Unrestricted Subsidiary shall not violate the provisions of the “Certain Covenants—Limitation on Unrestricted Subsidiaries” covenant. Any such designation by the Board of Directors of the Issuer shall be evidenced to the Trustee by filing with the Trustee a Board resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complies with the foregoing conditions. The Board of Directors of the Issuer may designate any Unrestricted Subsidiary as a Restricted Subsidiary; provided that immediately after giving effect to such designation, the Issuer could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the restrictions under the “Certain Covenants—Limitation on Indebtedness” covenant.

“Unrestricted Subsidiary Indebtedness” of any Unrestricted Subsidiary means Indebtedness of such Unrestricted Subsidiary (1) as to which neither the Issuer nor any Restricted Subsidiary is directly or indirectly liable (by virtue of the Issuer or any such Restricted Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Indebtedness), except Guaranteed Debt of the Issuer or any Restricted Subsidiary to any Affiliate, in which case (unless the incurrence of such Guaranteed Debt resulted in a Restricted Payment at the time of incurrence) the Issuer shall be deemed to have made a Restricted Payment equal to the principal amount of any such Indebtedness to the extent guaranteed at the time such Affiliate is designated an Unrestricted Subsidiary and (2) which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any indebtedness of the Issuer or any Restricted Subsidiary to declare, a default on such Indebtedness of the Issuer or any Restricted Subsidiary or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

“Voting Stock” means stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“Wholly Owned Restricted Subsidiary” means a Restricted Subsidiary all the Equity Interest of which is owned by the Issuer or another Wholly Owned Restricted Subsidiary. The Wholly Owned Restricted Subsidiaries of the Issuer currently consist of all the Issuer’s Restricted Subsidiaries.

Book-Entry Securities; The Depository Trust Company; Delivery and Form

The Notes will be issued only in fully registered form, without interest coupons, in denominations of $2,000 and integral multiples of $1,000 thereof. Notes will not be issued in bearer form.

Rule 144A and Regulation S Global Notes

Notes issued in accordance with Rule 144A are represented by one or more Notes in registered, global form without interest coupons (collectively, the “Rule 144A Global Note”). Notes issued in accordance with Regulation S are represented by one or more Notes in registered, global form without interest coupons (collectively, the “Regulation S Global Note” and, together with the Rule 144A Global Note, the “Global Notes”). The Global Notes have been deposited with the Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

Exchanges between the Rule 144A Global Note and the Regulation S Global Note

Beneficial interests in one Global Note may be exchanged for beneficial interests in another Global Note, subject to compliance with the certification requirements of the Trustee. Any beneficial interest in one of the Global Notes that is exchanged for an interest in the other Global Note will cease to be an interest in such Global Note and will become an interest in the other Global Note. Accordingly, such interest will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

Exchange of Book-Entry Notes for Certificated Notes

A beneficial interest in a Global Note may not be exchanged for a Note in certificated form unless:

(1)                                 DTC (a) notifies us that it is unwilling or unable to continue as depositary for the Global Note or (b) has ceased to be a clearing agency registered under the Exchange Act, and in either case we thereupon fail to appoint a successor Depositary within 90 days,

(2)                                 we, at our option, notify the Trustee in writing that we elect to cause the issuance of the Notes in certificated form or

(3)                                 there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default with respect to the Notes.

In all cases, certificated Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Any certificated Note issued in exchange for an interest in a Global Note will bear the legend restricting transfers that is borne by such Global Note. Any such exchange will be effected through the DWAC system and an appropriate adjustment will be made in the records of the Notes Registrar to reflect a decrease in the principal amount of the relevant Global Note.

Certain Book-Entry Procedures for Global Notes

The descriptions of the operations and procedures of DTC, Euroclear System (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”) that follow are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. We take no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that it is:

•                                          a limited purpose trust company organized under the laws of the State of New York,

•                                          a “banking organization” within the meaning of the New York Banking Law,

•                                          a member of the Federal Reserve System, and

•                                          a “clearing corporation” within the meaning of the Uniform Commercial Code and a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for its participants (“participants”) and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (“indirect participants”).

DTC has advised us that its current practice, upon the issuance of the Rule 144A Global Notes and the Regulation S Global Note, is to credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such Global Notes to the accounts with DTC of the participants through which such interests are to be held. Ownership of beneficial interest in the Global Notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominees (with respect to interest of participants) and the records of participants and indirect participants (with respect to interests of persons other than participants).

As long as DTC, or its nominee, is the registered holder of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner and holder of the Notes represented by such Global Note for all purposes under the Indenture and the Notes. Except in the limited circumstances described above under “—Exchanges of Book-Entry Notes for Certificated Notes,” owners of beneficial interests in a Global Note will not be entitled to have any portions of such Global Note registered in their names, and will not receive or be entitled to receive physical delivery of Notes in definitive form and will not be considered the owners or holders of the Global Note (or any Notes represented thereby) under the Indenture or the Notes.

Investors may hold their interests in the Rule 144A Global Note directly through DTC, if they are participants in such system, or indirectly through organizations (including Euroclear and Clearstream) which are participants in such system. Investors may, and during the Restricted Period must, hold their interests in the Regulation S Global Note through Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations which are participants in such systems. After the expiration of the Restricted Period (but not earlier), investors may also hold their interests in the Regulation S Global Note through organizations other than Euroclear and Clearstream that are participants in the DTC system. Euroclear and Clearstream will hold interests in the Regulation S Global Note on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories. The depositories, in turn, will hold such interests in the Regulation S Global Note in customers’ securities accounts in the depositories’ names on the books of DTC. All interests in a Global Note, including those held through Euroclear or Clearstream, will be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream will also be subject to the procedures and requirements of such system. Transfers and exchanges of interests in a Global Note will also be subject to the procedures described above under “—Exchanges between the Rule 144A Global Note and the Regulation S Global Note,” if applicable.

The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons may be limited to that extent. Because DTC can act only on behalf of its participants, which in turn act on behalf of indirect participants and certain banks, the ability of a Person having beneficial interests in a Global Note to pledge such interest to Persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Payments of the principal, of, premium, if any, and interest on Global Notes will be made to DTC or its nominee as the registered owner thereof. Neither the Issuer, the Trustee nor any of their respective agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that DTC or its nominee, upon receipt of any payment of principal of, premium, if any, or interest in respect of a Global Note representing any Notes held by it or its nominee, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Note for such Notes as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such Global Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name.” Such payments will be the responsibility of such participants. None of the Issuer or the Trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the Notes, and the Issuer and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the Notes for all purposes.

Except for trades involving only Euroclear and Clearstream participants, interests in the Global Notes will trade in DTC’s Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds. Transfers between participants in Euroclear and Clearstream will be affected in the ordinary way in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer and exchange restrictions applicable to the Notes described elsewhere herein, cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected by DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system.

Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interest in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures or same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a DTC participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the DTC settlement date. Cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following the DTC settlement date.

DTC has advised us that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more participants to whose accounts with DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the Notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for legended Notes in certificated form, and to distribute such Notes to its participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfer of beneficial ownership interests in the Global Notes among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the Issuer, the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear, Clearstream or their participants or indirect participants of their respective obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to or payments made on account of, beneficial ownership interests in Global Notes.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations pertaining to the acquisition, ownership and disposition of the Notes. This discussion applies only to beneficial owners that hold the Notes as capital assets (generally property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).  This discussion is based on the Code, U.S. Treasury regulations promulgated thereunder, judicial authority, positions and rulings of the Internal Revenue Service (“IRS”) and other applicable authorities, all as in effect as of the date hereof and all of which are subject to change, both retroactively and prospectively, and to possibly differing interpretations. This discussion is general in nature and is not exhaustive of all possible tax considerations.  This discussion does not address any state, local or foreign tax considerations or any U.S. tax considerations (e.g., estate, generation-skipping or gift tax) other than U.S. federal income tax considerations that may be applicable to particular beneficial owners. This discussion is based on current law and does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to a beneficial owner in light of its particular circumstances or to certain types of beneficial owners subject to special treatment under the U.S. federal income tax laws, such as financial institutions, brokers, dealers in securities and commodities, insurance companies, certain former U.S. citizens or long-term residents, regulated investment companies, real estate investment trusts, tax-exempt entities and retirement plans (including individual retirement accounts and tax-deferred accounts), controlled foreign corporations, passive foreign investment companies, persons that acquire Notes in connection with employment or other performance of personal services, persons subject to the alternative minimum tax, persons that are, or that hold Notes through, partnerships or other pass-through entities, U.S. Holders (as defined below) whose functional currency is not the U.S. dollar, or persons that hold Notes as part of a straddle, hedge, conversion, synthetic security or constructive sale transaction for U.S. federal income tax purposes.  Prospective investors are urged to consult their own tax advisors regarding the federal, state, local, foreign and other tax consequences of the acquisition, ownership and disposition of Notes.

As used herein, the term “U.S. Holder” means a beneficial owner of Notes that, for U.S. federal income tax purposes, is

•                  a citizen or resident of the United States;

•                  a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any of its states or the District of Columbia;

•                  an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•                  a trust if (A) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more “United States persons” (within the meaning of the Code) have the authority to control all substantial decisions of the trust, or (B) the trust has a valid election in effect to be treated as a “United States person.”

A “Non-U.S. Holder” means a beneficial owner of Notes that is not a U.S. Holder and that is not a partnership (or an entity or arrangement treated as a partnership) or other pass-through entity for U.S. federal income tax purposes. If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) or other pass-through entity is a beneficial owner of Notes, the United States federal income tax treatment of a partner (or owner) will generally depend upon the status of the partner (or owner) and the activities of the partnership (or other pass-through entity).  Partnerships (or other pass-through entities) that are beneficial owners of Notes (and partners or owners in such entities) should consult their tax advisors with regard to the U.S. federal income tax treatment of an investment in the Notes.

Certain contingent payments

If we experience specific kinds of changes of control or sell certain of our assets, and in certain other circumstances, as described in this prospectus, we may be obligated to make an offer to repurchase some or all of the Notes prior to maturity, potentially at a price in excess of the Notes’ stated principal amount, or to pay interest on the Notes at a rate in excess of the Notes’ stated interest rate. See “Description of Notes—Certain covenants—Limitation on sale of assets;” and “—Purchase of Notes upon a Change of Control.” If the amount or timing of any payment on a debt instrument is contingent, the debt instrument could be subject to special rules that apply to contingent payment debt instruments (“CPDIs”). According to the applicable Treasury regulations, however, certain contingent payments will not cause a debt instrument, as of the date of issuance, to be treated as a CPDI if such contingent payments, as of the date of issuance, are remote or incidental.

Although there is no specific guidance as to whether the contingencies referred to above are remote or incidental, we intend to take the position that the foregoing contingencies relating to payments are remote or incidental and will not cause a Note to be treated as a CPDI for purposes of the original issue discount (“OID”) provisions of the Code and the Treasury regulations. Our determination that the foregoing contingent payments are remote or incidental is binding on a beneficial owner of a Note unless such beneficial owner discloses its contrary position in the manner required by applicable Treasury regulations.  Our determination is not, however, binding on the IRS, and if the IRS were to challenge this determination, a beneficial owner, under the OID provisions of the Code and the Treasury regulations, among other things, might be required to accrue income on its Notes in excess of stated interest and prior to the receipt of cash, and may be required to treat as ordinary income rather than as capital gain any income realized on the taxable disposition of a Note. The remainder of this discussion assumes that the Notes will not be treated as CPDIs. You should consult your tax advisor concerning the possible application of the CPDI rules to the acquisition, ownership and disposition of Notes.

U.S. Holders

Stated interest

A U.S. Holder generally will be required to include stated interest on the Notes in its gross income as ordinary income when received or accrued in accordance with the U.S. Holder’s regular method of tax accounting for U.S. federal income tax purposes.

Market Discount

If a U.S. Holder acquires a Note at a cost less than the stated redemption price at maturity of the Note, the amount of such difference is treated as market discount, unless such difference is less than 0.25% of the stated redemption price at maturity multiplied by the number of complete years from the date of acquisition to maturity of the Note. In general, market discount will be treated as accruing on a straight line basis over the remaining term of the Note or, at the U.S. Holder’s election, under a constant yield method. If such an election is made, it will apply only to the Note with respect to which it is made and may not be revoked.

A U.S. Holder may elect to include market discount in income over the remaining term of the Note. Once made, this election applies to all market discount obligations acquired by such U.S. Holder on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. If a U.S. Holder acquires a Note at a market discount and does not elect to include accrued market discount in income over the remaining term of the Note, such U.S. Holder may be required to defer the deduction of a portion of the interest on any indebtedness incurred or maintained to purchase or carry the Note until maturity or until a taxable disposition of the Note.

If a U.S. Holder acquires a Note at a market discount, such U.S. Holder will be required to treat any gain recognized on the disposition of the Note as ordinary income to the extent of accrued market discount not previously included in income with respect to the Note. If a U.S. Holder disposes of a Note with market discount in one of certain otherwise non-taxable transactions, such U.S. Holder must include accrued market discount in income as ordinary income as if such U.S. holder had sold the Note at its then fair market value.

Amortizable Bond Premium

If a U.S. Holder acquires a Note at a cost greater than the sum of all amounts payable on the Note after the acquisition date, other than payments of qualified stated interest, such U.S. Holder generally will be considered to have acquired the Note with amortizable bond premium.

A U.S. Holder generally may elect to amortize bond premium from the acquisition date to the Note’s maturity date under a constant yield method. Once made, this election applies to all debt obligations held or subsequently acquired by such U.S. Holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS. The amount amortized in any taxable year generally is treated as an offset to interest income on the Note and not as a separate deduction.

Sale, exchange, redemption, retirement or other taxable disposition of the Notes

Unless a non-recognition provision applies, upon the sale, exchange, redemption, retirement or other taxable disposition of Notes, a U.S. Holder will generally recognize capital gain or loss equal to the difference (if any)

between the amount realized (other than amounts attributable to accrued but unpaid stated interest, which amounts will be treated as interest income to the extent not previously included in gross income, as described above) and such U.S. Holder’s tax basis in the Notes. The U.S. Holder’s tax basis in Notes generally will be the purchase price for the Notes. Such gain or loss shall be treated as long-term capital gain or loss if the Notes are held for more than one year at the time of disposition. Long-term capital gain of a non-corporate U.S. Holder is generally subject to preferential rates of taxation.  The ability of corporate and non-corporate U.S. Holders to deduct capital losses is subject to limitations.

Information reporting and backup withholding

Payments to a U.S. Holder (other than an “exempt recipient,” including a corporation and certain other persons who, when required, demonstrate their exempt status) of the principal of, interest on and any premium with respect to, or the proceeds of a sale or other disposition of, Notes may be subject to information reporting requirements. In general, if a non-corporate U.S. Holder subject to information reporting fails to provide an accurate taxpayer identification number or otherwise fails to comply with applicable U.S. information reporting or certification requirements, backup withholding at the applicable statutory rate may apply.  Backup withholding is not an additional tax.  Any amount withheld from a payment to a U.S. Holder under the backup withholding rules is allowable as a refund, or a credit against the U.S. Holder’s U.S. federal income tax, provided that the required information is timely furnished to the IRS.

Medicare tax

Certain U.S. Holders that are individuals, estates or trusts will be subject to a 3.8% tax on all or a portion of their “net investment income” or “undistributed net investment income” (as applicable), which may include all or a portion of their interest payments on and net gains from the disposition of Notes. If you are a U.S. Holder that is an individual, estate or trust, you should consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the Notes.

Non-U.S. Holders

Interest

Subject to the discussions of backup withholding and the Foreign Account Tax Compliance Act below, interest on the Notes generally will qualify for the “portfolio interest” exemption and generally will not be subject to U.S. federal income tax or withholding tax, as long as the Non-U.S. Holder:

•                  does not conduct a trade or business in the United States with respect to which the interest is effectively connected;

•                  does not actually, indirectly or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote, within the meaning of Code Section 871(h)(3);

•                  is not a “controlled foreign corporation” with respect to which we are a “related person” within the meaning of Code Section 881(c)(3)(C);

•                  is not a bank receiving interest on an extension of credit made under a loan agreement entered into in the ordinary course of its trade or business; and

•                  satisfies the certification requirements described below.

The certification requirements will be satisfied if either (a) the Non-U.S. Holder timely certifies, under penalties of perjury, that such Non-U.S. Holder is not a United States person, and provides its name and address, to the person who otherwise would be required to withhold U.S. federal income tax, or (b) a custodian, broker, nominee or other intermediary acting as an agent for the Non-U.S. Holder (such as a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business) that holds the Notes in such capacity timely certifies, under penalties of perjury (and furnishes a copy of such certification), to the person who otherwise would be required to withhold U.S. federal income tax that such statement has been received from the Non-U.S. Holder by such intermediary, or by any other financial institution between such intermediary and the Non-U.S. Holder. In general, the foregoing certification must be provided on a properly completed IRS Form W-8BEN, IRS Form W-8BEN-E or W-8IMY, as applicable. These forms may be required to be periodically updated. A Non-U.S. Holder that is not exempt from tax under these rules generally will be subject to U.S. federal income tax withholding on interest on the Notes at a rate of 30% unless:

•                  the income is effectively connected with the conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States), or

•                  an applicable income tax treaty provides for a lower rate of, or exemption from, withholding tax.

Interest on the Notes that is effectively connected with the conduct by a Non-U.S. Holder of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States) generally will be subject to U.S. federal income tax on a net basis at the rates applicable to U.S. persons. A Non-U.S. Holder that is treated as a corporation for U.S. federal income tax purposes may also be subject to a 30% branch profits tax (subject to reduction or exemption under an applicable income tax treaty), which is generally imposed on a foreign corporation on the actual or deemed repatriation from the United States of earnings and profits attributable to a United States trade or business. If interest is subject to U.S. federal income tax on a net basis in accordance with the rules described in the preceding two sentences, payments of such interest will not be subject to U.S. withholding tax so long as the Non-U.S. Holder provides us or the paying agent with an appropriate IRS Form (generally, IRS Form W-8ECI). To claim the benefit of an income tax treaty, the Non-U.S. Holder must timely provide the appropriate, properly executed IRS forms (generally, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable). These forms may be required to be periodically updated.

Sale, exchange, redemption, retirement or other disposition of the Notes

Subject to the discussions below concerning backup withholding and the Foreign Account Tax Compliance Act, a Non-U.S. Holder generally will not be subject to U.S. federal income tax or withholding tax with respect to gain recognized on a sale, exchange, redemption, retirement or other taxable disposition of the Notes (other than any amount representing accrued but unpaid stated interest on the Note, which will generally be subject to the rules discussed above under “Non-U.S. Holders—Interest”) unless:

•                  the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained in the United States), in which event such gain will be subject to tax generally in the same manner as described above with respect to effectively connected interest; or

•                  the Non-U.S. Holder is an individual who is present in the United States for 183 or more days in the taxable year of the disposition and certain other requirements are met, in which event the gain (net of certain U.S. source capital losses) will be subject to a 30% U.S. federal income tax unless an applicable income tax treaty provides otherwise.

Information reporting and backup withholding

In general, backup withholding will not apply to payments of principal, interest and any premium on the Notes made by us or a paying agent to a Non-U.S. Holder if the certification described above under “—Interest” is received, provided that the payor does not have actual knowledge or reason to know that the Non-U.S. Holder is a U.S. person.  However, payments of interest and the amount of U.S. federal income tax, if any, withheld from such payments, generally will be reported annually to the IRS and the Non-U.S. Holder on IRS Form 1042-S.  Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the payee resides.

Payments of the proceeds from a sale, exchange, redemption, retirement or other taxable disposition of the Notes by a Non-U.S. Holder made to or through a foreign office of a foreign broker generally will not be subject to information reporting or backup withholding.  Information reporting may apply to such payments, however, if the payments of such proceeds are made to or through a foreign office of a broker that is a U.S. person, a controlled foreign corporation for U.S. tax purposes, the U.S. branch of a foreign bank or a foreign insurance company, a foreign partnership controlled by U.S. persons or engaged in a U.S. trade or business, or a foreign person 50% or more of whose gross income is effectively connected with a U.S. trade or business for a specified three year period.  Payments of the proceeds from the sale of the Notes through the U.S. office of a broker is subject to information reporting and backup withholding unless the Non-U.S. Holder certifies as to its non-U.S. status or otherwise establishes an exemption from information reporting and backup withholding.

Non-U.S. Holders should consult their tax advisors regarding the application of information reporting and backup withholding to their particular situation, the availability of an exemption therefrom and the procedure for obtaining such an exemption, if available.  Backup withholding tax does not represent an additional income tax, and any amounts deducted and withheld pursuant to the backup withholding rules should generally be allowed as a credit against the recipient’s U.S. federal income tax liability or as a refund, provided the required information is timely furnished to the IRS.  Certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act and related Treasury guidance (commonly referred to as “FATCA”) impose U.S. federal withholding tax at a rate of 30% on (i) U.S. source interest (including interest paid on the Notes) and (ii) the gross proceeds from the sale or other disposition of an obligation that produces U.S. source interest (including the sale, exchange, redemption, retirement or other taxable disposition of the Notes) after December 31, 2016, to certain foreign entities, either as beneficial owners or as intermediaries. In the case of payments made to a “foreign financial institution” as defined under FATCA (including, among other entities, an investment fund), subject to certain exceptions, the tax generally will be imposed unless such institution (i) collects and provides to the IRS or other relevant tax authorities certain information regarding U.S. account holders of such institution pursuant to an agreement with the IRS or applicable foreign law enacted in connection with an intergovernmental agreement and (ii) complies with obligations to withhold on certain payments to its account holders and certain other persons.  In the case of payments made to a foreign entity that is not a foreign financial institution, subject to certain exceptions, the tax generally will be imposed unless such foreign entity provides the withholding agent (for provision to the IRS) either (i) a certification that it does not have any “substantial United States owners” as defined under FATCA or (ii) certain information regarding its substantial United States owners.  Accordingly, the entity through which a U.S. Holder or a Non-U.S. Holder holds its Notes will affect the determination of whether such withholding is required.  Future United States Treasury regulations or other guidance, may modify these requirements.  In addition, these requirements are subject to certain transition rules announced in IRS Notice 2014-33.  We will not pay any additional amounts to U.S. Holders or Non-U.S. Holders in respect of any amounts withheld under FATCA. U.S. Holders that own their interests in a Note through foreign entities and intermediaries, and Non-U.S. Holders, are encouraged to consult their tax advisor regarding FATCA.

CERTAIN ERISA CONSIDERATIONS

General fiduciary issues

The Employee Retirement Income Security Act of 1974, as amended (‘‘ERISA’’), imposes certain requirements upon employee benefit plans subject to Title I of ERISA (‘‘ERISA Plans’’) and on those persons who are fiduciaries with respect to ERISA Plans because they render investment advice to an ERISA Plan for a fee or because they exercise discretionary control over the administration of an ERISA Plan or exercise any control or authority over management or disposition of ERISA Plan assets, including assets held by other entities whose underlying assets are considered to include ERISA Plan assets (references to ‘‘ERISA Plans’’ include references to these other entities holding ERISA Plan assets). When evaluating an investment in the Notes, an ERISA Plan fiduciary should consider the ERISA fiduciary standards, including among other matters, whether an investment in the Notes satisfies ERISA’s diversification and prudence requirements, whether any relevant delegation of investment authority is proper, whether the investment is in accordance with the documents and instruments governing the ERISA Plan and whether the investment is solely in the interests of plan participants and beneficiaries.

Prohibited transaction issues

In addition, ERISA and the Code prohibit a wide range of transactions (‘‘Prohibited Transactions’’) involving ERISA Plans or other employee benefit plans that are not subject to ERISA but that are subject to Code Section 4975, such as individual retirement accounts (together with ERISA Plans, ‘‘Plans’’) and persons who have certain specified relationships to a Plan (‘‘parties in interest,’’ within the meaning of ERISA, and ‘‘disqualified persons,’’ within the meaning of the Code). Unless a statutory or administrative exemption applies, engaging in such transactions may require ‘‘correction’’ and may cause a Plan fiduciary to incur certain liabilities and the parties in interest or disqualified persons to be subject to excise taxes (and, in the case of individual retirement accounts, the loss of tax exempt status).

Certain statutory or administrative exemptions (each, a ‘‘Prohibited Transaction Class Exemption’’ or ‘‘PTCE’’) may be available to exempt the purchase, holding and disposition of any Notes by a Plan, provided all of the conditions of the Prohibited Transaction Class Exemption are satisfied. Included among the administrative exemptions are: PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 84-14, regarding transactions effected by a qualified professional asset manager; PTCE 95-60, regarding investments by insurance company general accounts; and PTCE 96-23, regarding investments by an in-house professional asset manager. Certain of the exemptions, however, do not afford relief from the prohibitions against fiduciary self-dealing contained in ERISA Section 406(b) and Code Sections 4975(c)(1)(E)-(F). In addition, there can be no assurance that any of these administrative exemptions will be available with respect to any particular transaction involving the Notes. In addition to the PTCEs, an individual exemption may apply to the initial purchase, holding and disposition of the Notes by a Plan, provided the conditions thereof are met.

Because of the foregoing, the Notes should not be purchased or held by any person investing assets of any Plan unless such purchase and holding will either not constitute a prohibited transaction under ERISA and the Code or will be covered by an applicable statutory or administrative exemption.

Governmental plans and certain church plans (each as defined under ERISA) and non-U.S. plans are not subject to the prohibited transaction rules of ERISA or the Code. Such plans, however, may be subject to federal, state, local or non-U.S. laws or regulations that may affect their investment in the Notes. Any fiduciary of such a governmental, church or non-U.S. plan considering a purchase of the Notes must determine the need for, and the availability, if necessary, of any exemptive relief under any such laws or regulations.

Representations

Accordingly, by its purchase and acceptance of the Notes, each holder will be deemed to have (a) represented and warranted that either (1) no assets of a Plan (including for this purpose governmental and church plans and non-U.S. plans) have been used to purchase such Notes, or (2) the purchase and holding of the Notes will not result in a prohibited transaction under ERISA or the Code for which there is no applicable statutory or administrative exemption, or otherwise violate ERISA, the Code or any other applicable federal, state, local or foreign laws or regulations, and (b) agreed that it will not sell or otherwise transfer such Notes or any interest therein other than to a purchaser or transferee that is deemed to represent, warrant and agree with respect to its purchase and holding of such Notes to the same effect as the purchaser’s representation and agreement set forth in this sentence.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Any fiduciary of a Plan, a governmental plan, a church plan or non-U.S. plan considering the purchase and holding of the Notes should consult with its legal advisors regarding the consequences of such purchase and holding. Further, the sale of the Notes to Plans is in no respect a representation by us, our affiliates or representatives or any other person associated with the sale of the Notes that such securities meet all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that such securities are otherwise appropriate for Plans generally or any particular Plan.

SELLING SECURITYHOLDERS

The Notes were originally issued by us and sold by the initial purchasers in transactions exempt from the registration requirements of the Securities Act to persons reasonably believed by the initial purchasers to be “qualified institutional buyers” as defined by Rule 144A under the Securities Act or to be non-U.S. persons outside the United States. Selling securityholders, including their transferees, pledgees or donees or their successors, may from time to time offer and sell pursuant to this prospectus any or all of the Notes.

The following table sets forth information with respect to the selling securityholders and the principal amounts of Notes beneficially owned by each selling securityholder that may be offered pursuant to this prospectus. The information is based on information provided by or on behalf of the selling securityholders on or prior to April 13, 2015. The selling securityholders may offer all, some or none of the Notes. Because the selling securityholders may offer all or some portion of the Notes, we cannot estimate the amount of the Notes that will be held by the selling securityholders upon termination of any of these sales. In addition, the selling securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their Notes since the date on which they provided the information regarding their Notes. The percentage of Notes outstanding beneficially owned by each selling securityholder is based on $550 million aggregate principal amount of Notes outstanding.

Information concerning other selling securityholders may be set forth in prospectus supplements or, if appropriate, post-effective amendments to the registration statement of which this prospectus is a part, from time to time.

Name	Principal amount of Notes beneficially owned and offered hereby	Percentage of Notes outstanding
Peridiem Global Fixed Income Absolute Return Master Funds, L.P.	$900,000	*
Peridiem Global Fixed Income Opportunities Master Funds, L.P.	$1,500,000	*
Peridiem U.S. High Yield Fixed Income Master Funds, L.P.	$1,500,000	*
Legal & General Investment Management America	$7,000,000	*
Bucksbaum Family Foundation	$30,000	*
CBPHQB - CORPORATE BOND PORTFOLIO - Federated Investors Funds	$1,900,000	*
COLUMHY — COLUMBIA CORE PLUS BOND FUND - Federated Investors Funds	$475,000	*
FHIAF - FEDERATED HIGH INC ADVANTAGE FD - Federated Investors Funds	$150,000	*
FHIBF - FEDERATED HIGH INCOME BOND FUND, INC. - Federated Investors Funds	$3,525,000	*
FHYT - FEDERATED HIGH YIELD TRUST - Federated Investors Funds	$2,850,000	*
FIHYBF - FEDERATED INSTIT HIGH YIELD BOND FUND - Federated Investors Funds	$12,850,000	*
GWMFBFHY - GREAT-WEST FEDERATED BOND FUND - Federated Investors Funds	$200,000	*
HYCORE - HIGH YIELD BOND PORTFOLIO - Federated Investors Funds	$10,875,000	*
IFHIBF - FEDERATED HIGH INC BOND FUND II - Federated Investors Funds	$1,450,000	*
LVMHY - LVM HY FEDERATED - Federated Investors Funds	$1,375,000	*
NWHIBF - FEDERATED NVIT HIGH INCOME BOND FUND - Federated Investors Funds	$700,000	*
ONHIBF - OHIO NATIONAL FUND, INC. HIGH INC BOND - Federated Investors Funds	$875,000	*

ROCHFI - CITY NATIONAL ROCHDALE FI OPPORTUNITIES FUND -Federated Investors Funds	$1,775,000	*
Wells Fargo Securities, LLC	$4,759,000	*
GEPT - HIGH YIELD - GE Asset Management	$2,000,000	*
Univ. Life Institutional - Fixed Income -New York Life Insurance & Annuity	$350,000	*
Universal Life Retail Fixed Income Acct -New York Life Insurance & Annuity	$440,000	*
Deferred Annuity Fixed Income Account -New York Life Insurance & Annuity	$1,220,000	*
Guaranteed Income Annuities (GIA) -New York Life Insurance & Annuity	$878,000	*
National Bank Global Tactical Bond Fund	$1,625,000	*
AMC Global High Yield - Alliance Bernstein	$15,000,000	*
Automotive Industries Pension Trust Fund	$85,000	*
Tufts Health Organization	$100,000	*
Elevator Constructors Union Local No. 1	$35,000	*
New Jersey Carpenters Annuity Fund	$280,000	*
New Jersey Carpenters Pension Fund	$320,000	*
Mid Atlantic Regional Council of Carpenters	$65,000	*
American Society for Technion-Israel	$20,000	*
Pro 1307 Partnership - A California General Partnership	$145,000	*
Matthew and Carolyn Bucksbaum Family Foundation	$30,000	*
Woodlawn Cemetery	$20,000	*
Woodlawn Cemetery Community Mausoleum	$10,000	*
Maritime Association - I.L.A. Pension Fund	$55,000	*
The Police & Fire Retirement System of the City of Detroit	$125,000	*
The Claude Marie Debuis Religious and Charitable Trust	$15,000	*
The Congregation of the Sisters of Charity of the Incarnate Word, Houston, Texas	$60,000	*
Incarnate Word Charitable Trust	$25,000	*
South Carolina Retirement System Group Trust	$665,000	*
Priests of the Sacred Heart - CGA Pool	$15,000	*
Priests of the Sacred Heart - Growth Pool	$20,000	*
City of New Haven Employee Retirement Fund U/A 01/01/1938	$15,000	*
City of Knoxville Pension System	$95,000	*
Stationary Engineers Local 39 pension Trust Fund	$75,000	*
The Firemen’s Retirement System of St. Louis	$85,000	*
Massachusetts Global, Ltd.	$55,000	*
Colcom Foundation	$70,000	*
OhioHealth Corporation	$435,000	*
Ascension Alpha Fund, LLC	$635,000	*
Mather Foundation	$35,000	*
Deaconess Hospital, Inc.	$50,000	*
Tifkat L.P.	$20,000	*
Prince Georges County Maryland Police Service Pension Plan	$115,000	*
Los Angeles County Employees Retirement Association	$275,000	*

Lehigh University	$70,000	*
Maryland State Retirement Agency	$115,000	*
NYC Employees Retirement System	$370,000	*
NYC Fire Department Pension Fund	$330,000	*
Teachers’ Retirement System of the City of New York	$400,000	*
Prince Georges County Comprehensive and Supplemental Pension Plans	$50,000	*
Prince Georges County Maryland Fire Service Pension Plan	$55,000	*
Anne Arundel County Retirement & Pension System	$145,000	*
Franciscan Alliance, Inc.	$175,000	*
Hills Insurance Company, Inc.	$85,000	*
Ascension Health, Master Pension Trust	$450,000	*
Central Pennsylvania Teamsters Defined Benefit Plan	$110,000	*
Central Pennsylvania Teamsters Retirement Income Plan	$220,000	*
Piedmont Hospital, Inc. Endowment	$60,000	*
Piedmont Hospital, Inc. Pension	$25,000	*
Commander Navy Installation Command Retirement Plan	$120,000	*
Carpenters Pension Fund of West Virginia	$20,000	*
International Union of Operating Engineers Local 132 Pension Fund	$30,000	*
AK Steel Master Pension Trust	$440,000	*
Penn Core High Yield Bond Fund II, L.P.	$1,075,000	*
Penn Core High Yield Bond Fund,	$380,000	*
Baptist Healthcare System, Inc.	$100,000	*
US Bank NA as TTEE FBO Merited Health Services Employee Retirement Plan U/A 10/01/1987	$30,000	*
Metropolitan St. Louis Sewer District	$35,000	*
SunChase Investment, LLC.	$35,000	*
Dunham High Yield Mutual Fund	$265,000	*
Valley National Bank Pension and Savings and Investment Committee of the Board of Directors	$45,000	*
Crown Cork & Seal Co., Inc. Master Retirement Trust	$215,000	*
Jennie Edmundson Memorial Hospital al Employee Retirement Plan	$10,000	*
Nebraska Methodist Health System Retirement Plan	$45,000	*
Nebraska Methodist Health System Unitized Investment Pool	$25,000	*
JPM US High Yield Bond Mother Fund	$15,000	*
JPM US High Yield US Dollar Mother FD	$30,000	*
JPM Multi-Asset Income Fund-High Yield Cinci	$80,000	*
JPM Multi-Asset Income Fund-High Yield (Indy)	$200,000	*
Industriens Pension Portfolio F.M.B.A.	$315,000	*
Integrity Funds-High Yield Income Fund	$20,000	*
SIIT-High Yield Bond Fund	$500,000	*
SEI Investments Canada Company - U.S. High Yield Bond Fund	$150,000	*
Northrop Grumman Pension Master Trust-High Yield Fixed Income	$2,200,000	*
MetLife SA 700- JPMorgan High Quality High Yield Bond Fund	$25,000	*

IBM Global Strategy Fund - Northern Trust Fund Services (Ireland) Limited	$40,000	*
UBS Fund Management Switzerland AG - Kyburg Institutional - US High Yield	$250,000	*
Principal Funds, Inc. - High Yield Fund 1 - Bank of New York	$940,000	*
Louisiana State Employee’s Retirement Systems - High Yield Bond	$150,000	*
National Railroad Retirement Investment Trust - Fixed Income High Yield	$70,000	*
HSBC U.S. High Yield Bond Pooled Fund	$130,000	*
Nomura Currency Fund - U.S. High Yield Bond Income	$825,000	*
Prudential Mutual Fund - AST J.P. Morgan Strategic Opportunities Fund - SIOF Distressed	$60,000	*
Lincoln Variable Insurance Products Trust - JP Morgan High Yield Fund	$830,000	*
Nomura Funds Research and Technologies Co. Ltd. - Multi Managers Fund - Global High Yield Bond	$100,000	*
Prudential Mutual Fund - AST High Yield Fund	$740,000	*
Aon Consulting - High Yield Bond - The Bank of New York Mellon	$400,000	*
Citi Investment Trust (Cayman) - CFIM Hybrid Tri-Asset Fund HYB-CIBC Bank and Trust Company (Cayman)	$90,000	*
Unipension Invest F.M.B.A. - Global High Yield Bond (HYII)	$630,000	*
Pension Benefit Guaranty Corporation - Fixed Income High Yield (Cincinnati)	$330,000	*
JPMorgan Multi Income Fund High Yield (Cinci)	$495,000	*
Prudential Mutual Fund - AST JPMorgan Global Thematic Portfolio - High Yield Bond	$50,000	*
Reliance Trust Company - Broad High Yield - The Bank of New York Mellon	$130,000	*
Interventure Fixed Income Investments Ltd. - High Yield Bond	$75,000	*
SEI Global Master Fund - High Yield Bond Fund	$200,000	*
JPMorgan Multi Income Fund High Yield (INDY)	$500,000	*
Virginia Retirement System - Fixed Income High Yield	$500,000	*
Migros-Pensionskasse- High Yield	$100,000	*
Aetna Inc.	$3,000,000	*
The Guardian Life Insurance Company of America	$5,000,000	*
Oppenheimer Global Strategic Income Fund	$6,005,000	*
Oppenheimer Global Strategic Income Fund/UA	$2,330,000	*
Oppenheimer Global High Yield Fund	$75,000	*
Nomura Funds Ireland plc - US High Yield Bond Fund	$625,000	*
Stichting Pensioenfonds Metaal en Techniek	$1,225,000	*
Stichting Pensioenfonds TNO	$300,000	*
Kapitalforeningen Unipension Invest, High Yield Obligationer V	$1,550,000	*
The Lutheran Church Missouri Synod Foundation	$200,000	*
Pinnacol Assurance	$225,000	*
Safety National Casualty Corporation	$375,000	*
Nomura Multi Managers Fund - Global High Yield Bond	$525,000	*
Nomura Multi Managers Fund II - US High Yield Bond	$450,000	*
Nomura Cayman High Yield Fund	$4,725,000	*
Nomura US High Yield Bond Income	$525,000	*

California Public Employees’ Retirement System	$1,225,000	*
High Yield Bond Open Fund Mother Fund	$160,000	*
Nomura US Attractive Yield Corporate Bond Fund Mother Fund	$200,000	*
Nomura Corporate Research Asset Management Inc.	$50,000	*
Compostela Fund of the Roman Catholic Diocese of Brooklyn, New York	$50,000	*
Allianz Global Investors Kapitalanlagegesellschaft mbH as KAG on behalf of AllianzeGi Fonds AFE Segment AFE-HY1-B HY	$400,000	*
Prudential Total Return Bond Fund, Inc.	$4,837,000	*
The Prudential Series Fund	$2,000,000	*
Prudential High Yield Fund, Inc.	$2,000,000	*
Prudential Income Builder Fund	$25,000	*
Advanced Series Trust-High Yield Portfolio	$700,000	*
ERSTE-SPARINVEST Kapitalanlagegesellschaft m.b.H.for the behalf of EPSA Bond USA High-Yield Fund	$1,000,000	*
State of Ohio, Bureau of Workers’ Compensation	$1,794,000	*
HI-HY-PRUD-Fonds	$300,000	*
Virginia College Savings Plan	$700,000	*
Virginia College Savings Plan	$275,000	*
Pension Benefit Guaranty Corporation	$850,000	*
The Roman Catholic Diocese of Brooklyn, New York/Lay Employee	$25,000	*
Metzler Ireland Limited (Client Versicherungskammer Bayern - VKB)	$450,000	*
AGERE SYSTEMS, INC. PENSION PLAN	$50,000	*
AMBIT LLC	$50,000	*
AMERICAN FAMILY MUTUAL INSURANCE CO.	$1,500,000	*
BRAEBURN CAPITAL, INC.	$7,225,000	*
BSA COMMINGLED ENDOWMENT FUND, LP	$75,000	*
BSA RETIREMENT PLAN FOR EMPLOYEES	$250,000	*
CAPITA PENSION & LIFE ASSURANCE SCHEME	$100,000	*
CBI PENSION	$15,000	*
CELANESE AMERICAS CORP RETIRE PENSION	$535,000	*
CERVANTES PORTFOLIO LLC- HIGH YIELD BONDS	$200,000	*
CHRYSLER LLC DEFINED CONTR MASTER TR	$200,000	*
CIGNA CGLIC HIGH YIELD	$550,000	*
COLORADO PERA	$350,000	*
EDS RETIREMENT PLAN	$300,000	*
EQUIPSUPER SUPERANNUATION FUND	$250,000	*
FAIRFAX COUNTY EMPLOYEES’ RETIREMENT	$550,000	*
FORT DEARBORN LIFE - FIA	$50,000	*
FORT DEARBORN LIFE - ISA	$100,000	*
FORT DEARBORN LIFE - MVA	$275,000	*
FOUR POINTS HIGH YIELD BONDS	$100,000	*
GOOGLE INC.	$300,000	*
GOOGLE IRELAND HOLDINGS	$500,000	*

HIGHMARK INC.	$100,000	*
HIGHMARK INC. RETIREMENT PLAN	$100,000	*
HM LIFE INSURANCE COMPANY	$50,000	*
HOLLY INVESTMENT CORPORATION	$900,000	*
HORIZON BCBSNJ - SHENKMAN CAPITAL	$240,000	*
HOUSTON POLICE OFFICERS PENSION SYSTEM	$725,000	*
INTERVENTURE FIXED INCOME INVESTMENTS LIMITED	$200,000	*
MS DEFINED CONTRIBUTION MASTER TRUST	$150,000	*
NORTHERN STATES — MONTICELLO	$100,000	*
NORTHERN STATES - PRAIRIE UNIT 1	$50,000	*
NORTHERN STATES - PRAIRIE UNIT 2	$50,000	*
NSLIJ-CASH BALANCE PLAN-BOND	$50,000	*
NSLIJ-HEALTH CARE SYSTEM-BOND	$200,000	*
NYC BOARD OF EDUCATION	$200,000	*
NYC EMPLOYEES’ RETIREMENT SYSTEM	$250,000	*
NYC POLICE PENSION FUND	$200,000	*
PHYSICIANS LIFE INSURANCE CO. — ANNUITY	$900,000	*
PHYSICIANS LIFE INSURANCE CO. — CORE	$400,000	*
PHYSICIANS MUTUAL INSURANCE COMPANY	$750,000	*
PHYSICIANS MUTUAL INSURANCE COMPANY LTC	$500,000	*
PRAXAIR RETIREMENT PROGRAM	$100,000	*
PRIMUS HIGH YIELD BOND FUND, L.P.	$4,000,000	*
STANLEY BLACK & DECKER, INC. PENSION MT	$200,000	*
TEACHERS RETIREMENT SYS OF CITY OF NY	$500,000	*
THE TJX COMPANIES, INC. RETIREMENT PLAN	$100,000	*
TULARE COUNTY EMPLOYEES’ RETIREMENT	$150,000	*
JPM Multi-Asset Income Fund-High Yield (Indy)	$200,000	*
Industriens Pension Portfolio F.M.B.A.	$315,000	*
JPM Multi-Asset Income Fund-High Yield Cinci	$80,000	*
SPIA FIXED INCOME ACCOUNT - NEW YORK LIFE INSURANCE COMPANY	$90,000	*
LIFE PRE 82 FIXED INCOME ACCOUNT - NEW YORK LIFE INSURANCE COMPANY	$180,000	*
LIFE POST 82 FIXED INCOME ACCOUNT - NEW YORK LIFE INSURANCE COMPANY	$4,810,000	*
AARP FIXED INCOME ACCOUNT - NEW YORK LIFE INSURANCE COMPANY	$180,000	*
NON PAR GIC FIXED INCOME ACCOUNT - NEW YORK LIFE INSURANCE COMPANY	$90,000	*
RS-GUARANTEED INTEREST ACCOUNT - NEW YORK LIFE INSURANCE COMPANY	$530,000	*
International Business Machines - IBM High Yield	$15,000	*
Ohio Public Employees Retirement System - High Yield	$30,000	*
JPM Investment Funds-Global High Yield Bond Fund (EUR)	$2,685,000	*
Commingled Pension Trust Fund (Corporate High Yield) of JPMorgan Chase Bank N.A.	$585,000	*
Pacholder High Yield Fund, Inc.	$105,000	*

JPMorgan Investment Funds - Income Opportunity Fund - Distressed	$750,000	*
JPMorgan High Yield Fund	$9,985,000	*
Commingled Pension Trust Fund (High Yield) of JPMorgan Chase Bank, N.A.	$1,830,000	*
JPMorgan Investment Funds - Income Opportunity Fund - HY	$200,000	*
Southern UTE Indian Tribe - High Yield - JPMB	$135,000	*
JPMorgan Income Builder Fund - High Yield (Cinc) Col	$1,640,000	*
JPMorgan SIOF - High Yield	$800,000	*
JPMorgan SIOF - Distressed	$1,500,000	*
JPMorgan Investment Funds - Global Fund - High Yield (Indy)	$2,000,000	*
JPMorgan Global Allocation Fund-High Yield	$75,000	*
JPMorgan Funds - Income Opportunity Plus Fund - Distressed	$85,000	*
JPMorgan Global Bond Opportunities Fund-High Yield Cincinnati	$500,000	*
JPMorgan Investment Funds - Global Income Fund - High Yield (Cinci)	$2,075,000	*
JPM Global Bond Opportunities Fund	$275,000	*
METLIFE Insurance Company USA A/C S-32218	$4,000,000	*
MIM Seed Portfolio High Yield Fund - OH2 A/C G-00477	$1,000,000	*
METLIFE_GA_TRAD A/C P-19175	$2,000,000	*
Metropolitan Property & Casualty Insurance Co. A/C G-00652	$1,000,000	*
Metropolitan Life Insurance CO. A/C G-00628	$5,000,000	*
Royal Bank of Canada AC GRGC	$1,160,000	*
Securities/Borrow - RBC	$414,000	*
MIGHY - Aberdeen Global II - Global High Yield Bond Fund - Mn- (fund code LX6562)	$140,000	*
DHYBM - Aberdeen Global II - US Dollar HY Bond Fund -Main- (fund code PH0541)	$1,325,000	*
High Yield Fixed Income Fund - LLC - (fund code PH0812)	$450,000	*
Opportunistic Fixed Income Fund, AIC Funds, LLC - HY- (fund code PH1851)	$30,000	*
Core Plus Fixed Income Fund, AIC Funds, LLC - HY- (fund code PH1888)	$95,000	*
Aberdeen Opportunistic Fixed Income Portfolio - HY - (fund code PH2829)	$80,000	*
Aberdeen High Yield Fund - (fund code PH4065)	$35,000	*
Aberdeen Global High Income Group Trust Fund (fund code PH7117)	$120,000	*
Aberdeen Global High Income Fund LLC (fund code PH7123)	$1,885,000	*
Aberdeen Global High Income Fund (fund code PH7126)	$17,175,000	*
Unnamed securityholders or future transferees from any such securityholder (1)	$316,528,000	57.6%
TOTAL	$550,000,000	100%

(1)   These unnamed securityholders represent the remaining selling securityholders. We are unable to provide the names of these selling securityholders, because they have not yet provided us with the information necessary to name them in this prospectus. None of the unnamed securityholders or any of their future transferees may offer securities pursuant to this prospectus until such holder is included as a named selling securityholder, if required, in additional supplements to the prospectus or in one or more reports filed with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Exchange Act.

None of the selling securityholders nor any of their affiliates, officers, directors or principal equity holders has held any position or office or has had any material relationship with Sinclair within the past three years.

The initial purchasers purchased all of the Notes from us in a private transaction on July 23, 2014. All of the Notes were “restricted securities” under the Securities Act prior to this registration. The selling securityholders have represented to us that they purchased the shares for their own account for investment only and not with a view toward selling or distributing them, except pursuant to sales registered under the Securities Act or exempt from registration.

PLAN OF DISTRIBUTION

The Notes are being registered to permit the resale of such securities by the selling securityholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale of the Notes by the selling securityholders. We will bear the fees and expenses incurred by us in connection with our obligation to register the Notes. The selling securityholders will pay all underwriting discounts and commissions and agent’s commissions, if any.

The selling securityholders may offer and sell the Notes from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. These prices will be determined by the selling securityholders or by agreement between the selling securityholders and underwriters or dealers who may receive fees or commissions in connection with such sale. Such sales may be effected by a variety of methods, including the following:

•                  in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

•                  in privately negotiated transactions;

•                  through the writing of options;

•                  in a block trade in which a broker-dealer will attempt to sell a block of securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•                  through the settlement of short-sales, in each case subject to compliance with the Securities Act and other applicable securities laws;

•                  if we agree to it prior to the distribution, through one or more underwriters on a firm commitment or best-efforts basis;

•                  through broker-dealers, which may act as agents or principals;

•                  directly to one or more purchasers;

•                  through agents; or

•                  in any combination of the above or by any other legally available means.

In connection with the sales of the Notes or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the offered securities, short and deliver the Notes to close out such short positions, or loan or pledge the Notes to broker-dealers that in turn may sell such securities. The selling securityholders also may transfer, donate and pledge offered securities, in which case the transferees, donees, pledges or other successors in interest will be deemed selling securityholders for purposes of this transaction.

To our knowledge, there are currently no plans, arrangements or understandings between the selling securityholders and any underwriter, broker-dealer or agent regarding the sale by the selling securityholders of the Notes. The selling securityholders may decide to sell all or a portion of the Notes offered by them pursuant to this prospectus or may decide not to sell any Notes under this prospectus. In addition, the selling securityholders may transfer, devise or give the Notes by other means not described in this prospectus. Any Notes covered by this prospectus that qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus.

The selling securityholders and any underwriters, broker-dealers or agents participating in the distribution of the Notes may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the Notes by the selling securityholders and any commissions received by any such underwriters, broker-dealers or agents may be deemed to be underwriting commissions under the Securities Act. If a selling securityholder is deemed to be an underwriter, the selling securityholder may be subject to statutory liabilities including, but not limited to, those of Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

The selling securityholders and any other person participating in the distribution will be subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including, without limitation,

Regulation M, which may limit the timing of purchases and sales by the selling securityholders and any other relevant person of any of the Notes. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of Notes to engage in market-making activities with respect to the particular Notes being distributed. All of the above may affect the marketability of the Notes and the ability of any person or entity to engage in market-making activities with respect to the Notes.

Under the securities laws of certain states, the Notes may be sold in those states only through registered or licensed brokers or dealers. In addition, in certain states, the Notes may not be sold unless they have been registered or qualified for sale in the state or an exemption from registration or qualification is available and complied with.

We entered into a registration rights agreement for the benefit of holders of the Notes. The registration rights agreement provides that the selling securityholders and we will indemnify each other and our respective affiliates, directors and officers against specific liabilities in connection with the offer and sale of the Notes, including liabilities under the Securities Act, or will be entitled to contribution in connection with those liabilities. We will pay all of our expenses and specified expenses incurred by the selling securityholders incidental to the registration, offering and sale of the Notes to the public, but each selling securityholder will be responsible for payment of commissions, concessions, fees and discounts of underwriters, broker-dealers and agents.

LEGAL MATTERS

The validity of the securities being offered hereby, as well as certain other legal matters regarding the securities, and the accuracy of the discussion under “Certain United States Federal Income Tax Considerations” in this prospectus will be passed upon for us by Pillsbury Winthrop Shaw Pittman LLP.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2014 have been so incorporated in reliance on the reports (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of the operations of the television stations that the registrant acquired during 2014 from Allbritton Communications Company, New Age Media, and the operations of WGXA- TV, KSNV-TV, WJAR-TV, WTGS-TV, WLUK-TV, and WCWF-TV) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The audited historical combined financial statements of Combined Perpetual Corporation incorporated in this prospectus by reference to Sinclair Broadcast Group, Inc.’s Current Report on Form 8-K dated August 6, 2014 (as amended) have been so incorporated by reference in reliance upon the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses in connection with the issuance and distribution of the securities being registered. Except for the SEC registration fee, all amounts are estimates.

SEC registration fee	$63,910
Accounting fees and expenses	$20,000
Legal fees and expenses	$17,000
Miscellaneous expenses	$1,000

Total	$101,910

Item 15. Indemnification of Directors and Officers.

Our articles of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Maryland law. Under current Maryland law, we will indemnify (i) any director or officer who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of his service in that capacity, against reasonable expense incurred by him in connection with the proceeding and (ii) any present or former director or officer against any claim or liability unless it is established that (a) his act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (b) he actually received an improper personal benefit in money, property or services; or (c) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful. In addition, our articles of incorporation and bylaws require us to pay or reimburse, in advance of the final disposition of a proceeding, expenses incurred by a director or officer to the fullest extent provided by Maryland law. Current Maryland law provides that we shall have received, before providing any such payment or reimbursement, (i) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by us as authorized by Maryland law and our bylaws and (ii) a written undertaking by or on his behalf to repay the amount paid or reimbursed by us if it shall ultimately be determined that the standard of conduct was not met. Our articles of association and bylaws also permit our Board of Directors to provide indemnification, payment or reimbursement of expenses to any of our employees or agents in such capacity. Our articles of incorporation also provide that no amendment thereto may limit or eliminate this limitation of liability with respect to events occurring prior to the effective date of such amendment.

Our bylaws also provide that each director shall perform his duties in good faith and with such care as an ordinarily prudent person in like position would use under similar circumstances. In performing his duties, each director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in which case prepared or presented by: (a) one or more officers or employees of ours whom the director reasonably believes to be reliable and competent in the matters presented; (b) counsel, certified public accountants or other persons as to matters which the director reasonably believes to be within such person’s professional or expert competence; or (c) a Committee of our Board of Directors that has been duly designated upon which such director does not serve as to matters within its designated authority, which Committee such director reasonably believes to merit confidence. Our bylaws provide that a director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance described above to be unwarranted. A director who performs his duties in compliance with the foregoing shall have no liability by reason of being or having been a director of ours.

Item 16. Exhibits and Financial Statement Schedules.

(a)                                 The attached exhibit index is incorporated by reference herein.

(b)                                 No financial statement schedules are required to be filed herewith pursuant to this Item.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(a)   to file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

(i)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective registration statement;

(iii)  to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in the paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(b)   that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)   to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)   that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)   that, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hunt Valley, State of Maryland on April 17, 2015.

SINCLAIR BROADCAST GROUP, INC.

By:	/s/ David B. Amy
	Name:	David B. Amy
	Title:	Executive Vice President and
Chief Operating Officer

SINCLAIR TELEVISION GROUP, INC., as Issuer

By:	/s/ David B. Amy
	Name:	David B. Amy
	Title:	Secretary

OTHER GUARANTORS:

WSMH, INC.
WGME, INC.
SINCLAIR MEDIA III, INC.
WSYX LICENSEE, INC.
SINCLAIR ACQUISITION VII, INC.
SINCLAIR ACQUISITION VIII, INC.
SINCLAIR ACQUISITION IX, INC.
MONTECITO BROADCASTING CORPORATION
CHANNEL 33, INC.
NEW YORK TELEVISION, INC.
BIRMINGHAM (WABM-TV) LICENSEE, INC.
RALEIGH (WRDC-TV) LICENSEE, INC.
WVTV LICENSEE, INC.
SINCLAIR TELEVISION OF SEATTLE, INC.
FISHER PROPERTIES, INC.
SINCLAIR TELEVISION MEDIA, INC.
FISHER MILLS, INC.
SINCLAIR TELEVISION OF WASHINGTON, INC.
PERPETUAL CORPORATION
HARRISBURG TELEVISION, INC.

SINCLAIR PROPERTIES, LLC

KBSI LICENSEE L.P.
WMMP LICENSEE L.P.
By: Sinclair Properties, LLC, General Partner

WKEF LICENSEE L.P.
By:	Sinclair Communications, LLC, General Partner
By:	Sinclair Television Group, Inc., Sole Member of Sinclair Communications, LLC

WGME LICENSEE, LLC
By:	WGME, Inc., Sole Member

WICD LICENSEE, LLC
WICS LICENSEE, LLC
SINCLAIR TELEVISION OF ILLINOIS, LLC
By:	Illinois Television, LLC, Member
By:	Sinclair Communications LLC, Sole Member of Illinois Television, LLC
By:	Sinclair Television Group, Inc., Sole Member of Sinclair Communications, LLC

WSMH LICENSEE, LLC
By:	WSMH, Inc., Member

KLGT LICENSEE, LLC
By:	WUCW, LLC, Sole Member
By:	Sinclair Communications, LLC, Sole Member
By:	Sinclair Television Group, Inc., Sole Member

WCGV LICENSEE, LLC
By:	Milwaukee Television, LLC, Sole Member
By:	Sinclair Communications, LLC Sole Member of Milwaukee Television, LLC
By:	Sinclair Television Group, Inc., Sole Member of Sinclair Communications, LLC

KOKH LICENSEE, LLC
By:	KOKH, LLC, Sole Member of KOKH Licensee, LLC
By:	Sinclair Communications, LLC, Sole Member of KOKH, LLC
By:	Sinclair Television Group, Inc., Sole Member of Sinclair Communications, LLC

WCHS LICENSEE, LLC
WVAH LICENSEE, LLC
By:	Sinclair Media III, Inc., Sole Member

CHESAPEAKE TELEVISION LICENSEE, LLC
KABB LICENSEE, LLC
WLOS LICENSEE, LLC
SAN ANTONIO TELEVISION, LLC
KEYE LICENSEE, LLC
KUTV LICENSEE, LLC
WTVX LICENSEE, LLC
WPEC LICENSEE, LLC
WWMT LICENSEE, LLC
WRGB LICENSEE, LLC
WCWN LICENSEE, LLC
KTVL LICENSEE, LLC
KFDM LICENSEE, LLC
WUCW, LLC
WWHO LICENSEE, LLC
WFGX LICENSEE, LLC
KUPN LICENSEE, LLC
WEAR LICENSEE, LLC
ILLINOIS TELEVISION, LLC

KGAN LICENSEE, LLC
KFXA LICENSEE, LLC
WUPN LICENSEE, LLC
WUTV LICENSEE, LLC
WXLV LICENSEE, LLC
WMSN LICENSEE, LLC
WUHF LICENSEE, LLC
MILWAUKEE TELEVISION, LLC
WTAT LICENSEE, LLC
WRLH LICENSEE, LLC
WRGT LICENSEE, LLC
KSAS LICENSEE, LLC
WHP LICENSEE, LLC
WKRC LICENSEE, LLC
WOAI LICENSEE, LLC
KFOX LICENSEE, LLC
KRXI LICENSEE, LLC
WTOV LICENSEE, LLC
WFXL LICENSEE, LLC
KVII LICENSEE, LLC
WACH LICENSEE, LLC
KGBT LICENSEE, LLC
KTVO LICENSEE, LLC
WPDE LICENSEE, LLC
KHQA LICENSEE, LLC
WSTQ LICENSEE, LLC
WPBN LICENSEE, LLC
KRCG LICENSEE, LLC
WLUC LICENSEE, LLC
WHOI LICENSEE, LLC
WNWO LICENSEE, LLC
KPTH LICENSEE, LLC
WOLF LICENSEE, LLC
WGFL LICENSEE, LLC
WQMY LICENSEE, LLC
SINCLAIR TELEVISION OF EL PASO, LLC
KOCB LICENSEE, LLC
WZTV LICENSEE, LLC
WNAB LICENSEE, LLC
WTVC LICENSEE, LLC
WUXP LICENSEE, LLC
WDKY LICENSEE, LLC
KOKH, LLC
WLFL LICENSEE, LLC
WRDC, LLC
WTTO LICENSEE, LLC
WTVZ LICENSEE, LLC
WTWC LICENSEE, LLC
WGXA LICENSEE, LLC
WTGS LICENSEE, LLC
KDNL LICENSEE, LLC
WPGH LICENSEE, LLC
WCWB LICENSEE, LLC

By:	Sinclair Communications, LLC, Sole Member

By:	Sinclair Television Group, Inc., Sole Member of Sinclair Communications, LLC

SINCLAIR PROGRAMMING COMPANY, LLC
SINCLAIR COMMUNICATIONS, LLC
CHESAPEAKE MEDIA I, LLC
SINCLAIR TELEVISION OF FRESNO, LLC
SINCLAIR TELEVISION OF OMAHA, LLC
SINCLAIR NETWORKS GROUP, LLC
SINCLAIR DIGITAL GROUP, LLC
CHARLESTON TELEVISION, LLC
By:	Sinclair Television Group, Inc., Sole Member

KDSM, LLC
By:	Sinclair Broadcast Group, Inc., Sole Member

KDSM LICENSEE, LLC
By:	KDSM, LLC, Sole Member of KDSM Licensee, LLC
By:	Sinclair Broadcast Group, Inc., Sole Member of KDSM, LLC

WDKA LICENSEE, LLC
By:	Sinclair Properties, LLC, Sole Member

SINCLAIR BROADCASTING OF SEATTLE, LLC
SINCLAIR TELEVISION OF PORTLAND, LLC
SINCLAIR RADIO OF SEATTLE, LLC
SINCLAIR MEDIA OF BOISE, LLC
SINCLAIR TELEVISION OF OREGON, LLC
SINCLAIR MEDIA OF SEATTLE, LLC
SINCLAIR MEDIA OF WASHINGTON, LLC
SINCLAIR SEATTLE LICENSEE, LLC
SINCLAIR BAKERSFIELD LICENSEE, LLC
SINCLAIR BOISE LICENSEE, LLC
SINCLAIR YAKIMA LICENSEE, LLC
SINCLAIR LEWISTON LICENSEE, LLC
SINCLAIR PORTLAND LICENSEE, LLC
SINCLAIR EUGENE LICENSEE, LLC
SINCLAIR RADIO OF SEATTLE LICENSEE, LLC
By:	Sinclair Television Media, Inc., Sole Member

SINCLAIR KENNEWICK LICENSEE, LLC
SINCLAIR La GRANDE LICENSEE, LLC
By:	Sinclair Television of Washington, Inc.

KFRE LICENSEE, LLC
KMPH LICENSEE, LLC
WJAC LICENSEE, LLC
By:	Sinclair Television of Fresno, LLC, Sole Member
By:	Sinclair Television Group, Inc., Sole Member of Sinclair Television of Fresno, LLC

KPTM LICENSEE, LLC
By:	Sinclair Television of Omaha, LLC, Sole Member
By:	Sinclair Television Group, Inc., Sole Member of Sinclair Television of Omaha, LLC

KDBC LICENSEE, LLC
By:	Sinclair Television of El Paso, LLC, Sole Member
By:	Sinclair Communications, LLC, Sole Member of Sinclair Television of El Paso, LLC
By:	Sinclair Television Group, Inc., Sole Member of Sinclair Communications, LLC

SINCLAIR TELEVISION STATIONS, LLC
By:	Perpetual Corporation, Sole Member

ACC LICENSEE, LLC
KATV, LLC
KTUL, LLC
WBMA LICENSEE, LLC
WSET LICENSEE, LLC
By:	Sinclair Television Stations, LLC, Sole Member
By:	Perpetual Corporation, Sole Member of Sinclair Television Stations, LLC

KATV LICENSEE, LLC
By:	KATV, LLC, Sole Member
By:	Sinclair Television Stations, LLC, Sole Member of KATV, LLC
By:	Perpetual Corporation, Sole Member of Sinclair Television Stations, LLC

KTUL LICENSEE, LLC
By:	KTUL, LLC, Sole Member
By:	Sinclair Television Stations, LLC, Sole Member of KTUL, LLC
By:	Perpetual Corporation, Sole Member of Sinclair Television Stations, LLC

WJAR LICENSEE, LLC
WLUK LICENSEE, LLC
WCWF LICENSEE, LLC
By:	Harrisburg Television, Inc., Sole Member

By:	/s/ David B. Amy
David Amy, in his capacity as Executive Vice President, Secretary or Manager, as the case may be

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that the individuals whose signatures appear below constitute and appoint David D. Smith, David B. Amy and David R. Bochenek, and each of them, his true and lawful attorney-in-fact and agents with full and several power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on April 17, 2015.

SIGNATURE	TITLE

/s/ David D. Smith	Chairman of the Board, Chief Executive Officer, President of Sinclair Broadcast Group, Inc. and Sinclair Television Group, Inc. and Director, or such other capacity identified above, of the Guarantors
David D. Smith	(Principal Executive Officer of Sinclair Broadcast Group, Inc., Sinclair Television Group, Inc. and the other Guarantors listed above)

/s/ Christopher S. Ripley	Chief Financial Officer of Sinclair Broadcast Group, Inc.
Christopher S. Ripley	(Principal Financial Officer)

/s/ David B. Amy

Executive Vice President and Chief Operating Officer of Sinclair Broadcast Group, Inc. and Treasurer and Director of Sinclair Television Group, Inc. and Director, or such other capacity identified above, of the Guarantors listed above

David B. Amy

/s/ David R. Bochenek	Senior Vice President and Chief Accounting Officer
David R. Bochenek	(Principal Accounting Officer)

/s/ Frederick G. Smith	Director
Frederick G. Smith

/s/ J. Duncan Smith	Director
J. Duncan Smith

/s/ Robert E. Smith	Director
Robert E. Smith

/s/ Howard E. Friedman	Director
Howard E. Friedman

/s/ Daniel C. Keith	Director
Daniel C. Keith

/s/ Martin R. Leader	Director
Martin R. Leader

/s/ Lawrence E. McCanna	Director
Lawrence E. McCanna

EXHIBIT INDEX

Exhibit	Description of Exhibit

4.1

Indenture related to the 5.625% Senior Notes due 2024, dated as of July 23, 2014, among Sinclair Television Group, Inc., the guarantors named therein and U.S. Bank National Association, as trustee (including forms of 5.625% Senior Notes due 2024) (incorporated by reference to the indicated exhibit filed with Sinclair’s Current Report on Form 8-K filed July 28, 2014).

4.2	Form of Note relating to the Notes (included in Exhibit 4.1).

4.4

Registration Rights Agreement, dated as of July 23, 2014, by and among Sinclair Television Group, Inc., the Guarantors identified therein and J.P. Morgan Securities LLC. as representative for RBC Capital Markets, LLC, Wells Fargo Securities, LLC, SunTrust Robinson Humphrey, Inc., Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mitsubishi UFJ Securities (USA), Inc., Moelis & Company LLC and LionTree Advisors LLC. (incorporated by reference to the indicated exhibit filed with Sinclair’s Current Report on Form 8-K filed July 28, 2014).

5.1*	Opinion of Pillsbury Winthrop Shaw Pittman LLP with respect to the legality of the securities.

8.1*	Opinion of Pillsbury Winthrop Shaw Pittman LLP with respect to certain tax matters.

12.1*	Computation of Ratio of Earnings to Fixed Charges.

21.1	Subsidiaries of the Registrant (incorporated by reference to the indicated exhibit filed with Sinclair’s Annual Report on Form 10-K filed March 2, 2015).

23.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.3*	Consents of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibits 5.1 and 8.1).

24.1*	Power of Attorney (included on the signature pages hereof).

25.1*	Statement of Eligibility of Trustee.

* Filed herewith